Exhibit 10.6

EXECUTION VERSION

SUBLEASE

Sublease (the “Sublease”) dated as of November          , 2010, between WJB CAPITAL GROUP, INC. (formerly “W.J. Bonfanti, Inc.”) a New York corporation having an office at 60 Broad Street, 34th Floor, New York, New York 10004 (“Sublessor”) and SHUTTERSTOCK IMAGES LLC, a New York limited liability company having an office at 60 Broad Street, 30th Floor, New York, New York 10004 (“Subtenant”).

1.                            Demise and Term.

a.                                                Sublessor hereby subleases to Subtenant, and Subtenant hereby hires from Sublessor, approximately 12,118 rentable square feet of commercial office space constituting the entire thirty-fourth (34th) floor in the building located at 60 Broad Street, New York, New York (the “Building”), as shown on the cross-hatch of the floor plan on Exhibit “A” annexed hereto and made a part hereof (the “Subleased Premises”). The Subleased Premises is comprised of (i) the entire premises leased to Sublessor under a lease dated June 15, 2005 as amended by the Amendment of Lease dated September 7, 2005 and as further amended by the Second Amendment of Lease dated as of March 12, 2007 between 60 Broad Street LLC, as landlord (the “Landlord”) and Sublessor, as tenant (the “Prime Lease”) and (ii) the premises subleased to the Sublessor by Avalon Partners, Inc. (“Avalon”) under the terms of a Sublease between Avalon and Sublessor dated February 12, 2007 (the “Avalon Sublease”). A redacted copy of the Prime Lease is annexed to this Sublease as Exhibit “B-1” and made a part hereof. A redacted copy of the Avalon Sublease is annexed to this Sublease as Exhibit “B-2” and made a part hereof. (The Prime Lease and the Avalon Sublease are sometimes hereafter referred to, collectively, as the “Overleases”).

b.                                                The term (the “Term”) of this Sublease shall commence one day following the date that the last of the Landlord and Avalon give their respective Consent (hereinafter defined) to this Sublease in the manner required by this Sublease, the Prime Lease and the Avalon Sublease (the “Commencement Date”) and expire at 11:59 P.M. on June 29, 2015 (the “Expiration Date”) unless sooner canceled or otherwise terminated as provided in this Sublease. Notwithstanding the foregoing, except as otherwise provided in subparagraph c. of this Paragraph “1”: a) Sublessor shall not be subject to any liability for its failure to deliver the Subleased Premises to Subtenant by any particular date; and b) the validity of this Sublease shall not be impaired thereby nor the Expiration Date extended thereby. Except as provided in paragraph c of this paragraph 1, Subtenant expressly waives any right to rescind this Sublease under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages that may result from Sublessor’s failure to deliver possession of the Subleased Premises on any particular date. Except as expressly provided to the contrary, Subtenant agrees that the provisions of this subparagraph (b) are intended to constitute “an express provision to the contrary” within the meaning of said Section 223-a.

c.                On or before December 1, 2010, Sublessor will provide Subtenant with written notice of the date upon which Sublessor will grant possession of the Subleased Premises to Subtenant (the “Possession Date”). In the event that Sublessor fails to provide the aforesaid notice on or before December 1, 2010, the Possession Date shall be deemed to be May 1, 2011 and Subtenant shall have all rights and remedies set forth in this subparagraph 1 c. If the

Possession Date is later than April 30, 2011, Subtenant may, upon ten (10) days’ written notice given within ten (10) days of Subtenant’s receipt of Sublessor’s notice of the Possession Date, cancel this Sublease. Upon such cancellation, all amounts paid by Subtenant to Sublessor will immediately be refunded to Subtenant and the parties shall have no further obligations to one another. In the event that Subtenant elects not to cancel this Sublease, or if the Possession Date is prior to April 302011 Sublessor will credit Subtenant in an amount equal to one thirtieth of the first month’s rent for each day that possession of the Subleased Premises is delayed beyond the Possession Date for a period of fifteen days. For each day after the initial fifteen day period that Sublessor does not deliver possession of the Subleased Premises to Subtenant, Sublessor shall credit Subtenant in an amount equal to one fifteenth of the first month’s rent for each day that possession of the Subleased Premises is delayed beyond the Possession Date. The amount of such credit shall be paid to Subtenant (or credited against Rent due) within ten days of the date that possession of the Subleased Premises is granted to Subtenant, or within ten (10) days of the date Subtenant cancels this lease as herein provided. In addition to the foregoing, Subtenant shall have the right to terminate this Sublease on five days written notice to Sublessor if Subtenant is not given possession of the Subleased Premises within thirty days of the Possession Date.”

d.                                                Sublessor represents and warrants to Subtenant that: (i)the copy of each of the Prime Lease and the Avalon Sublease attached hereto as Exhibits “B-1” and “B-2”, respectively, is a true and accurate copy of the Prime Lease and Avalon Sublease, as the case may be, and has not been amended or modified except as expressly set forth in Exhibits B-1 and B-2 attached hereto; (ii) Sublessor is not now, and as of the Commencement Date will not be, in default or breach of any of the provisions of the Prime Lease or the Avalon Sublease; (iii) Sublessor has no knowledge of any claim by Landlord or Avalon that Sublessor is in default or breach of any of the provisions of the Prime Lease or the Avalon Sublease; (iv) Sublessor has no knowledge of any default or breach by Landlord or Avalon of any of the provisions of the Prime Lease or the Avalon Sublease; and (v) no other agreements exist by and between Landlord or Avalon, Sublessor or any third party affecting the Subleased Premises except for those set forth in Exhibits “B-1” and “B-2” attached hereto. Following the execution and delivery hereof, upon becoming aware of any breaches of the Prime Lease and/or Avalon Sublease by any of the parties thereto, Sublessor shall notify Subtenant of same.

2.                            Rent.

a.                                                During each Lease Year (as hereinafter defined) of the Term, commencing on the date that Sublessor delivers possession of the Subleased Premises to Subtenant (the “Possession Date”), Subtenant shall pay to Sublessor Fixed Rent at the annual rate of $363,540 in monthly installments of $30,295.00, which shall be payable in advance on the first (1st) day of each calendar month during the Term of this Sublease and shall be delivered to Sublessor at Sublessor’s address set forth above, except that one full monthly installment of Fixed Rent due under this Sublease shall be paid concurrently with the execution and delivery of this Sublease by Subtenant, which payment shall be applied toward Fixed Rent first accruing under this Sublease. If the Possession Date shall be other than the first (1st) day of a calendar month and/or the Expiration Date does not fall on the last day of a calendar month, then in each case the Fixed Rent for the calendar month in which the Possession Date or the Expiration Date (as the case may be) falls shall be prorated in the proportion that the number of days in that month falling within the term of this Sublease bears to the total number of days in that calendar month. A “Lease Year” shall mean a period of twelve (12) consecutive calendar months. The first Lease

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Year shall commence on the Commencement Date, and shall end with the expiration of the next succeeding twelve (12) months, plus the number of days, if any, required to have the period end at the expiration of the calendar month, and each Lease Year shall run consecutively thereafter.

b.                                                In addition to Fixed Rent payable during the Term, Subtenant shall upon demand pay to Sublessor all amounts payable by Sublessor to the Landlord for the provision of redistributed electricity to the Sublease Premises in accordance with Section 52 of the Prime Lease.

c.                                                 In addition to Fixed Rent, Subtenant shall be responsible to pay to Sublessor Tenant’s Share (1.25%) of (i) Taxes, as defined in and in accordance with Article 4 of the Prime Lease, which are in excess of Taxes for the 2011/2012 Tax Year and (ii) operating costs, as defined in accordance of Article 4 of the Prime lease, which are in excess of operating costs for the 2011 operating year.

d.                                                Subtenant shall pay to Sublessor on demand any and all amounts payable by Sublessor to the Landlord pursuant to the provisions of the Prime Lease, except rent and additional rent, in respect of Subtenant’s use of the Subleased Premises only, for all periods occurring within the term of this Sublease. Subtenant shall pay all charges specifically attributable to the Subleased Premises and Subtenant’s use and occupancy thereof and shall not be obligated to pay any amount in respect of charges attributable to any space other than the Subleased Premises. Such charges may be billed to Subtenant either by Sublessor or directly by Landlord, and shall include, for example and without limitation, charges for extra services furnished (such as air conditioning) and building directory listings.

e.                                                 Subtenant shall not be entitled to any abatement or other adjustment of the rent payable under this Sublease as the result of the failure, interruption, diminution, or other impairment of any services except as specifically provided herein or in the Prime Lease.

f.                                                  All amounts required to be paid under this Sublease by Subtenant to Sublessor shall be deemed “rent”. No payment by Subtenant or receipt by Sublessor of an amount less than the amount required to be paid hereunder shall be deemed other than on account of the earliest unpaid rent; nor shall any endorsement or statement on any check, letter, or other document be deemed an accord and satisfaction, and Sublessor may accept any check or payment without prejudice to Sublessor’s right to recover the balance due or to pursue any other right or remedy available to Sublessor.

g.                                                 If Subtenant fails to pay in a timely manner any rent or additional rent under this Sublease and said rent shall not be paid by the fifth (5th) day after said amount is due, interest shall accrue on the amount overdue, from the date on which that amount became due and payable until paid, at the maximum rate permitted by law. All such interest for a month shall be due and payable on the first day of the following month. Nothing contained in this subsection, and no acceptance of interest or late charges by Sublessor, shall be construed to extend or change the time for payment of rent or to impair, limit, or otherwise affect any other rights or remedies Sublessor may have as the result of Subtenant’s failure to timely pay rent.

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h.                                                Notwithstanding anything to the contrary set forth in this Paragraph 2, the Fixed Rent shall be abated for the first 90 days. Accordingly, Subtenant’s obligation to pay Fixed Rent to Sublessor hereunder shall commence ninety (90) days following the Possession Date.

3.                            Subject To Prime Lease.

This Sublease is and shall be subject and subordinate to the Overleases and to all matters to which the Overleases are and shall be subject and subordinate. Notwithstanding anything to the contrary contained in this Sublease, Subtenant does not have any rights in respect of the Subleased Premises greater than Sublessor’s rights under the Overleases. The provisions, terms, conditions and covenants of the Overleases, except as to the amount of the rent, are incorporated by reference into this Sublease such that, except to the extent that they are inapplicable or specifically modified by the provisions of this Sublease for the purposes of incorporation by reference, each and every provision, term, condition and covenant of the Overleases binding upon or inuring to the benefit of Landlord or Avalon thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublessor, and each provision of the Overleases binding upon or inuring to the benefit of the tenant or “Subtenant” named therein shall, in respect of this Sublease, bind or inure to the benefit of Subtenant, with the same force and effect as though those provisions were completely set forth in this document. To the extent possible, the provisions of the Overleases incorporated by reference into this Sublease shall be construed as consistent with and complementary to the other provisions of this Sublease, but in the event of any inconsistency, those provisions of this Sublease not incorporated by reference from the Overleases shall control.

4.                            Services.

a.                                                All systems serving and services furnished to the Subleased Premises and all maintenance, repairs, replacements, restorations, alterations, and other work pertaining to the Subleased Premises, if any, are not to be furnished or made by or otherwise be the obligation of Sublessor. Without limiting the generality of the foregoing, (1) Sublessor shall not be responsible for any failure or interruption (provided that such failure or interruption is not due to Sublessor’s gross negligence, malfeasance or breach of the Overleases), for any reason whatsoever, of any of the services supplied at the Subleased Premises or the property of which the Subleased Premises is a part, including heat, ventilation, air-conditioning, electricity, water, elevator, and cleaning, if any, and (2) no failure to furnish, or interruption of, any of such services shall give rise to any (a) abatement, diminution, or reduction of Subtenant’s obligations under this Sublease, except to the extent provided above in this Sublease with respect to instances in which Sublessor shall be entitled to an abatement of rent payable under the Overleases, (b) constructive eviction, in whole or in part, or (c) liability on the part of Sublessor. Notwithstanding the foregoing, the parties contemplate that Landlord and Avalon shall, in fact, perform their respective obligations under the Overleases and in the event of any default or failure of such performance by Landlord or Avalon, Sublessor agrees that it will, upon notice from Subtenant, make prompt demand upon Landlord or Avalon, as the case may be, to perform its obligations under the Prime Lease or the Avalon Sublease and, provided that Subtenant specifically agrees to pay all costs and expenses of Sublessor and provides Sublessor with security reasonably satisfactory to Sublessor to pay such costs and expenses, Sublessor will take appropriate legal action to enforce the Prime Lease or the Avalon Sublease, as applicable.

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b.                                                Any obligation of Sublessor contained in this Sublease by the incorporation by reference of provisions of the Prime Lease or the Avalon Sublease may be fully observed or performed by Sublessor’s using reasonable efforts, upon request of Subtenant, to cause Landlord or Avalon, as the case may be, to observe and/or perform that obligation, and Sublessor shall not otherwise be required to make any payment (other than to pay the rent due under the Overleases if Subtenant shall have timely paid all the rent then due under this Sublease) or to take any action (other than to perform any of its other obligations under the Overleases that are not also obligations of Subtenant under this Sublease), and shall not otherwise have any liability to Subtenant with respect to such obligations; without limiting the generality of the foregoing, the obligation of Sublessor to use reasonable efforts to cause observance or performance by Landlord or Avalon of their respective obligations under the Overleases shall not be construed as requiring Sublessor to pay any money or incur any cost or liability beyond that for which it is obligated under the Overleases or to institute or prosecute any legal action or proceeding. All costs reasonably incurred by Sublessor at the direction or with the knowledge of Subtenant in seeking to cause Landlord or Avalon to perform their obligations under the Overleases with respect to the Subleased Premises shall be promptly paid directly by Subtenant or reimbursed by Subtenant to Sublessor, as Sublessor may direct. To the extent that any proposed action by the Subtenant may require the consent of the Landlord or Avalon, Sublessor agrees to use its reasonable best efforts to assist Subtenant in making such request on behalf of the Subtenant, provided that such assistance shall be at Subtenant’s sole cost and expense. Notwithstanding anything to the contrary contained herein, provided that Subtenant has exhausted its remedies hereunder and further provided that the Landlord and/or Avalon, continues to be in default of the terms of the Overlease, Subtenant may take such steps as it deems reasonable, including the commencement of legal proceedings against Landlord and/or Avalon, as the case may, provided such steps are not precluded by the terms of the Overleases.

5.                            Use.

Subtenant shall use and occupy the Subleased Premises only for executive, general and administrative offices and in no other manner and for no other purpose. Subtenant shall maintain and repair the Subleased Premises in the condition required by the Overleases and otherwise perform all other obligations of the tenant or subtenant under the Overleases insofar as they relate to the Subleased Premises. Subtenant shall not do, or permit to be done with respect to the Subleased Premises, anything that would constitute a breach or violation of any term, covenant, or condition of the Overleases or other default under the Overleases on the part of the tenant or subtenant thereunder, whether or not it would be otherwise permitted under this Sublease. During the Term, Subtenant shall have access to the Subleased Premises twenty-four (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days a year.

6.                            Condition of Subleased Premises.

a.                                               Subtenant is leasing and accepts the Subleased Premises “AS IS”, reasonable wear and tear, natural deterioration, and casualty damage excepted. Without limiting the generality of the foregoing, Sublessor shall have no obligation to make, supply, or perform any alterations, services, material, fixtures, equipment, or decorations to the Subleased Premises. In entering into this Sublease, Subtenant has relied solely on such investigations, examinations, and inspections as Subtenant has chosen to make; Subtenant acknowledges that Sublessor has

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afforded Subtenant the opportunity for full and complete investigations, examinations, and inspections.

b.                                               Notwithstanding the foregoing, during the term of this Sublease, Subtenant shall have the exclusive right to use the existing furniture, personal property and equipment located in and servicing the Subleased Premises (collectively the “Furniture”) as set forth on the inventory list on Exhibit “C” annexed hereto and made a part hereof. The Furniture shall be delivered to Subtenant in its “AS IS” condition and state of repair, free of liens and/or other encumbrances on the Commencement Date and without any other representation or warranty by Sublessor. Sublessor shall have no obligation to maintain, repair or replace any of the Furniture. Except as provided below, Sublessor shall retain all right, title and interest in and with respect to the Furniture. On or prior to the Expiration Date, Sublessor shall deliver to Subtenant a bill of sale transferring to Subtenant, for the sum of $1.00, all of Sublessor’s right, title and interest in and with respect to the Furniture in its then “AS IS” condition and without representation or warranty, except the bill of sale transferring the Furniture to Subtenant shall contain Sublessor’s representation that Sublessor is then the owner of the Furniture, free of all liens and encumbrances. If ownership of the Furniture shall be transferred to Subtenant as aforesaid, then Subtenant shall remove the Furniture from the Subleased Premises on or prior to the Expiration Date and repair any and all damage to the Subleased Premises, the Premises or the Building caused by such removal.

7.                            Indemnity.

a.                                                Subtenant shall indemnify and hold harmless Sublessor from and against all losses, costs, damages, and liabilities, including reasonable attorneys’ fees, that Sublessor may incur by reason of claims based upon any (1) accidents, damages, or injuries to persons or property occurring in, on, or about the Subleased Premises during the period of this sublease (unless caused by negligence on the part of Sublessor), (2) work done in or to the Subleased Premises (except for any work done in the Subleased Premises by Sublessor), (3) act, omission, or negligence on the part of Subtenant and/or its officers, employees, agents, customers, or invitees, and/or any other person claiming through or under Subtenant, or (4) breach or default on the part of Subtenant under this Sublease.

b.                                                Sublessor shall indemnify and hold harmless Subtenant from and against all losses, costs, damages, and liabilities, including reasonable attorneys’ fees, that Subtenant may incur by reason of claims based upon any (1) accidents, damages, or injuries to persons or property occurring in, on, or about the Subleased Premises caused by negligence on the part of Sublessor, (2) work done in or to the Subleased Premises by Sublessor, (3) act, omission, or negligence on the part of Sublessor and/or its officers, employees, agents, customers, or invitees, and/or any other person claiming through or under Sublessor, or (4) breach or default on the part of Sublessor under the Prime Lease or this Sublease.

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8.                            Insurance/Releases.

a.                                                Subtenant shall maintain in effect for and throughout the term of this Sublease, and for and throughout any other period of occupancy of the Subleased Premises by Subtenant, all insurance coverage that is required to be maintained by Sublessor pursuant to Article 24 of the Prime Lease in respect of the Subleased Premises. Subtenant shall deliver to Sublessor a fully paid-for policy or certificate prior to the Commencement Date which policy or certificate shall name Sublessor, Landlord and Avalon as their interests may appear, additional insured parties thereunder. Subtenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Subtenant shall deliver to Sublessor such renewal policy or certificate at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in the State of New York and approved by Sublessor, and all such policies shall contain a provision whereby the same cannot be canceled or modified unless Sublessor is given at least ten (10) days’ prior written notice of such cancellation or modification. Subtenant shall cause Sublessor to be named as an additional insured under all applicable insurance policies.

b.                                                Prior to the Commencement Date, and during the Term hereof, upon request of Sublessor from time to time, Subtenant shall furnish to Sublessor reasonably satisfactory evidence of the effectiveness of the insurance coverage required to be maintained under this Sublease.

c.                                                 All insurance policies maintained by Subtenant shall provide that they cannot be canceled, materially amended, or not renewed as to Sublessor except upon not fewer than thirty (30) days’ prior written notice by the insurer to Sublessor.

d.                                                If for any reason Subtenant shall not be able to obtain or maintain in effect any of the insurance required under the Prime Lease and Sublessor shall maintain such insurance, then Subtenant shall pay directly or reimburse Sublessor for Subtenant’s share of all costs incurred in maintaining such insurance, as directed by Sublessor, provided that Subtenant shall have been named as an additional insured under the applicable insurance policies.

e.                                                 Subtenant hereby releases Landlord and anyone claiming through or under Landlord by way of subrogation or otherwise to the extent that Sublessor has released Landlord and/or Landlord has been relieved of liability or responsibility pursuant to the provisions of the Prime Lease; and in that regard, Subtenant shall cause its insurance policies to include any clauses or endorsements in favor of Landlord that Sublessor is required to provide pursuant to the provisions of the Prime Lease.

9.                            Consents.

a.                                                In each instance that Sublessor’s consent or approval shall be required under this Sublease, whether or not to grant or withhold that consent or approval shall be within Sublessor’s sole discretion unless otherwise specifically provided.

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b.                                               Sublessor’s refusal to consent to or approve any matter shall be deemed reasonable, without limitation, if consent or approval with regard to that matter shall not have been obtained from Landlord but is required under the Prime Lease, provided that Sublessor shall have requested the required consent or approval from Landlord within ten (10) business days after the consent or approval shall have been requested by Subtenant.

c.                                                 If Subtenant shall seek the approval by or consent of Sublessor and Sublessor, acting in good faith, shall fail or refuse to give such consent or approval, Subtenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Sublessor; provided Sublessor acted in good faith, Subtenant’s sole remedy for that failure or refusal shall be an action for injunction or specific performance, and those remedies shall be available only in those instances with respect to which Sublessor shall have expressly agreed in writing not to unreasonably withhold or delay its consent.

10.                     Assignment and Subletting.

a.                                                Subtenant shall not, by operation of law or otherwise, assign, sell, mortgage, pledge or in any manner transfer this Sublease or any interest therein, or grant any sublet, concession or license or otherwise permit occupancy of all or any part of the Subleased Premises by any person, without the prior written consent of Sublessor, which consent shall not be unreasonably withheld or delayed, and the prior written consents of the Landlord and Avalon, as required under the Overleases.

b.                                               If Sublessor shall give its consent to any sublease or if Subtenant shall enter into any other sublease permitted hereunder, Subtenant shall in consideration therefor, pay to Sublessor, as additional rent, an amount equal to fifty (50%) percent of any rents, additional charges or other consideration payable under the sublease on a per square foot basis to Subtenant by the subtenant which is in excess of the Fixed Rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Subtenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Subtenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Subtenant’s federal income tax returns), less all expenses reasonably and actually incurred by Subtenant on account of brokerage commissions, advertising costs, the direct cost of negotiating and preparing the sublease and the cost of making improvements to the premises so sublet in connection with such sublease, provided that Subtenant shall submit to Sublessor a receipt evidencing the payment of such expenses (or other proof of payment as Sublessor shall require). The sums payable under this subsection (b) shall be paid to Sublessor as and when payable by the subtenant to Subtenant.

11.                     Security.

a.                                      Simultaneously with the execution of this Sublease, Subtenant shall also deposit with Sublessor a security deposit (the “Security Deposit”) in the amount of $181,770.00 for the faithful performance and observance by Subtenant of the terms and conditions of this Sublease in the form of a clean, automatically self renewing, non-expiring, and irrevocable letter of credit (the “Letter of Credit”) issued to Sublessor by a federally-insured lending institution reasonably acceptable to Sublessor, which is a member of the New York Clearinghouse, The Letter of

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Credit shall unequivocally state on its face that it shall be effective and in place for a term of no less than one (1) year and shall automatically self-renew through and including thirty (30) days following the expiration of the Term. In the event that for any reason whatsoever the Letter of Credit shall expire or shall fail to be renewed or replaced within ninety (90) days prior to its then expiration or renewal date, then Sublessor shall have the unconditional right to draw upon the existing Letter of Credit and to hold such sums as security for Subtenant’s performance under this Sublease. The Letter of Credit must state on its face that it is freely transferrable without payment by Sublessor of any fee or consideration therefor.

b.                                               Upon the expiration of the Term, and provided Subtenant is not in default hereunder, Sublessor shall return or release the Security Deposit to Subtenant, less such portion thereof as Sublessor shall have appropriated to satisfy any default by Subtenant hereunder. In the event of any default by Subtenant hereunder during the Term, Sublessor shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the Security Deposit for (i) the payment of any Fixed Rent or Additional Rent or any other sum as to which Subtenant is in default, or (ii) the payment of any amount which Sublessor may spend or become obligated to spend to repair physical damage to the Premises pursuant to the Lease, or (iii) the payment of any amount Sublessor may spend or become obligated to spend, or for the compensation of Sublessor for any losses incurred, by reason of Subtenant’s default. If any portion of the Security Deposit is so used or applied, within five (5) business days after written notice to Subtenant of such use or application, Subtenant shall deliver a replacement Letter of Credit in the face amount of the amount drawn down upon so that the Security Deposit is restored to its original amount, and Subtenant’s failure to do so shall constitute an event of default under this Sublease.

c.                                                 Notwithstanding anything to the contrary contained in this Sublease, and provided that (i) this Lease is in full force and effect and there shall not have been an Event of Default by Subtenant under this Sublease and (ii) Subtenant shall have made all payments of Fixed Rent and Additional Rent payable under this Sublease in a timely manner, and (iii) the security deposit that Sublessor is required to maintain with the Landlord shall have been reduced below the security deposit required to be maintained by the Sublessor as of the date hereof, then Subtenant may provide to Sublessor (and Sublessor shall promptly thereafter execute and deliver to Subtenant, if necessary) such instruments and authorizations, as may be reasonably required by the issuer of the Letter of Credit to reduce the face amount thereof by a proportion equal to one-half of the proportion by which the security deposit required to be maintained by the Sublessor shall have been reduced, effective as of the beginning of the thirteenth month after the Possession Date. Sublessor hereby covenants and agrees that, in the event that the security deposit it maintains with the Landlord is reduced after the date hereof, it shall promptly notify the Subtenant of such reduction, which notice shall include the proportion by which its security deposit has been reduced.

12.                               Default by Subtenant.

In the event Subtenant defaults under any of the terms and conditions contained in this Sublease, Sublessor shall be entitled to exercise all of its rights and remedies against Subtenant pursuant to Articles 19 and 20 of the Prime Lease and under the Avalon Sublease.

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13.                               No Waiver.

The failure of either party to insist upon the strict performance or observance of any obligation of Subtenant under this Sublease or to exercise any right or other remedy under or with respect to this Sublease shall not be construed as a waiver or relinquishment for the future of that obligation, right or other remedy of such party. Sublessor’s receipt and acceptance of any rent, or acceptance of performance by Subtenant of any other obligation, with knowledge of Subtenant’s breach or default under this Sublease, shall not be construed as a waiver of that breach or default. No waiver by either party of any provision of this Sublease shall be deemed to have been made unless specifically expressed in a writing signed by Sublessor.

14.                               Brokerage.

Sublessor and Subtenant each represent to the other that each has not dealt with any broker in connection with this Sublease other than Newmark Knight Frank and Studley, Inc. (collectively the “Broker”) nor has it any knowledge of any broker other than the Broker who has been or has claimed to have been involved or instrumental in any way in bringing about this Sublease. Sublessor agrees that it shall be responsible for the payment of any fees or commissions due to the Broker pursuant to the terms of a separate agreement. Sublessor and Subtenant shall each indemnify, defend, and hold harmless the other from and against all losses, damages, costs, and liabilities (including, without limitation, reasonable attorneys’ fees) arising in connection with such claims made by any broker, other than the Broker, or other person for a brokerage commission, finder’s fee, or similar compensation, by reason of or in connection with this Sublease, or out of any breach of the foregoing representation and warranty by the respective indemnitor.

15.                               Notices.

All notices, requests, approvals, waivers, consents, deliveries, or other communications (“Notices”) that either party is required or desires to send to the other in connection with this Sublease shall be in writing, duly executed by the party sending the Notice, and sent by registered, or certified mail, return receipt requested, with postage prepaid, or by nationally recognized overnight carrier, addressed as follows: (a) if to Sublessor, (1) prior to the Commencement Date, to Sublessor’s address set forth at the beginning of this Sublease or to such other address as Sublessor shall then have designated for that purpose by notice to Subtenant and a copy shall be sent in the same manner to Platzer, Swergold, Karlin, Levine, Goldberg & Jaslow, LLP, 1065 Avenue of the Americas, New York, New York 10018, Attention: Mark Skolnick, Esq. and (2) after the Commencement Date, to its address at the Subleased Premises and (b) if to Subtenant, to Subtenant’s address set forth at the beginning of this Sublease or to such other address as Subtenant shall then have designated for that purpose by notice to Sublessor, and a copy shall be sent in the same manner to Michael C. Lesser, Esq, 60 Broad Street, 30th Floor, New York, New York 10004. Except in any instance where it may be otherwise specifically provided in this Sublease, Notices shall be deemed given or served on the date delivery of the Notice is tendered by the postal service or overnight carrier.

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16.                               Complete Agreement.

There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Sublease which are not fully expressed in this Sublease.

17.                               End of Term.

Upon the Expiration Date, Subtenant shall vacate the Subleased Premises and remove all of its property and, if applicable, the Furniture therefrom. If Subtenant shall fail to surrender possession of the Subleased Premises as aforesaid, then the Monthly Fixed Rent during any such holdover period shall be 200% of the rent payable by Subtenant during the final month of the term of this Sublease. For purposes of this clause, Monthly Fixed Rent shall include all Additional Rent, including, without limitation, any amounts payable under applicable escalation clauses.

18.                               No Personal Liability.

Except as otherwise provided in this Sublease, neither Sublessor, Subtenant or their respective partners and principals, disclosed or undisclosed, shall have any personal liability under this Sublease.

19.                               Miscellaneous.

a.                                       Governing Law. This Sublease shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to conflict of laws principles.

b.                                      Successors and Assigns. Subject to the restrictions on assignment and subletting in this Sublease and in the Lease, this Sublease and the covenants and agreements herein contained and incorporated herein by reference shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.

c.                                       Captions. The captions contained in this Sublease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Sublease nor the intent of any provision hereof.

d.                                      Counterparts. This Sublease may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute but one and the same instrument.

11

20.                               Landlord’s Consent.

Notwithstanding anything contained in this Sublease to the contrary, the term of this Sublease shall not commence unless and until each of Landlord and Avalon shall have given its written consent (the “Consent”) to this Sublease in accordance with the provisions of the Prime Lease and the Avalon Sublease. The Sublessor shall promptly request and use reasonable commercial efforts to obtain such Consent and a “Non-Disturbance and Attornment Agreement from the Landlord and Avalon.

IN WITNESS WHEREOF, Sublessor and Subtenant have executed and delivered this Sublease as of the date first above written.

Sublessor:

WJB CAPITAL GROUP, INC.

By:	/s/ Craig A. Rothfeld
	Name:	Craig A. Rothfeld
	Title:	Managing Partner & CEO
WJB Capital Group, Inc.

Subtenant:

SHUTTERSTOCK IMAGES LLC.

By:	/s/ Thilo Semmelbauer
	Name:	Thilo Semmelbauer
	Title:	President

12

EXHIBIT “A”

DESCRIPTION OF SUBLEASED PREMISES

13

34th FLOOR FURNITURE PLAN

WJB CAPITAL GROUP, INC

34th FLOOR
60 BROAD STREET
NEW YORK, NY

PROJECT NORTH

TULLER McNEALUS FELD
Architecture
Interior Design
New York, NY

JOB NUMBER
SCALE
1/8" = 1'-0"
DRAWN BY
JG
DRAWING TITLE
EXISTING PLAN

A.1

DO NOT SCALE PRINTS

EXHIBIT “B-1”

PRIME LEASE

14

Redacted

LEASE AGREEMENT

BUILDING:	60 BROAD STREET, NEW YORK, NEW YORK

LANDLORD:	WELLS 60 BROAD STREET LLC

TENANT:	W.J. BONFANTI, INC.

TABLE OF CONTENTS

Section	Description

1.	Definitions and Basic Provisions
2.	Lease Grant
3.	Rent / Security Deposit
4.	Additional Rent
5.	Landlord’s Obligations
6.	HVAC
7.	Permitted Use
8.	Repairs and Maintenance / Alterations
9.	Subletting and Assigning
10.	Indemnity
11.	Subordination / Mortgagee’s Right to Cure Landlord’s Defaults
12.	Rules and Regulations
13.	Access to Premises
14.	Condemnation
15.	Casualty
16.	Holding Over
17.	Taxes on Tenant’s Property
18.	Events of Default
19.	Remedies
20.	Attorneys’ Fees
21.	Security Interest
22.	Liens
23.	Waiver of Subrogation
24.	Tenant’s Insurance
25.	Brokerage
26.	Building Name
27.	Estoppel Certificates
28.	Notices
29.	Force Majeure
30.	Severability
31.	Amendments; Binding Effect
32.	Quiet Enjoyment
33.	Gender
34.	Joint and Several Liability
35.	Captions
36.	Exhibits and Attachments
37.	No Joint Venture
38.	Time of the Essence
39.	Evidence of Authority
40.	Governing Law
41.	Landlord’s Managing Agent
42.	Exculpation
43.	Covenants are Independent

ii

44.	Building Directory
45.	Hazardous Materials
46.	Effect of Conveyance
47.	Guaranty
48.	Waiver of Right of Redemption
49.	Waiver of Trial by Jury / Counterclaims
50.	Interpretation
51.	No Recordation of Lease
52.	Electricity
53.	Bankruptcy
54.	Tenant’s Work
55.	Cleaning / Security Service
56.	Incentive Programs
57.	Entire Agreement
58.	Right of First Offer
59.	Letter of credit
60.	Counterparts

EXHIBIT “A”	Floor Plan
EXHIBIT “B”	Memorandum Confirming Term
EXHIBIT “C”	Rules and Regulations
EXHIBIT “D”	Special Provisions [if applicable]
EXHIBIT “E”	Work Letter [if applicable]
EXHIBIT “F”	Guaranty of Lease Obligations [if applicable]
EXHIBIT “G”	Cleaning Specifications
EXHIBIT “H”	Mold and Moisture Memorandum
EXHIBIT “I”	ICIP Rider

iii

THIS PAGE IS INTENTIONALLY LEFT BLANK.

LEASE AGREEMENT

This Lease Agreement (“Lease”) is entered into as of the 15th day of June, 2005 by and between WELLS 60 BROAD STREET LLC (“Landlord” or “Owner”), c/o CRG Management, LLC, 1330 Avenue of the Americas, 23rd Floor, New York, New York 10019 and W.J. BONFANTI, INC. (‘Tenant”), a New York corporation, with offices at 44 Wall Street, 12th Floor, New York, NY 10005.

W I T N E S S E T H :

1.                                       Definitions and Basic Provisions. Certain definitions and basic provisions of this Lease are as follows:

1.1	Lease Date:	June 15, 2005

1.2	Tenant:	W.J. Bonfanti, Inc.

1.3	Tenant’s Address:	60 Broad Street, 34th Floor
New York, NY 10004-2306

	Contact:	Craig A. Rothfeld
Telephone:

1.4	Landlord:	Wells 60 Broad Street LLC

1.5	Landlord’s Address:	c/o CRG Management, LLC
1330 Avenue of the Americas
23rd Floor
New York, New York 10019
Attn.: Michael Skurnick

1.6                                 Premises: A portion of the thirty-fourth (34th) floor (the “Premises” or “Demised Premises”) in the office building located at 60 Broad Street, New York, New York (the “Building”). The Building and the land upon which it is situated (the “Land”) are herein sometimes collectively called the “Project”.

1.7                                 Lease Term: The period commencing on July 1, 2005, subject to adjustment provided in the Lease (the “Commencement Date”), and expiring on June 30, 2015 (“Expiration Date”).

1.8                                 Base Rent:

July 1, 2005 through	$218,316.00 per annum
June 30, 2010	$18,193.00 per month
July 1, 2010 through	$233,910.00 per annum
June 30, 2015	$19,492.50 per month

1.9                                 Security Deposit: $218,316.00, in the form of cash or a letter of credit pursuant to Article 59 hereinafter.

1.10                           Tenant’s Percentage: 0.80% (0.008)

1.11                           Permitted Use: Subject to the terms and conditions of this Lease, general and administrative offices for a stock brokerage firm.

1.12                           Lease Year: If the Commencement Date is the first day of a month, the lease Year shall be the period of twelve. (12) months commencing on the Commencement Date and each successive twelve (12) month period commencing on the anniversary of the Commencement Date. If the Commencement Date is a date other than the first day of a month, the Lease Year shall be the period of twelve (12) months commencing on first day of the first full month following the Commencement Date and each successive twelve (12) month period commencing on the anniversary of said date, however, the first Lease Year of the Lease Term shall also include the remaining days of the month in which the Commencement Date occurs. During any Lease Year within the Lease Term that is less than twelve (12) full months, any amount to be paid for such period shall be prorated, based on the actual number of months and the actual number of days of any partial month assuming each month to have thirty (30) days.

1.13                           Anything in this Lease to the contrary notwithstanding, provided there is no Event of Default (hereinafter defined) under the terms, covenants and conditions of this Lease, Tenant shall have the right to use and occupy the Demised Premises free of Base Rent (but Tenant shall pay Additional Rent [hereinafter defined] and any direct charges during the aforesaid free Base Rent period), for a period beginning with the Commencement Date through and including January 15, 2006, after which period the Base Rent payments shall commence (the “Rent Commencement Date”) in accordance with the terms of this Lease.

1.14                           Supplementing Sections 1.7, 1.8, 1.13 and 2.2 hereinafter, in the event Landlord cannot deliver possession of the Premises to Tenant on or before the Commencement Date (except if caused by the acts or delays of Tenant), the dates set forth herein with respect to the Commencement Date, Rent Commencement Date and the Expiration Date shall be pushed back one (1) day for each day after the Commencement Date for which possession is not delivered to Tenant.

1.15                           Intentionally Deleted

2.                                   Lease Grant.

2.1                                 In consideration of the Rent (as hereinafter defined) to be paid and the other covenants and agreements to be performed by Tenant, Landlord does hereby lease, demise and let unto Tenant the Premises, shown on the floor plan attached hereto as Exhibit “A” and incorporated herein by reference, commencing on the Commencement Date and ending on the Expiration Date, unless sooner terminated as herein provided. Exhibit “A” sets forth the general layout of the Premises, but shall not be deemed a warranty, representation or agreement on the part of Landlord, that all or any part of the Premises is, will be, or will continue to be, configured as indicated thereon.

2.2                                 If this Lease is executed before the Premises become vacant, or otherwise available for occupancy, or if any tenant or occupant of the Premises holds over, and Landlord cannot acquire legal possession of the Premises prior to the Commencement Date, Landlord shall not be in default hereunder, and Tenant shall accept possession of the Premises when Landlord is able to tender the same, and such date shall be deemed to be the date Tenant shall have accepted the same as suitable for the purposes herein intended and to have acknowledged that the same comply with Landlord’s obligations. If Landlord does not deliver possession of the Premises to Tenant on or before August 30, 2005 (the “Outside Date”), then after Landlord’s receipt of written notice from Tenant to Landlord informing Landlord of such failure (the “Outside Date Notice”), Tenant shall receive one (1) day of free Base Rent for each day after the Outside Date that Landlord shall have failed to so deliver the Premises as required to Tenant, provided that (i) Tenant has complied with the terms and provisions of this Lease and (ii) Landlord’s failure to deliver the Premises by the Outside Date is not due to a Tenant delay or force majeure (in which case such Outside Date shall be extended one [1] day for each day of such Tenant delay or force majeure).

2.3                                 In the event Section 1.7 herein does not set forth a date certain as the Commencement Date, then within ten (10) days after request by Landlord, Tenant shall give Landlord a document confirming the Commencement Date and, to the extent applicable, certifying that Tenant has accepted delivery of the Premises and that the condition of the Premises complies with Landlord’s obligations hereunder. Such document shall be in substantially the form attached hereto as Exhibit “B” and such signed document shall be incorporated by reference into this Lease. The failure of Tenant to timely execute said document shall not affect the Commencement Date and Tenant shall, in such case, hereby appoint Landlord as Tenant’s agent and attorney-in-fact to execute for the purpose of executing such document.

2.4                                 Notwithstanding anything to the contrary contained in this Lease, until Tenant has delivered to Landlord a certificate(s) of insurance evidencing strict compliance with all of the insurance procurement requirements required under Section 24 herein. Landlord shall have no obligation to deliver keys to the Premises and Tenant shall not be entitled to access to the Premises, commence any work to the Premises or otherwise occupy the Premises for any reason, regardless of whether or not the Lease Term and/or Tenant’s obligation to pay Rent (hereinafter defined) has commenced.

2.5                                 No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building is leased hereunder, notwithstanding anything to the contrary contained in or indicated on any sketch, blueprint or floor plan, or anything contained elsewhere in this Lease. Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all such areas not within the property line of the Building, if any, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Landlord shall not be subject to liability nor shall Tenant be entitled to any compensation or diminution or abatement of Rent, nor shall such relocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

2.6                                 Intentionally Deleted.

2.7                                 No easement for light, air or view is granted, given or implied herein. Any diminution or obstruction of light, air or view by any structure which may be erected on lands adjacent to the Project shall not affect this Lease or impose any liability on Landlord. Tenant shall not acquire any right or easement for the use of any door or passageway in any portion of the Building or the Project, except the easement of necessity for ingress and egress, if any, in the doors and passageway(s) directly connecting with the Premises.

2.8                                 Tenant acknowledges that it has inspected and examined the Premises and is thoroughly familiar and satisfied with the condition and value thereof; that no representations or warranties have been made to Tenant and that Landlord is unwilling to make any representations and has held out no inducements to Tenant, except as specifically set forth herein. Tenant accepts the Premises in “as is” condition, and Landlord shall not be required to perform any work at the Building or in the Premises in order to effectuate delivery of possession of the Premises to Tenant, except that Landlord shall perform Landlord’s Work (as defined in Exhibit “E”), if any.

3.                                      Rent / Security Deposit.

3.1                               Tenant agrees to pay to Landlord, in advance on or before the first day of each month, the Base Rent, subject to any adjustment as provided in this Lease, without deduction or set off, for each month of the entire Lease Term. The first monthly installment of Base Rent ($18,193.00) and the Security Deposit required under Section 1.9 ($218,316.00) shall be due and payable by Tenant to Landlord upon execution of this Lease and the monthly installments of Base Rent shall be due and payable without demand on or before the first day of each calendar month thereafter during the Lease Term. Base Rent for any period of less than a full month shall be prorated, based on one-thirtieth (1/30) of the current Base Rent for each day of the partial month this Lease is in effect. All sums other than Base Rent payable by Tenant hereunder shall constitute “Additional Rent” (as further defined in Section 4(A)(i)). Base Rent and Additional Rent shall be collectively referred to in this Lease as “Rent”.

3.2                               Notwithstanding anything to the contrary contained in this Lease, except for the payments made by Tenant upon execution of this Lease, as set forth above, until further notice, all Rent and other payments due pursuant to Tenant’s occupancy of the Premises, whether pursuant to this Lease or otherwise, are to be paid by check, payable to “Wells 60 Broad Street LLC”; and either (i) sent by mail to: Wells 60 Broad Street LLC, c/o CRG Management, LLC, 1330 Avenue of the Americas, 23rd Floor, New York, New York 10019, Attention: Accounts Receivable Clerk or (ii) by wire transfer to: HSBC Bank, 452 Fifth Avenue, New York, New York 10018, ABA# 02100108, Account: Wells 60 Broad Street LLC, Account #: 610-877968. Failure to make payments in accordance with the terms herein may result in the inability to credit Tenant’s account in a timely manner.

3.3                               If any installment of Rent (or any portion thereof) owed by Tenant to Landlord under this Lease is not received within five (5) days after the due date thereof, without implying Landlord’s consent to such late payment, Tenant, to the extent permitted by law, shall pay, in addition to said installment of Rent, a late payment charge equal to two percent (2%) per month of such installment of the Rent. Said late payment charge shall constitute liquidated damages and shall be for the purpose of reimbursing Landlord for additional costs and expenses which Landlord expects to incur in connection with the handling and processing of late installment payments of Rent owed by Tenant to Landlord hereunder. If there is such a late payment by Tenant, the damages resulting to Landlord will be difficult to ascertain precisely, and the foregoing late charge constitutes a reasonable and good faith estimate by the parties of the extent of such damages and does not constitute interest. Notwithstanding the foregoing, such late charges shall not apply to any sums that may have been advanced by Landlord to or for the benefit of Tenant pursuant to this Lease.

3.4                               The Security Deposit, if any, shall be held by Landlord as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease. Such Security Deposit shall not be considered an advance payment of Rent or a measure of Landlord’s damages in a default by Tenant. Upon any Event of Default (as hereinafter defined) by Tenant, Landlord may (but shall not be obligated to), without prejudice to any other remedy and without any further notice to Tenant, use the Security Deposit to the extent necessary to fund any arrearage of Rent and any other damage, injury, expense or liability caused to Landlord by such Event of Default. Following such application of the Security Deposit, Tenant shall pay to Landlord, within five (5) days of Landlord’s written demand, the amount so applied to restore the Security Deposit to its original amount (failure to restore such Security Deposit shall be a further Event of Default). If there is not then an Event of Default, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant upon termination of this Lease. If Landlord transfers its interest in the Premises during the Lease Term, Landlord may assign the Security Deposit to the transferee and, provided the transferee acknowledges receipt of same, thereafter shall have no further liability for the return of the Security Deposit. If the Security Deposit is in the form of cash, the Security Deposit shall accrue interest, less a one percent (1%) annual administrative fee payable to Landlord.

3.5                                         All Rent due hereunder that is not received following the expiration of any notice and cure period required under this Lease, or as otherwise set forth in this Lease, shall bear interest from the due date until paid in full at a rate equal to the lesser of: (a) eighteen percent (18%) per annum or (b) the maximum legal rate allowable by law (the “Default Rate”). If more than the maximum legal rate of interest should ever be collected with regard to any sum due hereunder, said excess amount shall be credited against future payment(s) of Rent due and accruing thereafter. If no such further Rent accrues hereunder, said excess sums shall be promptly refunded by Landlord to Tenant upon demand by Tenant.

3.6                                         No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction. Landlord may accept such check of payment without prejudice to Landlord’s right to recover the balance or to pursue any other remedy. If any check delivered to Landlord by Tenant in payment of Rent is not honored by the financial institution upon which such check was drawn and is returned to Landlord for any reason whatsoever, Landlord may impose, as Additional Rent, a returned check service charge of $75.00 each time a check is not honored and returned to Landlord. Such returned check service charge shall be in addition to and not in lieu of any late payment charge assessed pursuant the Section 3.3 above. If any two (2) checks delivered to Landlord by Tenant during a Lease Year in payment of Rent are not honored by the financial institution upon which such checks were drawn are returned to Landlord for any reason whatsoever, Landlord may require, upon written notice to Tenant, that any and all subsequent payments of Rent be made by either cash, money order or cashier’s check for the following twelve (12) month period of the Lease Term.

3.7                                         Any late charge and/or interest assessed pursuant to Section 3.3 and Section 3.5, respectively, if not previously paid, shall be added to and become part of the next succeeding payment of Rent to be made hereunder and shall be deemed to constitute Additional Rent.

3.8                                         If Rent or any portion thereof shall be or become uncollectible by virtue of any law, governmental order of regulation, or direction of any public officer or body, Tenant shall enter into such agreement or agreements and take such other action (without additional expense to Tenant) as Landlord may request, as may be legally permissible, to permit Landlord to collect the maximum Rent from time to time during the continuance of such legal rent restriction as may be legally permissible, but not in excess of the amounts of Rent payable under this Lease. Upon the termination of such legal rent restriction, (a) the Base Rent and Additional Rent, after such termination, shall become payable under this Lease in the amounts set forth in this Lease for the period following such termination; and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the Rent which would have been paid pursuant to this Lease, but for such rent restriction, less (ii) the Rent paid by Tenant to Landlord during the period that such rent restriction was in effect.

4.                                      Additional Rent.

A.                                    The terms defined below shall for the purposes of this Lease have the meanings herein specified:

(i)                                     “Additional Rent”: All payments payable under this Lease (however denominated) by the Tenant to the Landlord other than Base Rent (including, but not limited to, amounts due under this Section 4 and Section 52 of this Lease). The failure to pay any Additional Rent shall give rise to the same right and remedies reserved to the Landlord under this Lease, at law or in equity as if such nonpayment were of Base Rent reserved hereunder.

(ii)                                  “Taxes”: All real estate taxes, sewer rents, water frontage charges, and assessments, special or otherwise (including but not limited to any improvement district charges or business improvement district fees), payable to the City of New York or any other taxing authority with respect to the Project, and all taxes payable with respect to the rentals payable hereunder other than general income and gross receipts taxes (except that general income and gross receipts taxes shall be included if covered by the provisions of the following sentence). Taxes shall also include any taxes, charges or assessments payable to any taxing authority in whole or in part in lieu of the present method of real estate taxation, provided such substitute taxes, charges and assessments are computed as if the Building were the sole property of the Landlord subject to said substitute tax, charge or assessment. With respect to any Comparison Year (hereinafter defined), all expenses, including reasonable legal fees, experts’ and other witnesses’ fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes or in attempting to prevent an increase in Taxes, may be considered as part of the Taxes for such Tax Year. Tenant shall not have the right to bring tax certiorari proceedings or other proceedings contesting the amount or validity of any Taxes.

(iii)                               “Base Tax Year”: The fiscal year commencing July 1, 2005 and ending June 30, 2006.

(iv)                              “Base Taxes”: The Taxes actually paid with respect to the Base Tax Year.

(v)                                 “Tax Year”: Each twelve (12) month period commencing July 1st during the Lease Term.

(vi)                              “Tenant’s Percentage”: As defined in Section 1.10.

(vii)                           “Base Operating Year”: The calendar year commencing January 1, 2005 and ending December 31, 2005.

(viii)                        “Operating Year”: Each twelve month period commencing January lst during the term of this Lease.

(ix)                              “Base Operating Costs”: The Operating Costs actually paid with respect to the Base Operating Year.

(x) - (xii) Intentionally deleted.

(xiii)                        “Comparison Year” shall mean, with respect to Taxes, any Tax Year subsequent to the Base Tax Year and, with respect to Operating Costs, any Operating Year subsequent to the Base Operating Year, for any part or all of which there is Additional Rent payable in addition to the Base Rent provided for hereunder.

(xiv)                       The term “Landlord’s Statement” shall mean an instrument or instruments prepared by Landlord comparing (a) Taxes for the Base Tax Year with Taxes for the Comparison Year in question and (b) Operating Costs for the Base Operating Year with Operating Costs for the Comparison Year in question, and setting forth the Additional Rent due from Tenant for such Comparison Year pursuant to the provisions of this Section 4.

B.                                    (i)                                     If Taxes payable for any Comparison Year shall exceed the Base Taxes, Tenant shall pay as Additional Rent for such Comparison Year, an amount equal to Tenant’s Percentage of the amount of such excess. If the amount of Taxes payable during the Base Tax Year is reduced by final determination of legal proceedings, settlement or otherwise, the reduced amount of such Base Taxes shall thereafter be used to determine the amount of the increase in the Additional Rent pursuant to this Section 4. In addition, the Additional Rent theretofore paid or payable under this Section 4 shall be recomputed on the basis of such reduction and the Tenant shall pay to Landlord as Additional Rent within twenty (20) days after being billed therefore, any deficiency between the amount of the increase in the Additional Rent theretofore computed and the amount thereof due as a result of such recomputation.

(ii)                                             Provided that Tenant is not then in monetary default or material nonmonetary default of any terms, conditions or covenants of this Lease, that Tenant is not in stipulation of settlement with Landlord, that Tenant is not operating under a rental reduction from Landlord and further provided that Tenant has paid its Tenant’s Percentage of the increase in Taxes for which a refund has been awarded to Landlord, if Landlord shall receive a refund of Taxes for any Comparison Year with respect to which Tenant paid Additional Rent by reason of an increase in Taxes, Landlord shall set forth in the first Landlord’s Statement thereafter submitted to Tenant the amount of such refund and the amount of the legal fees and other expenses incurred in connection with the collection of the refund, Tenant shall receive a credit against the installment or installments of Additional Rent allocable to Taxes next falling due equal to Tenant’s Percentage of the amount by which the refund exceeds said fees and expenses, but in no event shall the credit exceed the amount of Additional Rent paid by Tenant in respect to Taxes for said Comparison Year.

(iii)                             If Operating Costs payable for any Comparison Year shall exceed the Base Operating Costs, Tenant shall pay as Additional Rent for such Comparison Year, an amount equal to Tenant’s Percentage of the amount of such excess.

(i)                                                The term “Operating Costs”, as used herein, shall mean all costs paid by Landlord or its representatives in connection with the ownership, management, maintenance, operation, insuring, repairing, redecorating, cleaning and securing of the Building, as determined by Landlord to be necessary or appropriate, including, without limitation, all of the following costs:

(a)                                 All wages, salaries, commissions and related expenses of all on-site and off-site agents, employees and contractors engaged in the management, operation, maintenance, repair, redecoration, cleaning, and security of the Building, plus the costs of all management, maintenance, and security offices in the Building.

(b)                                 All supplies and materials used and labor charges incurred in the management, operation, maintenance, repair, redecoration, cleaning and security of the Building.

(c)                                  All equipment purchased or leased for the performance of Landlord’s obligations hereunder.

(d)                                 All management, maintenance, cleaning, security and other service agreements for the Building and the equipment therein, including, without limitation, alarm service, security service and window cleaning.

(e)                                  All accounting, legal and engineering fees and expenses, including, without limitation, the cost of audits by certified public accountants.

(f)                                   All insurance premiums, including, without limitation, fire, casualty, extended coverage, public liability, rent abatement, boiler, and worker’s compensation insurance applicable to the Building, Landlord’s employees and Landlord’s personal property used in connection therewith.

(g)                                  All redecorating (including painting, wallpapering and floor covering), maintaining and repairing of the Building, structural or non-structural, including, without limitation, the mechanical, electrical, heating, ventilating and air conditioning equipment of the Building, landscape maintenance and the replacement of trees and shrubbery.

(h)                                 All removing of trash, rubbish, garbage and other refuse from the Building (other than that which is the responsibility of Tenant), as well as removal of ice and snow from the sidewalks and driveways.

(i)                                     All amortization of capital improvements, determined in a manner consistent with generally accepted accounting principles, consistently applied, (including accounting, legal, architectural and engineering fees Incurred in connection therewith) made to the Building subsequent to the Commencement Date which (i) will improve operating efficiencies or the quality of the Building; (ii) may be required by law; or (iii) improve or enhance the health of persons in the Building or safety of the Building.

(j)                                    All charges for electricity, gas, water, sewer, and other utilities furnished to or services or privileges made available to users of the Building (excluding any utility charges Landlord may incur for vacant stores).

(k)                                 All ad valorem property taxes covering all real and personal property constituting a part of the Building, including, but not limited to, all general and special assessments of every kind.

(l)                                     Alt other expenses of maintaining, operating, insuring, securing, managing, cleaning, redecorating or repairing the Building, whether or not any of the foregoing shall be designated “real property tax,” “excise tax,” “business tax” or designated in any other manner, except the Rent Tax, if any.

(ii)                                             Notwithstanding any of the foregoing to the contrary, Operating Costs shall not include;

(a)                                 Costs which are directly reimbursable to Landlord by other tenants.

(b)                                 Payments on mortgages or ground leases owed by Landlord.

(c)                                  Payments of claims, damages or expenses resulting from any willful misconduct of Landlord or any of its authorized representatives.

(d)                                 Payment of any return on equity to any owner of the Building.

(e)                                  Costs reimbursed by proceeds of insurance.

(f)                                   Costs of the Initial construction of the Building or any depreciation thereof.

(g)                                  Salaries for individuals beyond the level of building manager.

D.                                    (i)                                     At any time during or after any Comparison Year, Landlord may render to Tenant a Landlord’s Statement(s) showing separately or together a comparison of the Taxes payable for the Comparison Year with the Base Taxes and the Operating Costs for the Comparison Year with the Base Operating Costs and the amount payable as Additional Rent resulting from each of such comparisons. Landlord’s failure to render a Landlord’s Statement during or with respect to any Comparison Year shall not eliminate or reduce Tenant’s obligation to pay Additional Rent pursuant to this Section 4 for such Comparison Year, nor prejudice Landlord’s right to render a Landlord’s Statement during or with respect to any subsequent Comparison Year. If Landlord fails to provide a Landlord’s Statement within two (2) years after the end of any Comparison Year, Landlord shall be foreclosed from billing Tenant for any Additional Rent relating thereto thereafter, however this should not preclude Landlord from giving Tenant a revised Landlord Statement at any time subsequent to the date that Landlord has already provided a Landlord Statement to Tenant.

(ii)                                            With respect to a Landlord’s Statement showing Additional Rent due as a result of increased Taxes in a Comparison Year over Base Taxes or increased Operating Costs in a Comparison Year over Base Operating Costs, Tenant shall pay to Landlord the full amount of such increase within twenty (20) days after the rendition of such Landlord’s Statement.

(iii)                                         During any Lease Year within the Lease Term that is less than twelve (12) full months, any amount to be paid with respect to such period under this Article 4 shall be proportionately adjusted based on that portion of the Lease Year that this Lease is in effect.

E.                                     The expiration or termination of this Lease during any Comparison Year for any part or all of which there is Additional Rent payable by Tenant under this Section 4 shall not affect the rights or obligations of the parties hereto respecting such Additional Rent and any Landlord’s Statement relating to such increase may, on a pro rata basis, be sent to Tenant subsequent to, and all such rights and obligations shall survive, and be prorated as of, any such expiration or termination. Any payments due under such Landlord’s Statement shall be payable within twenty (20) days after such statement is sent to Tenant.

F.                                      Within thirty (30) days of its receipt of the Landlord’s Statement, Tenant at its sole cost and expense shall have the right to review (or have its accountant review) in Landlord’s offices and during Landlord’s normal business hours the items in support of the calculations within the Landlord’s Statement. If within such thirty (30) day period, Tenant does not give written notice stating in detail reasonable objections to such calculations, Tenant shall be deemed to have given approval of such calculations. Failure to pay such Additional Rent, when due, whether or not under protest, within said thirty (30) day period, shall constitute an Event of Default hereunder.

G.                                      Any Landlord Statement given by Landlord pursuant to this Section 4 shall be binding upon Tenant unless, within ninety (90) days after its receipt of such notice, Tenant notifies Landlord of its disagreement therewith, specifying the portion thereof with which Tenant disagrees. Pending resolution of such dispute, Tenant shall, without prejudice to its rights, pay all amounts determined by Landlord to be due, subject to prompt refund by Landlord (without interest) upon any contrary determination.

5.                                     Landlord’s Obligations.

5.1                                  Subject to the limitations hereinafter set forth, Landlord shall furnish Tenant while occupying the Premises and while Tenant is not in default under this Lease, facilities to provide (a) water at those points of supply provided for general use of tenants of the Building; (b) heat and air conditioning in season from 8:00 a.m. to 6:00 p.m. Monday through Friday, except for holidays (“Regular Business Hours”), at temperatures and amounts reasonably considered by Landlord to be standard, such service at night and on Saturday afternoons, Sundays and holidays to be furnished only at the written request of Tenant; and (c) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may limit the number of elevators to be in operation at times other than during Regular Business Hours for the Building and on holidays. If Tenant desires services specified in this Section 5.1 at any time other than during Regular Business Hours, such service shall be supplied to Tenant only at the request of Tenant delivered to Landlord before 3:00 p.m. on the date which is one (1) business day preceding such extra usage. Tenant shall pay to Landlord, as Additional Rent, the Landlord’s customary charges for such service upon receipt of a bill thereafter. As of the date hereof, the charge for heat and air conditioning to the Premises at any time other than during Regular Business Hours is $425.00 per hour, which charge is subject to increase from time to time by Landlord without notice; there is a one (1) hour minimum on weekdays and Saturdays and a four (4) hour minimum on Sundays and holidays. During Tenant’s initial move into the Building and up to a maximum of sixteen (16) hours in the aggregate, Tenant shall not be charged for the use of the freight elevator for usage (i) between 7:00 a.m. and 8:00 a.m. and between 6:00 p.m. and 12:00 a.m., Monday through Friday (excluding holidays) and (ii) between 7:00 a.m. and 5:00 p.m. on Saturdays or Sundays (collectively, the “Free Freight Time”). In the event that Tenant desires to use the freight elevator (i) at any time other than the Free Freight Time, (ii) during the aforesaid hours in excess of the aforesaid aggregate limit or (iii) for usage in excess of the amount of loads allowed (pursuant to the rules and regulations of the Building) (“Other Freight Usage”), then Tenant shall pay to Landlord as Additional Rent the cost of the Other Freight Usage upon receipt of a bill for same from Landlord.

5.2                               Landlord agrees to maintain the public and common areas (the “Common Facilities” or “Common Areas”) of the Building, such as lobbies, stairs, corridors and rest rooms and other areas designated for public use, as constituted from time to time, in reasonably good order and condition, except for damage caused by Tenant, or its employees, agents or invitees. Subject to Landlord’s rights under this Lease and the rules and regulations set forth in Exhibit “C”, Tenant, its principals, employees and customers (for purposes of this Section 5.2, collectively the “Tenant”) shall have the non-exclusive right to use the Common Areas, in common with Landlord, other tenants of the Building and other persons entitled to use the same. Tenant shall not interfere with the rights of other persons to use the Common Areas. Landlord may temporarily close parts of the Common Areas for such periods of time as may be necessary for (i) temporary use as a work area in connection with the construction of improvements within the Building or contiguous property, (ii) repairs or alterations in or to the Common Areas or to any utility type facilities, (iii) preventing the public from obtaining prescriptive rights in or to the Common Areas, (iv) security reasons, or (v) doing and performing such other acts as in the use of reasonable business judgment Landlord shall determine to be appropriate for the Building; provided, however, that Landlord shall use reasonable efforts not to unduly interfere with or disrupt Tenant’s business (but in no event shall Landlord be required to incur overtime charges). In addition, Landlord may at any time remodel or alter the Building, or change the location of any entrance thereto, sidewalks, passageways or any other portion thereof not occupied by Tenant (including the Common Areas), and the same shall not constitute a constructive, actual, total or partial eviction. In connection therewith, Landlord shall use reasonable efforts not to unduly interfere with or disrupt Tenant’s business (but in no event shall Landlord be required to incur overtime charges).

5.3                               For each supplemental HVAC unit, if any, servicing the Premises, Tenant shall pay Landlord as Additional Rent for condenser water the then Building-standard annual usage charge (which is currently $650.00 per ton per annum), said payment to be payable on an annual basis by Tenant within ten (10) days after written demand thereof. Tenant shall also pay Landlord as Additional Rent in connection therewith the then Building-standard one-time tap-in fee (which is currently $5,000.00). The above charges are subject to increase from time to time during the term of this Lease in direct proportion to increase(s) in costs incurred by Landlord attributable thereto. Upon receipt of the aforementioned tap-in fee, Landlord shall tap into the condenser water service system of the Building’s condenser water service system.

5.4                               Failure to any extent to make available, or any slow-down, stoppage or interruption of the services set forth in Section 5.1 or Section 5.5 hereinafter resulting from any cause (including, but not limited to, Landlord’s compliance with [a] any voluntary or similar governmental or business guideline now or hereafter published or [b] any requirements now or hereafter established by any governmental agency, board or bureau having jurisdiction over the operation and maintenance of the Building) shall not render Landlord liable for damages to person, property, or business, nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. If any equipment or machinery furnished by Landlord breaks down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of Rent or damages for any interruptions in service occasioned thereby or resulting therefrom.

5.5                               Tenant shall take good care of and keep the Premises clean, however, Landlord shall provide basic janitorial services to and rubbish removal from the Demised Premises in accordance with standard Building practice (which current practice is outlined in Exhibit “G” attached to this Lease).

5.6                               Landlord reserves the right to stop the service of the heating, air conditioning, ventilating, elevator, plumbing, electrical, communications or other mechanical systems or facilities in the Building when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements, which, in the judgment of Landlord are desirable or necessary, until said repairs, alterations, replacements or improvements shall have been completed. The exercise of such right by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise. Landlord shall employ reasonable diligence in attempting to restore the operation of any such systems or facilities without any obligation, however, to employ labor at overtime or other premium pay rates.

5.7                               If an excavation shall be made upon land adjacent to the Project, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation license to enter the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundation without any claim for damages or indemnity against Landlord, or diminution or abatement of Rent. In connection therewith, Landlord shall use reasonable efforts not to unduly interfere with or disrupt Tenant’s business (but in no event shall Landlord be required to incur overtime charges).

5.8                               Landlord shall replace, at the sole cost and expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the Premises, except if caused by the negligence or willful acts of Landlord. Bills therefor shall be due from and payable by Tenant upon delivery, and the amount thereof shall be deemed to be, and paid as, Additional Rent.

6.                                      HVAC.   Tenant, at its sole cost and expense, shall maintain and repair any ventilation, heating and air-conditioning unit(s)/system(s) in the Demised Premises, as to keep same in working order throughout the Lease Term. Further, Tenant shall procure, in a prompt and diligent manner at its sole cost and expense, a service contract for any supplemental unit installed in the Premises by Tenant or Landlord, and supply a copy of same to Landlord and its managing agent. In addition, Tenant acknowledges and agrees that all unit(s) within the Premises (whether now existing or hereinafter installed by either party) are the property of Landlord, and shall remain at the Demised Premises upon the termination of this Lease, provided that Landlord, at its option, may by notice to Tenant, require Tenant to remove any supplemental HVAC unit(s), at Tenant’s cost, and repair any damage caused by such removal, normal wear and tear excepted.

7.                                      Permitted Use.   Tenant shall use the Premises only for the Permitted Use. Tenant will not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose other than the Permitted Use, in violation of any term or provision of this Lease or for any use or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner, nor permit anything to be done which will in any way increase the rate of insurance on the Building. Tenant will conduct its business and control its agents, employees and invitees to not create any nuisance, nor interfere with, annoy or disturb other tenants or Landlord in the management of the Building. Tenant will maintain the Premises in a clean, healthful and safe condition and will comply with all laws, orders, rules, regulations and ordinances of all federal, state or local governmental or quasi-governmental entity or authority, agency, municipality or other bodies having jurisdiction thereof. Tenant agrees that Tenant will not bring or permit any obscene or pornographic material (defined for the purposes hereof as any written or pictorial matter with prurient appeal or any objects or instrument that are primarily concerned with lewd or prurient sexual activity) into the Premises or any part of the Project, and shall not permit or conduct any obscene, nude, or semi-nude live performances in the Premises or any portion of the Project, nor permit use of the Premises for nude modeling, rap sessions, as a sex club of any sort or as a massage parlor. It is further understood that the Premises may not be used for residential purposes and that sleeping overnight in the Premises, cooking (except by way of microwave oven) or other such housekeeping functions are not permitted.

Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot which such floor was designated to carry or which is allowed by law; Landlord hereby reserving the right to prescribe the weight and position of all safes or other unusually heavy equipment which must be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed in settings sufficient in Landlord’s judgment to absorb and prevent transmission of vibration, noise and annoyance. Tenant shall not create any excessive noise or vibration levels which shall interfere with the quiet enjoyment of the other tenants/licensees occupying other portions of the Project. Tenant agrees to promptly notify Landlord, in writing, of all noise complaints or summons that it receives and to submit a proposal reasonably satisfactory to Landlord as to how to handle same and assure that such complaints shall not recur. In addition to any other right or remedy Landlord has under this Lease, in the event that any legal action is brought against Landlord by any municipal authority having jurisdiction, arising out of noise emanating from the Premises, Tenant shall pay Landlord, upon demand, all of the reasonable attorney’s fees and disbursements incurred by Landlord in defending such action.

Notwithstanding the foregoing, Tenant agrees that it and anyone holding through Tenant (including any sublessee/assignee) may not use the Premises or a portion thereof for any of the following designated uses nor for any other use which is substantially similar to any one of the following designated uses: (i) federal, state or local governmental division, department or agency which generates heavy public traffic, including, without limitation, court, social security offices, labor department office, drug enforcement agency, motor vehicle agency, postal service, military recruitment office; (ii) union or labor organization; (iii) office for the practice of medicine, dentistry or the rendering of other health related services; (iv) chemical or pharmaceutical company provided; however, that the subletting or assignment to such a company which will use the Premises only for executive, general and sales offices and waive the right to conduct any research and development shall not be prohibited; (v) insurance claims office, including, but not limited to, unemployment insurance or worker’s compensation insurance; and (vi) real estate brokerage firm.

If, at any time, Tenant violates any of the provisions of this Section 7, such violation shall be deemed an Event of Default following a five (5) day written notice and cure period. A violation of any of the terms of this provision shall give to the Landlord the right to restrain the same by injunctive relief and/or exercise any of Landlord’s remedies provided for in this Lease. This Section 7 shall directly bind any successors in interest to the Tenant.

8.                                      Repairs and Maintenance / Alterations.

8.1                              Tenant will not deface or injure the Building, and will pay the cost of repairing any damage or injury done to the Building or any part thereof by Tenant or Tenant’s agents, employees or invitees. Tenant shall take good care of the Premises and keep them free from waste and nuisance of any kind. Tenant shall keep the Premises, including all fixtures installed by Tenant, in good condition (reasonable wear and tear excepted), and to make all necessary non-structural repairs, except those caused by fire, casualty or acts of nature covered by Landlord’s insurance policy (except as otherwise provided for in Section 15 of this Lease) covering the Building. The performance by Tenant of its obligations to maintain the Premises and make repairs shall be conducted only by contractors and subcontractors consented to by Landlord and Tenant shall procure and maintain and shall cause such contractors and subcontractors engaged by or on behalf of Tenant to procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord requires in connection with such maintenance and repair.

8.2                                       If Tenant fails to make the repairs described above within ten (10) days after the occurrence of the damage or injury (or a shorter time period in the event of any emergency, as determined by Landlord using reasonable judgment), Landlord may at its option make such repair, and Tenant shall, upon demand therefor, pay Landlord for the cost thereof (such cost being deemed Additional Rent).

8.3                                       The performance of any alterations, physical additions or improvements to the Premises by Tenant shall be governed by the terms of Section 54 hereinafter and Exhibit “E”, if applicable. Except as otherwise expressly set forth in this Lease, Tenant will not make or allow to be made any alterations or physical additions in or to the Premises without the prior written consent of Landlord. All alterations, additions or improvements (whether temporary or permanent in character) made in or upon the Premises by Landlord or Tenant shall be Landlord’s property on termination or expiration of this Lease and shall remain on the Premises without compensation to Tenant, provided that Landlord, at its option, may by notice to Tenant, require Tenant to remove any such alterations, additions or improvements at Tenant’s cost and restore the Premises to the condition as of the Commencement Date, normal wear and tear excepted. All furniture, movable trade fixtures and equipment (or any other items) installed by Tenant shall be removed by Tenant at the expiration or earlier termination of this Lease. If such furniture, moveable trade fixtures and equipment are not removed by Tenant at the expiration or earlier termination of this Lease, such items shall be considered abandoned by Tenant and shall, at Landlord’s option, become property of Landlord or may be removed by Landlord at Tenant’s sole cost and expense. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the Premises or Common Areas or the structure of the Building or the plumbing, electrical or other utilities, Provided Tenant substantially complies with the material terms of this Lease (including, without limitation, Article 54), Tenant shall not be required to remove Tenant’s Initial Buildout (as defined in Article 54J(ii) hereinafter) prior to the Expiration Date, provided that said work must be completed on or before December 31, 2005.

8.4                                       Tenant may contract separately with providers of telecommunications or cellular products, systems or services for the Premises. Even though such products, systems or services may be installed or provided by such providers in the Building, in consideration for Landlord’s permitting such providers to provide such services to Tenant, Tenant agrees that Landlord and the Landlord Indemnities (defined below) shall in no event be liable to Tenant, its employees, agents, principals and affiliates for any damages of any nature whatsoever arising out of or relating to the products, systems or services provided by such providers (or any failure, interruption, defect in or loss of the same) or any acts or omissions of such providers in connection with the same or any interference in Tenant’s business caused thereby. Tenant waives and releases all rights and remedies against Landlord and the Landlord Indemnities that are inconsistent with the foregoing. “Landlord Indemnities” shall be deemed to include, but not be limited to, the Landlord’s employees, agents, affiliates and mortgagees.

8.5                                       Tenant, at its own cost and expense, shall install and maintain all equipment and appliances as may be required by, and otherwise fully comply with, all applicable governmental codes and regulations (including, but not limited to, those imposed by the fire department, state board of fire underwriters or any fire insurance rating organization) and as required by Landlord’s insurers, including but not limited to, fire alarm, smoke alarm, fire extinguisher appliances and systems, except that nothing contained herein shall require Tenant to make structural changes to the Demised Premises, unless such changes are required as a result of Tenant’s use or manner of use of the Demised Premises or any Tenant’s Work (as defined in Section 54 hereinafter). Any of the foregoing equipment and appliances existing at the Premises as of the date of this Lease are in working order as of the date of this Lease.

8.6                                         Upon the Expiration Date or earlier termination of this Lease, in addition to all other specific obligations of Tenant under this Lease regarding repairs and restorations, and subject to the terms contained in this Section, Tenant shall quit and surrender the Premises to Landlord broom clean and in as good order, condition and repair as on the completion of Tenant’s Initial Buildout (as defined in Section 54J(ii) hereinafter) (except for reasonable wear and tear, casualty and event of force majeure) and shall deliver to Landlord all keys to the Premises. If Tenant does not deliver the Premises to Landlord as provided for in this Lease, without prejudice to any other remedy, Tenant specifically agrees that Landlord, without notice to Tenant, may render the Premises in the condition required hereunder and deduct the costs therefor from the Security Deposit (if any). In the event that there is no Security Deposit or if there is insufficient Security Deposit to cover Landlord’s costs, Tenant shall pay Landlord for said costs promptly upon receipt of an invoice or Landlord’s request therefor.

9.                                       Subletting and Assigning.

9.1                                         A.                                   If Tenant shall desire to assign this Lease or to sublet the Demised Premises in whole or in part, Tenant shall submit to Landlord a written request for Landlord’s consent to such assignment or subletting (“Tenant’s Proposal”), which Tenant’s Proposal shall contain or be accompanied by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) a description identifying the space to be assigned or sublet; (iii) the terms and conditions (financial and otherwise) of the proposed assignment or subletting; (iv) the nature and character of the business of the proposed assignee or subtenant and of its proposed use of the Demised Premises; and (v) current financial information and any other information as Landlord may reasonably request with respect to the proposed assignee or subtenant and the proposed assignment or subletting. Landlord shall have the option, to be exercised by notice given to Tenant within thirty (30) days after the later of (a) receipt of Tenant’s Proposal for consent or (b) receipt of such further information as Landlord may reasonably request pursuant to clause (v) above to require a surrender of the Demised Premises or the portion thereto involved as of a date to be specified in said notice (the “Termination Date”) which shall not be earlier than one day before the effective date of the proposed assignment or subletting or later than sixty-one (61) days after said effective date, in which event Tenant shall vacate and surrender the Demised Premises or the portion thereto involved on or before the Termination Date and the term of this Lease shall end on the Termination Date as if that were the Expiration Date.

B.                                               If Landlord shall not exercise its option under Section 9.1(A) above, Landlord shall not unreasonably withhold or delay its consent to the proposed subletting or assignment referred to in Tenant’s Proposal given pursuant to Section 9.1(A) above, but only on the terms set forth therein, provided that the following further conditions shall be fulfilled:

(1)                                  The Demised Premises shall not, without Landlord’s prior consent, have been listed or otherwise publicly advertised for assignment or subletting at a rental rate lower than the then prevailing rental rate for other space in the Building, and Tenant shall not enter into any sublease at a rental rate lower than the rental rate prevailing in the Building at the time of the proposed subletting;

(2)                                  No space shall be sublet nor this Lease assigned to another tenant, or to a related corporation of any other tenant or to any other occupant of the Building, if Landlord shall then have available for rent comparable space in the Building for a comparable term and comparable rent;

(3)                                  No subletting or assignment shall be to a person or entity which has, in Landlord’s reasonable opinion, a financial standing, is of a character, is engaged in a business, or proposes to use the Premises in a manner not in keeping with the standards of the Building;

(4)                                  Any subletting shall be expressly subject to all of the obligations of Tenant under this Lease and, without limiting the generality of the foregoing, the sublease shall impose at least the same restrictions and conditions with respect to use as are contained in Section 1.11 and Section 7 and shall specifically provide that there shall be no further subletting of the sublet premises or assignment or mortgaging of the sublease;

(5)                                  The term of such sublease shall end one (1) day prior to the Expiration Date or earlier termination of this Lease;

(6)                                  The proposed subtenant or assignee shall not be a person or entity then negotiating with Landlord for the rental of any comparable space in the Building; to assist Tenant in complying with this clause, at Tenant’s request Landlord shall respond within five (5) business days to any inquiry from Tenant as to whether a specific prospective subtenant noted in Tenant’s Proposal is then negotiating with Landlord;

(7)                                  Landlord shall be furnished with a duplicate original of the sublease or assignment documents within ten (10) days after the date of their execution and, in any event, together with the request for Landlord’s consent;

(8)                                  In the case of a subletting, Tenant shall pay to Landlord an amount equal to one-half (1/2) of any Base Rent and Additional Rent or other consideration paid to Tenant by any subtenant which is in excess of the Base Rent and Additional Rent then being paid by Tenant to Landlord pursuant to the terms hereof on a per square foot pro rata basis, net of brokerage fees and legal fees, if any (all amortized, without interest, over the term of the sublease on a straight-line basis), incurred in connection with the subletting. All sums payable hereunder by Tenant shall be paid to Landlord as Additional Rent immediately upon receipt thereof by Tenant. If only a part of the Demised Premises is sublet then the rent paid therefor by Tenant to Landlord shall be deemed to be that fraction thereof that the area of said sublet space or assigned lease bears to the entire Demised Premises;

(9)                                  There shall be no Event of Default by Tenant under any of other terms, covenants and conditions of this Lease at the time that Tenant submits Tenant’s Proposal and on the date of the commencement of the term of any such proposed sublease or effective date of the proposed assignment; and

(10)                            The sublease shall provide by its terms that it may not be further modified in any material manner (including, without limitation, modification of the financial obligations, identity or character of the subtenant), without Landlord’s consent, it being expressly agreed that any such modification shall, for the purposes of this Lease, be deemed and construed as a subletting for which Tenant must comply with this Section 9 as if such sublease had not been theretofore consented to by Landlord.

(11)                            The sublease shall provide that the subtenant shall, at Landlord’s option, attorn to Landlord upon any termination of this Lease.

(12)                            Intentionally Deleted

C.                                             No assignment of this Lease shall be binding upon Landlord unless, in addition to compliance with the prior provisions of this Section 9 (including Section 9.3), the assignee shall execute, acknowledge and deliver to Landlord (a) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, and (b) an agreement, in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, whereby the assignee shall unconditionally assume observance and performance of, and agree to be personally bound by all of the-terms, covenants and conditions of this Lease on Tenant’s part to be observed or performed, including, without limitation, the provisions of this Section 9 (including Section 9.3) with respect to all future assignments and subletting; but the failure or refusal of the assignee to execute or deliver such an agreement shall not release the assignee from its liability for the obligations of Tenant hereunder assumed by acceptance of the assignment of this Lease.

D.                                            If this Lease shall be assigned, whether or not in violation of the terms of this Lease, Landlord may collect Rent from the assignee. If the Demised Premises or any part thereof be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may collect Rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any provisions of this Section 9, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of Tenant’s obligations under this Lease, including the obligation to pay all Base Rent and Additional Rent. The consent by Landlord to an assignment, transfer, encumbering or subletting pursuant to any provision of this Lease shall not in any way be considered to relieve Tenant from obtaining the express prior consent of Landlord to any other or further assignment, transfer, encumbering or subletting. References in this Lease to use or occupancy by anyone other than Tenant shall not be construed as limited to and those claiming under or through but as including also licensees and others claiming under Tenant, immediately or remotely. The listing of any name other than that of Tenant on any door of the Demised Premises or on any directory or in any elevator in the Building, or otherwise, shall not operate to vest in the person so named any right or interest in this Lease or the Demised Premises, or be deemed to constitute, or serve as a substitute for, any consent of Landlord required under this Section 9, and it is understood that any such listing shall constitute a privilege extended by Landlord, revocable at landlord’s will by notice to Tenant. Tenant agrees to pay to Landlord all reasonable out-of-pocket cost that may be incurred by Landlord in connection with any proposed assignment of this Lease or any proposed subletting of the Demised Premises or any part thereof including the costs of making investigations as to the acceptability of a proposed subtenant or assignee and reasonable attorneys’ fees. Neither any assignment of this Lease nor any subletting, occupancy or use of the Demised Premises or any part thereof by any person other than Tenant, nor any collection of Rent by Landlord from any person other than Tenant, nor any application of any such Rent as provided in this Section shall, under any circumstances except as set forth in Section B of this Section, relieve, impair, release or discharge Tenant of its obligations fully to perform the terms of this Lease on Tenant’s part to be performed.

9.2                                         Intentionally Deleted.

9.3                                         For the purposes of this Lease, an “assignment” prohibited by this Section 9 shall be deemed to include the following: if Tenant is a partnership, a withdrawal or change (voluntary, involuntary, by operation of law) of any one or more of the partners thereof, if such withdrawal represents twenty-five percent (25%) or more of the partners in the partnership as then constituted, or the dissolution of the partnership; or, if Tenant consists of more that one person, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) from one thereof to the other or other thereof, or to any third party; or, if Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or any change in the ownership (voluntary, involuntary, by operation of law, creation of new stock or otherwise) of fifty percent (50%) or more of its capital stock from the ownership existing on the date of execution hereof, or, the sale of fifty percent (50%) of the value of the assets of Tenant. Notwithstanding anything to the contrary contained in the foregoing, Landlord’s consent shall not be required for Tenant’s assigning this Lease or subletting a portion of the Demised Premises (but Landlord shall receive no less than ten [10] business day’s prior written notice along with the financial information referred to in Article 9.1A for both Tenant and the affiliate, subsidiary, parent, merged or consolidated company) to an affiliate, subsidiary or parent of Tenant, a company into or with which Tenant is merged or consolidated or to a company which purchases all or substantially all of Tenant’s assets. For purposes hereof: (i) an affiliate of Tenant shall mean any entity which is directly controlled by or is under common control with Tenant (“control” being interpreted as the ownership of fifty-one percent (51%) or more of the interests in such entity and possession of the power to direct the management and policies of such entity and the distribution of its profits); (ii) a subsidiary of Tenant shall mean an entity which is controlled by Tenant; (iii) a parent of Tenant shall mean an entity which has ownership of fifty-one percent (51%) or more of the interests of Tenant and possession of the power to direct the management and policies of Tenant and the distributions of Tenant’s profits; (iv) an entity in which or with which Tenant is merged or consolidated shall mean an entity subject to the jurisdiction of the courts of the State of New York which succeeds Tenant in accordance with applicable statutory provisions for merger or consolidation of entities and which, by operation of law or by effective provisions contained in the instruments of merger or consolidation fully assumes the liabilities of the entities participating in such merger or consolidation and which has, on the completion of such merger or consolidation, satisfies the Net Worth Test (hereinafter defined); and (v) an entity which purchases all or substantially all of Tenant’s assets shall mean an entity which: (A) is unrelated to Tenant or any affiliate, subsidiary or parent of Tenant; (B) is subject to the jurisdiction of the courts of the State of New York; (D) fully assumes the liabilities and the obligations of Tenant under this Lease; (D) purchases such assets pursuant to a bona fide, arm’s length sale that is not consummated for the purpose of circumventing the restrictions set forth in this Article; and (B) has, on the completion of such sale, satisfies the Net Worth Test, Furthermore, Landlord agrees that (i) Article 9.1B(8) or 9.4, as applicable, shall not be applicable to any permitted subletting/assignment under this Article 9.3 and (ii) Landlord shall not be allowed to avail itself of any recapture rights in connection with any assignment allowable under this Article 9.3. In connection with this Article, Landlord shall have the right, at any reasonable time and from time to time, to examine such books and records of Tenant as may be necessary to establish that (a) such entity (subtenant or assignee) remains a related/affiliated entity of Tenant and that no rent is being paid to Tenant by such related entity and (b) the Net Worth Test is being complied with (including the request for financial information). In addition, a transfer of control of the Tenant to any corporation whose securities are traded on a public securities exchange or the redemption or issuance of additional stock of any class shall not be deemed to be an assignment of this Lease, provided that upon the completion of said transaction(s) the transferee entity passes the Net Worth Test, and Landlord’s consent to such assignment or subletting shall not be required (provided prior written notice is given to Landlord). The Net Worth Test shall not be satisfied unless the assignee shall have a net worth and annual income and cash flow, determined in accordance with generally accepted accounting principles, consistently applied, after giving effect to such assignment, equal to Tenant’s net worth and annual income and cash flow, as so determined, on the date immediately preceding the date of such assignment.

For the purposes of this Article 9, the direct or indirect transfer of a controlling ownership interest in a Tenant, by merger, consolidation, transfer of shares of a Tenant, sale of all or substantially all of the assets of a Tenant or otherwise, whether effected in a single transaction or series of transactions, shall be deemed an assignment of this Lease and shall be subject to all of the provisions of this Article 9, including, without limitation, the requirement that Tenant obtain Landlord’s prior consent thereto, unless the same is expressly permitted by the terms and provisions of this Section 9.3. The transfer of shares of a Tenant for purposes of this Section 9.3 shall not include the sale of shares effected through any nationally recognized stock exchange.

9.4                                         If Landlord gives its consent to any assignment of this Lease, or if Tenant is otherwise permitted to make any assignment pursuant to this Lease, Tenant shall in consideration therefor, pay to Landlord, as Additional Rent, an amount equal to one-half (1/2) of all sums and consideration paid to Tenant by the assignee for or by reason of such assignment (including any sums paid for the sale, rental, or use of Tenant’s Property (as defined in Section 17 hereinafter) in excess of the then unamortized value of Tenant’s Property as reflected in Tenant’s federal income tax returns) less the reasonable brokerage commissions and legal fees (all amortized, without interest, over the remaining term of this Lease, on a straight-line basis), if any, actually paid by Tenant in connection with such assignment. The sums payable under this Subsection 9.4 shall be paid to Landlord as and when payable by the assignee or subtenant to Tenant.

9.5                                         In no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counter claim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Section. Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

9.6                                         In the event that Tenant fails to execute and deliver any assignment or sublease to which Landlord consented under the provisions of this Section within forty-five (45) days after the giving of such consent, then Tenant shall again comply with all of the provisions of this Section before assigning its interest in this Lease or subletting the Demised Premises.

9.7                                         Notwithstanding any provision in this Lease to the contrary, it shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment or subletting of the Premises if (i) the proposed transferee’s anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material (as defined in Section 45 herein); (ii) the proposed transferee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee’s actions or use of the property in question; or (iii) the proposed transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.

9.8                                         Landlord shall consent to Tenant subletting up to twenty percent (20%) of the Demised Premises for general administrative office use for business professionals, provided that (i) Tenant gives prior written notice to Landlord, along with a copy of the executed sublease and a proper certificate of insurance [naming Landlord and Landlord’s managing agent and any other entities required by Landlord as additional insureds], (ii) the sublessee and Tenant sign Landlord’s standard consent form for the Building, (iii) Tenant pays Landlord’s reasonable legal fees associated therewith, (iv) the subtenants are not given a separate entrance to the Demised Premises and (v) such subtenancy is in compliance with the terms and provisions of this Lease. The subletting referred to in this section 9.8 shall not be subject to the provisions of subparagraph 9.1B(8) and Landlord shall have no right of recapture relative to same.

10.                                         Indemnity. Tenant shall indemnify, hold harmless and defend Landlord (for whom, for purposes of this Section 10, shall be deemed to include all additional insureds required to be named under Tenant’s commercial liability insurance policy, pursuant to Section 24 hereinafter) from and against all damages, suits, losses, costs, expenses, claims, causes of action, liabilities, and injuries (including without limitation, reasonable attorney’s, consultant’s and expert’s fees and costs and litigation expenses) arising, or alleged to arise, from (a) bodily injury or personal injury suffered by any party and occurring in the Premises, unless caused by the willful or grossly negligent acts of Landlord, its contractors, agents or employees; (b) bodily injury or personal injury to any party caused by Tenant, its contractors, agents or employees occurring outside the Premises; and/or (c) property damage caused or suffered by Tenant or any party inside the Premises or caused or suffered by Tenant, its contractors, agents or employees outside the Premises, unless due to the willful acts or gross negligence of Landlord, its contractors, agents or employees. Tenant shall, at its own expense, defend all actions brought against Landlord for which Tenant is or may be responsible for indemnification hereunder, with legal counsel reasonably acceptable to Landlord and if Tenant fails to do so, Landlord (at its option, but without being obligated to do so) may, at the expense of Tenant and upon notice to Tenant, defend such actions, and Tenant shall pay and discharge any and all judgments that arise therefrom. The terms of this Section 10 are subject to the provisions of Sections 23 and 24 herein. The provisions of this Section 10 shall survive the expiration or earlier termination of this Lease.

11.                                 Subordination / Mortgagee’s Right to Cure Landlord’s Defaults. This Lease and all rights of Tenant hereunder are subject and subordinate to any deeds to secure debt, mortgages or any other instruments of security, as well as to any ground leases, that now or hereafter cover all or any part of the Building, the Land or any interest of Landlord therein, and to any and all advances made on the security thereof, and to any and all increases, renewals, modifications, consolidations, replacements and extensions of any such instruments. This provision shall be self-operative and no further instrument shall be required to effect such subordination of this Lease. Tenant shall, however upon demand execute, acknowledge and deliver to Landlord any and all instruments and certificates that in the judgment of Landlord may be necessary or proper to confirm or evidence such subordination. Notwithstanding the generality of the foregoing provisions of this Section, Tenant agrees that any such mortgagee shall have the right at any time to subordinate any such instruments to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate. Tenant further covenants and agrees upon demand by Landlord’s mortgagee at anytime, before or after the institution of any proceedings for the foreclosure of any such instruments, or sale of the Building pursuant to any such instruments, to attorn to such purchaser upon any such sale and to recognize such purchaser as Landlord under this Lease. The agreement of Tenant to attorn upon demand of Landlord’s mortgagee contained in the immediately preceding sentence shall survive any such foreclosure sale. Tenant shall upon demand at any time or times before or after any such foreclosure sale, execute, acknowledge and deliver to Landlord’s mortgagee any and all instruments and certificates that in the judgment of Landlord’s mortgagee may be necessary or proper to confirm or evidence such attomment. Tenant hereby irrevocably appoints Landlord’s mortgagee as Tenant’s agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates.

Landlord will request from any future mortgagee(s) of the Building that any such future mortgagee(s) (and Landlord will use reasonable efforts to have said mortgagee[s]) execute and deliver to Tenant a document wherein it is agreed that, provided Tenant is not in default under any of the terms, conditions and/or provisions of this Lease, beyond any applicable grace period, neither Tenant’s possession of the Demised Premises nor its rights under this Lease shall be disturbed. Tenant acknowledges and agrees that (i) it shall reimburse Landlord, on demand, for all of Landlord’s reasonable costs (including, without limitation, all reasonable legal fees and disbursements) connected in any way with Landlord’s above-mentioned request to any mortgagee(s) of the Building, (ii) no representations, warranties or promises have been made to Tenant that the mortgagee(s) of the Building, if any, will execute such a document, (iii) neither this Lease nor compliance by Tenant with any of its terms, conditions and/or provisions are conditioned, in any manner whatsoever, on (x) the execution or non-execution of such a document, or (y) the issue of whether Landlord used reasonable efforts to have said mortgagee(s) execute such a document and (iv) Tenant shall have no rights or remedies whatsoever against anyone or thing in the event the mortgagee(s) of the Building, if any, does not execute such a document.

12.                                 Rules and Regulations. Tenant and Tenant’s agents, employees and invitees will comply with all the rules and regulations of the Building, which are attached hereto as Exhibit “C” and incorporated herein by reference; it being understood that in the event of any conflict between this Lease and the rules and regulations, the provisions of this Lease shall control. Landlord in its sole judgment shall have the right to rescind or change such rules and regulations or to promulgate other rules and regulations in a manner deemed advisable for safety, care, or cleanliness of the Building and related facilities or Premises, and for preservation of good order therein, all of which rules and regulations, changes and amendments will be forwarded to Tenant in writing and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by the employees, servants, agents, visitors and invitees of Tenant and failure to comply shall be an Event of Default, following the expiration of any applicable notice and cure period set forth herein.

13.                                 Access to Premises. Landlord and its agents and representatives shall have the right to enter into and upon any and all parts of the Premises (a) to inspect or examine the Premises; (b) to determine the course and degree of completion of Tenant’s Work and its compliance with Tenant’s Plan (as defined in Section 54) and the terms of conditions of this Lease; (c) to perform any obligation of Landlord under this Lease or exercise any right or remedy reserved to Landlord under this Lease; (d) to erect, install, use and maintain pipes, ducts and conduits in and through the Premises; (e) to make such decorations, repairs, alterations, improvements or additions, or to perform such maintenance, including, but not limited to, the maintenance of all heating, air conditioning, ventilating, elevator, plumbing, electrical, telecommunication and other mechanical facilities, as Landlord may deem necessary or desirable; (f) to take all materials into and upon the Premises that may be required in connection with any such decorations, repairs, alterations, improvements, additions or maintenance; (g) to alter, renovate and decorate the Premises at any time during the Lease Term if Tenant shall have removed all or substantially all of Tenant’s property from the Premises; (h) to show the Premises to prospective tenants within the last eight (8) months of the Lease Term; and (i) to show the Premises to prospective purchasers or lenders of the Building.

Supplementing the above, (i) Landlord agrees that, except in cases of emergency and/or when required or permitted by law, any entry upon the Demised Premises shall be made at reasonable times during Regular Business Hours, and only after reasonable advance notice; (ii) if Tenant, its agent, representative or employee shall not be personally present or shall not open and permit an entry into the Demised Premises at any time when such entry shall be necessary or permissible, Landlord shall use a master key or forcibly enter the Demised Premises, without liability; and (iii) lessors under any superior lease and the holders of any mortgage shall have the right to enter the Demised Premises from time to time through their respective employees, agents, representatives and architects to inspect the Premises or to cure any default of Landlord or Tenant relating thereto. Tenant shall not be entitled to any abatement or reduction of Rent by reason of this Section 13, nor shall such be deemed to be an actual or constructive eviction.

Notwithstanding anything to the contrary contained in this Section 13, Landlord and its agents shall have the right to permit access to the Demised Premises, whether or not Tenant shall be present, to any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, any property of Tenant or any other occupant of the Demised Premises, or for any other lawful purpose, or by any representative of the fire, police, building, sanitation or other department of the City, State or Federal Governments. Except in eases of emergency and/or when entry is required or permitted by law, any such entry upon the Demised Premises shall be made only after reasonable advance notice to Tenant and, upon Tenant’s request, Landlord shall provide Tenant with any available proof of authority and entitlement to enter. Nothing contained in this Section or any action taken by Landlord pursuant to this Section, shall be deemed to constitute recognition by Landlord that any person other than Tenant has any right or interest in this Lease or the Demised Premises.

14.                                 Condemnation. If the Premises, or any part thereof, or if the Building or any portion of the Building, leaving the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date of this Lease, shall be taken or condemned in whole or in part for public purposes, or sold in lieu of condemnation, then the Lease Term shall, at the sole option of Landlord, forthwith cease and terminate. All compensation awarded for any taking (or sale proceeds in lieu thereof) shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant. Notwithstanding anything contained in this Lease to the contrary, Tenant shall be entitled to (i) claim, prove, and receive in condemnation proceedings or other proceedings in the event of a conveyance in lieu of condemnation, damages for relocation costs, improvements, fixtures and other equipment installed by Tenant, together with any award for loss of business or leasehold interest paid for by Tenant or (ii) terminate this Lease if greater than twenty-five percent (25%) of the Premises are taken or if the Premises are no longer accessible, provided Tenant gives Landlord written notice within thirty (30) days of such event. In the event of a partial taking, Base Rent and Tenant’s Percentage shall be reduced proportionately and Landlord will restore the Premises to a self-contained unit.

15.                                 Casualty.

A.                                           In the event the Premises or the Building are materially or totally damaged or are rendered materially or wholly untenantable by fire or other casualty or accident, Landlord may, as provided for hereinafter, give Tenant written notice of Landlord’s election to terminate the Lease, and thereupon the term of the Lease shall expire by lapse of time upon the tenth (10th) day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord.

Landlord shall, within the later of (a) one hundred twenty (120) days from the fire or casualty or (b) thirty (30) business days after Landlord receives written notice from its insurance carrier regarding the extent of insurance proceeds Landlord will receive to restore the Building and/or the Premises, give Tenant written notice (“Casualty Notice”) of its intention to either (i) restore or rebuild the Premises in character, layout and area substantially equal to the Premises damaged or destroyed immediately prior to such damage or destruction (except Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment, trade fixtures and other improvements [including Tenant Improvements, if any] which may have been placed by Tenant [or by Landlord on behalf of Tenant] in the Premises) within two hundred forty (240) days from the date of such fire or other casualty (but such two hundred forty [240] day period shall be subject to reasonable extensions and delays resulting from acts of God, fire, strikes, lockouts, labor trouble, inability to procure materials by reason of governmental restrictions, riots, insurrection, war or other causes beyond the reasonable control of Landlord) or (ii) terminate this Lease, as hereinbefore mentioned. In the event Landlord elects to restore or rebuild the Premises, Base Rent and all other obligations of Tenant shall abate as of the date of such fire or other casualty (as long as Tenant shall not be in monetary or material nonmonetary default under this Lease after the expiration of any applicable cure period and such damage or casualty was not caused by Tenant) until the Premises shall have been restored or rebuilt by Landlord as required hereunder and possession thereof shall have been delivered to Tenant.

If Landlord fails to give the Casualty Notice within the period required under this Section or, if Landlord fails to repair the damage (if the Casualty Notice notes Landlord’s intention to do so) from the casualty within the period set forth in the Casualty Notice (subject to force majeure), then Tenant shall have the right (provided Tenant is not in default under the Lease beyond any applicable notice and cure period and Tenant cannot conduct its business operations within the Premises) to elect to immediately cancel this Lease by giving written notice to Landlord, provided such notice states that “Landlord failed to cancel this Lease within the required time period of Section 15 of the Lease” and that “Landlord’s failure to void Tenant’s notice of termination of the Lease within fifteen (15) business days of Landlord’s receipt of this correspondence shall be deemed Landlord’s acceptance of Tenant’s termination of the Lease”. A copy of such notice must be simultaneously sent to Landlord’s counsel (or such other parties as Landlord may from time to time designate) in accordance with the notice provisions of this Lease in order for such request to be deemed effective. In the case Tenant gives a termination notice because Landlord failed to repair the casualty within the applicable time period, Landlord can only void Tenant’s termination notice by delivery of the Premises in the condition required under this Section within thirty (30) business days of Landlord’s receipt of the termination notice.

Notwithstanding anything to the contrary contained in this Section, Tenant shall have the option to cancel the Lease, in the event such casualty was not caused by Tenant and (i) the casualty occurs during the last year of the Lease Term, (ii) the casualty occurs at any time and, in both Landlord’s and Tenant’s reasonable opinion, the restoration will take over three hundred sixty (360) days from said occurrence or (iii) the Casualty Notice informs Tenant that Landlord intends to restore (and not terminate), but the restoration will take over two hundred seventy (270) days to restore from the date of the casualty or damage.

B.                                             In the event the Premises are partially [e.g., less than ten percent (10%) of the Premises] damaged or are rendered partially [e.g., less than ten percent (10%) of the Premises] untenantable by fire or other casualty, Landlord shall within one hundred eighty (180) days from the fire or casualty repair the area of the Premises damaged in a manner substantially equal to the Premises damaged or destroyed immediately prior to such damage or destruction [except Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment, trade fixtures and other improvements (including Tenant Improvements, if any) which may have been placed by Tenant (or Landlord on behalf of Tenant) in the Premises]. Such one hundred eighty (180) day period shall be subject to reasonable extensions and delays resulting from acts of God, fire, strikes, lockouts, labor trouble, inability to procure materials by reason of governmental restrictions, riots, insurrection, war or other causes beyond the reasonable control of Landlord. If Landlord does not repair the damage from the casualty within the aforesaid period required hereunder, then Tenant shall have the right (provided Tenant is not in default under the Lease beyond any applicable notice and cure period and Tenant cannot conduct its business operations within the Premises) to elect to cancel the Lease by giving written notice to Landlord, provided such notice states that “Landlord failed to cancel this Lease within the required time period of Section 15 of the Lease and that Landlord’s subsequent failure to void Tenant’s notice of termination of the Lease within thirty (30) business days of Landlord’s receipt of this correspondence shall be deemed Landlord’s acceptance of Tenant’s termination of the Lease”. Accordingly, Landlord can only void Tenant’s termination notice by delivery of the Premises in the condition required under this Section within thirty (30) business days of Landlord’s receipt of the termination notice. A copy of such notice must be simultaneously sent to Landlord’s counsel (or such other parties as Landlord may from time to time designate) in accordance with the notice provisions of the Lease in order for such request to be deemed effective.

C.                                             Notwithstanding anything to the contrary contained in this Section, if any mortgagee under a deed to secure debt, security agreement or mortgage requires the insurance proceeds from a casualty (whether a casualty causes total or partial damage) be applied against the mortgage debt, Landlord shall have no obligation to rebuild and restore (in the case of a casualty causing total or partial damage) and the Lease shall terminate upon notice to Tenant; provided, however, that Landlord shall notify Tenant, within thirty (30) days after any such mortgagee gives a notice to Landlord of such election to apply such proceeds against the mortgage debt, of the fact that such mortgagee has done so. Except as hereinafter provided, any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control. Tenant hereby waives the provisions of any applicable law and agrees that the provisions of this Section shall control in lieu thereof.

D.                                            In the event Landlord elects to restore or rebuild as provided for in Subsection A of this Section or restores or rebuilds pursuant to Section B of this Section, it is agreed that this Lease shall continue in full force and effect and Tenant shall promptly repair, restore or replace Tenant’s Improvements, trade fixtures, furniture, equipment, signs, and contents in the Premises in a manner and to a condition substantially equal to that existing prior to their damage or destruction, and the proceeds of all insurance carried by Tenant on said property shall be held in trust by Landlord for the purposes of such repair, restoration, or replacement. It is also agreed that during any period of restoration, Tenant will be responsible for the security of its property (including, without limitation, all goods, inventory, equipment) and will be responsible at its sole cost and expense to remove same from the damaged Premises (as directed by Landlord) pending restoration, if necessary; it being understood and agreed that Landlord will have no responsibility or liability with respect thereto if the same remain in any portion of the damaged Premises.

16.                                 Holding Over.

(a)                                          Tenant hereby indemnifies and agrees to defend and hold Landlord harmless from and against any loss, cost, liability, claim, damage, fine, penalty and expense (including reasonable attorneys’ fees and disbursements) resulting from delay by Tenant in surrendering the Demised Premises upon the termination of this Lease, including any claims made by any succeeding tenant or prospective tenant or successor landlord founded upon such delay.

(b)                                         If Tenant holds over its possession after the Expiration Date or earlier termination of the Lease Term or following any extended term of this Lease, such holding over shall not be deemed to extend the term of this Lease or renew this Lease. Under no circumstances (i) will such holdover constitutes month-to-month tenancy, (ii) shall this Section 16 imply any right of Tenant to remain in the Premises after the expiration or earlier termination of this Lease, (iii) will Landlord be prohibited from exercising any rights permitted by law against a holdover tenant; or (iv) will any monies paid by Tenant or accepted by Landlord (e.g., Rent, holdover rent or otherwise) after the expiration or earlier termination of this Lease be deemed to reinstate any form of tenancy between Tenant and Landlord. In connection with such holdover, Tenant shall pay the following charges for the use and occupancy of the Premises for each calendar month or part thereof (even if such part shall be a small fraction of a calendar month), which total sum Tenant agrees to pay to Landlord promptly upon demand, in full, without set-off or deduction: (i) 1/12 of the highest annual Base Rent set forth in Section 1.8 of this Lease, times one and one-half (1.5); plus (ii) those other items of recurring Additional Rent that would have been payable monthly pursuant to this Lease, had this Lease not expired or terminated. The aforesaid provisions of this Section 16 shall survive the expiration or sooner termination of this Lease.

17.                                         Taxes on Tenant’s Property. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises (herein called “Tenant’s Property”). If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and if Landlord elects to pay the same or if the assessed value of Landlord’s property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

18.                                         Events of Default. The following shall be events of default by Tenant (“Event of Default”) under this Lease:

18.1                                   Tenant shall fail to pay when due any Rent or other sums payable by Tenant hereunder. Notwithstanding the foregoing, with regard to this Section 18.1, Landlord shall provide Tenant with written notice of such default and Tenant shall have ten (10) days after receipt of such notice of default to cure such default, provided, however, Landlord shall only be obligated to provide notice of a default under Article 18.1 one (1) time in any calendar year.

18.2            Tenant shall fail to comply with or observe any other provision of this Lease (however, it shall only be an Event of Default after Tenant has received ten (10) days written notice to cure said default [unless said default is not reasonably capable of cure within said period, Tenant must undertake with all diligence, all necessary steps to cure same within said ten (10) days and thereafter continue to diligently pursue said cure to completion] and the aforesaid default has not been cured within the applicable cure period). For purposes of this Section 18.2, such notice to cure shall be sent by certified mail, return receipt requested, to the address set forth in Section 1.3, and such cure period shall be deemed to commence from the date such notice to cure is mailed.

18.3            Tenant or any guarantor of Tenant’s obligations hereunder shall make an assignment for the benefit of creditors.

18.4            Any voluntary or involuntary petition shall be filed by or against Tenant or any guarantor of Tenant’s obligations hereunder under any section or chapter of the Federal Bankruptcy Act, as amended from time to time, or under any similar law or statute of the United States or any State thereof; or Tenant or any guarantor of Tenant’s obligations hereunder shall be adjudged bankrupt or insolvent in proceedings filed thereunder. Notwithstanding the foregoing, the filing of an involuntary petition in bankruptcy shall not constitute an Event of Default, so long as the Tenant has moved within sixty (60) days after such filing to dismiss such involuntary petition, and further provided that such application is thereafter granted by the United States bankruptcy court.

18.5            A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant’s obligations hereunder, and such trustee or receiver is not vacated or discharged within sixty (60) days.

18.6            Tenant shall desert, abandon or vacate the Premises, unless, as a result of a casualty or other event, in the Landlord’s reasonable opinion, the Premises shall not be usable for the permitted use hereunder.

18.7            Any writ of execution, attachment, or garnishment shall be levied against any interest of Tenant in this Lease, the Premises, or any property located in the Premises, unless same shall be discharged within sixty (60) days.

18.8            Tenant takes or fails to take any other action hereunder constituting an Event of Default.

19.        Remedies. If there is an Event of Default by Tenant under this Lease, then without any notice or demand to Tenant whatsoever (other than that already given to Tenant under Section 18 herein above, where applicable), Landlord shall have the right (but not any duty) to exercise, on a cumulative basis (but without duplication of any costs or damages), any or all of the following remedies:

19.1            Landlord may continue this Lease in full force and effect and proceed to collect all Rent when due (through a non-payment summary proceeding or other appropriate non-payment legal action).

19.2            Without prejudice to any other remedy which Landlord may have, Landlord may continue this Lease in full force and effect and may, through an eviction proceeding or otherwise, expel or remove Tenant and any others who may be occupying or within the Premises, to remove any and all property therefrom. In connection therewith, Landlord shall have the right to relet all or any portion of the Premises after securing legal possession of the Premises for Tenant’s account. Landlord shall not be required to accept any proposed new tenant offered by Tenant. Tenant shall be responsible to pay to Landlord on demand, as Additional Rent, all costs Landlord incurs in securing possession of the Premises and reletting any portion of the Premises, including, without limitation, brokers’ commissions, expenses of repairs and remodeling, reasonable attorneys’ fees, and all other actual costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. During the term of any reletting, Tenant shall be responsible to pay to Landlord the Rent due under this Lease on the dates due, less any net rents Landlord receives pursuant to any reletting.

19.3            Landlord may, at any time following such Event of Default, give to Tenant a five (5) days’ notice of termination of this Lease and, in the event such notice is given, this Lease and the Lease Term shall come to an end and expire upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date of this Lease. Landlord may thereafter repossess the Premises and dispossess Tenant either by summary proceeding or by any other applicable action or proceeding. Any notice given by Owner to Tenant under this Section 19.3 shall be deemed a “ten day notice to quit” under the provisions of Section 713 of the Real Property Actions and Proceedings Law. From and after any such termination, Landlord shall have the right to recover from Tenant all costs, expenses, losses and damages caused by, resulting from or incurred in connection with said Event of Default and/or termination including, but not limited to: (i) an amount equal to all unpaid Rent that had accrued up to the time of termination of this Lease and any subsequent holdover rent that may be due and owing; (ii) an amount equal to (a) the present value of all Base Rent and Additional Rent (assuming that the Additional Rent payable hereunder for the future will be the same as for the most recent Lease Year) which would have accrued under this Lease had this Lease not been terminated, for the period of time between the date of calculation of the amounts due under subparagraph (i) above and the date the Lease Term would have expired if this Lease had not been so terminated; (iii) the amortized cost of any tenant allowance or improvements provided by Landlord, as may be provided for herein, if any; (iv) the value of any free rent granted to Tenant hereunder and (v) an amount equal to any and all damages, consequential and/or incidental, as well as compensatory, sustained by Landlord and reasonably necessary to compensate Landlord for all economic losses proximately caused by Tenant’s Event of Default.

19.4            Intentionally Deleted.

19.5            Landlord may cure any Event of Default at Tenant’s cost. If Landlord at any time, by reason of Tenant’s Event of Default, pays any sum to cure any default, the sum so paid by Landlord shall be immediately due from Tenant to Landlord on demand, and shall bear interest at the Default Rate from the date paid by Landlord until Landlord shall have been reimbursed by Tenant. Said sum, together with interest thereon, shall be Additional Rent.

19.6            Landlord may apply all or part of the Security Deposit, as provided in Section 3.4.

19.7            Landlord may exercise any or all other rights or remedies available at law or equity, including, without limitation, the right to obtain restraining orders, injunctions and decrees of specific performance.

19.8            Landlord may obtain an injunction by any court of competent jurisdiction restraining any threatened breach or any continuing breach of any of Tenant’s covenants hereunder.

Any right granted in this Section 19 to Landlord in the event of an Event of Default by Tenant hereunder shall apply to any extension or renewal of this Lease. No act or thing done by Landlord or Landlord’s employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises. No waiver by Landlord of any default of Tenant hereunder shall be implied from any inaction by Landlord on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated. The receipt by Landlord of Rent with knowledge of the breach of any covenant of Tenant contained in this Lease shall not be deemed a waiver of such breach. If on the Commencement Date or thereafter during the Lease Term, Tenant shall be in default in the payment of Rent to Landlord pursuant to the terms of any other lease(s) with Landlord or with Landlord’s predecessor in interest, Landlord may, at Landlord’s option and without notice to Tenant, add the amount of such arrearages to any monthly installment of Base Rent or Additional Rent payable hereunder and the same shall be payable to Landlord as Additional Rent.

20.              Attorneys’ Fees. Tenant hereby agrees to pay, as Additional Rent, all reasonable attorneys fees and disbursements (and all other court costs or expenses of legal proceedings) which Landlord may reasonably incur or pay out by reason of, or in connection with: (A) any action or proceeding by Landlord against Tenant (including, but not limited to, any arbitration proceeding or summary proceeding), if Landlord is successful in its action; (B) any default by Tenant in the observance or performance of any obligation under this Lease for which Landlord incurs attorney fees and/or disbursements in order to enforce this Lease (i.e., default letter), whether or not Landlord commences any action or proceeding against Tenant, if Landlord is successful in its action; (C) any action or proceeding brought by Tenant against Landlord (or any officer, partner, or employee of Landlord) in which Tenant fails to secure a final unappealable judgment against Landlord; and (D) any other appearance by Landlord (or any officers partner or employee of Landlord) as a witness or otherwise in any action or proceeding whatsoever involving or affecting Landlord, Tenant or this Lease. Tenant’s obligations under this Section 20 shall survive the expiration of the Lease Term hereof or any other termination of this Lease. This Section 20 is intended to supplement (and not to limit) other provisions of this Lease pertaining to indemnities and/or attorney’s fees.

21.              Intentionally Deleted.

22.              Liens. Tenant will not permit any lien to be placed upon the Premises or the Project, or any portion thereof or any improvements thereon during the Lease Term caused by or resulting from any repair work, maintenance work or alterations performed, materials furnished or obligation incurred by or at the request of Tenant or claimed to have been performed or furnished for on behalf of Tenant. All persons contracting with Tenant for the construction and installation of improvements to or alteration or repair of the Premises and all materialmen, contractors, mechanics and laborers shall be charged with notice that they must look to Tenant’s interest in the Premises only to secure payment of any bill for work done or materials furnished during the Lease Term. In the case of the filing of any such mechanics’ or other lien or any notice of intention to file a lien against the Project or any part thereof, Tenant will promptly pay or otherwise discharge the same. If default in payment or discharge thereof shall continue for twenty (20) days after notice thereto from Landlord to Tenant, such shall be an Event of Default and, in addition to any other rights Landlord may have under this Lease, Landlord shall have the right, at Landlord’s option, of paying the same without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest at the Default Rate, shall be Additional Rent hereunder due from Tenant to Landlord and shall be repaid to Landlord immediately on demand. Landlord, shall also have the option of applying and using Tenant’s Security Deposit to pay such lien, in which case Tenant shall be obligated to restore such Security Deposit in accordance with Section 3.4 herein.

23.           Waiver of Subrogation. In the event the Premises or its contents are damaged or destroyed by fire or other insured casualty, (i) Landlord, to the extent of the coverage of Landlord’s policies of fire insurance, hereby waives its rights, if any, against Tenant with respect to such damage or destruction, even if said fire or other casualty shall have been caused, in whole or in part, by the negligence of Tenant, and (ii) Tenant, to the extent of the coverage of Tenant’s policies of fire insurance with extended coverage, hereby waives its rights, if any, against Landlord and all additional insureds under such policy(ies) with respect to such damage, or destruction, even if said fire or other casualty shall have been caused, in whole or in part, by the negligence of Landlord; provided, however, such waivers of subrogation shall only be effective with respect to loss or damage occurring during such time as Landlord’s or Tenant’s policies of fire insurance (as the case may be) shall contain a clause or endorsement providing in substance that the aforesaid waiver of subrogation shall not prejudice the type and amount of coverage under such policies or the right of Landlord or Tenant (as the case may be) to recover thereunder. If, at any time, Landlord’s or Tenant’s insurance carrier refuses to write insurance which contains a consent to the foregoing waiver of subrogation (or an effectively similar provision), the provisions of this Section shall be null and void as to any casualty which occurs after such notice.

24.           Tenant’s Insurance.

A.           Tenant shall carry (at its sole expense during the Lease Term):

(I)               all-risk property insurance, insuring all improvements and alterations in the Premises, whether now existing or hereinafter installed by or on behalf of Tenant and any and all furniture, fixtures, equipment, supplies, inventory, contents and other property owned, leased, held or possessed by Tenant and contained therein. Such insurance shall be in an amount equal to the full replacement cost of such improvements and property, as such may increase from time to time, without deduction for depreciation, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (all risk), boiler and machinery, flood, glass breakage and sprinkler leakage, and naming Landlord as loss payee as its interest may appear;

(II)             worker’s compensation and employer’s liability insurance required by applicable law; and

(III)            commercial general liability insurance on an occurrence basis for injury to or death of a person or persons and for damage to property occasioned by or arising out of any work being done on the Premises, or arising out of the condition, use or occupancy of the Premises, or other portions of the Building, and covering Tenant’s indemnification obligations imposed by Section 15 of this Lease, the limits of such policy or policies to be in amounts not less than $1,000,000.00 in primary liability coverage and $2,000,000.00 in the generate aggregate (exclusively dedicated to Tenant’s operations in the Building; a “per project” aggregate), along with an excess/umbrella liability policy or policies in amounts not less than $4,000,000.00. All such liability policies shall (a) be written on a form affording coverage which is at least as broad as the current ISO occurrence based form and shall not contain any non-ISO endorsements which serve to restrict coverage; (b) shall contain endorsements which (i) delete any employee exclusion on personal injury coverage, (ii) include employees as additional insureds and (iii) contain cross-liability, waiver of subrogation and such other provisions as Landlord may reasonably require and (c) shall (i) be written to apply to all bodily injury, property damage, personal injury and other covered loss, however occasioned and (ii) shall specifically not contain an electromagnetic field (EMF) exclusion.

B.           Landlord retains the right, in its reasonable discretion, to increase the amount and/or types of insurance required to be maintained under this Section 24 by Tenant (to the amounts and/or types of coverage then required by Landlord of tenants entering into new leases in the Building or as being carried by similarly situated tenants in comparable buildings) on not less than thirty (30) days’ notice to Tenant and not more frequently than annually based on such factors as inflation, Tenant’s insurance claims history, the advice of Landlord’s insurance advisors and any other relevant factors (but in no event [i] prior to the second [2nd] anniversary of the Lease Term and [ii] by more than $2,000,000.00 in the aggregate over the remainder of the Lease Term). No insurance policy or policies required to be carried by Tenant will be subject to more than a $10,000.00 deductible limit without Landlord’s prior written consent.

C.               All said insurance policies shall be carried with companies licensed to do business in the state in which the Premises are located reasonably satisfactory to Landlord. Tenant shall deliver duly executed certificates of such insurance to Landlord prior to the Commencement Date and shall endeavor to provide renewal certificates at least thirty (30) days prior to the expiration of each respective policy term.

D.               Initially, all commercial general liabilities policies (both primary and excess/umbrella policies) shall each name Wells 60 Broad Street, LLC and CRG Management, LLC as additional insureds and provide that it is primary to, and not contributing with, any policy carried by Landlord, Landlord’s property manager, or other designated person covering the same loss in connection with this Lease. All coverage for additional insureds shall specifically include coverage for completed operations. Tenant shall be responsible for notifying its insurance carriers in the event of a loss or a potential loss involving any of the additional insureds. In addition, at any time during the Lease Term, Landlord may require Tenant to amend or add any other person or entity, designated by Landlord, as an additional insured on such policy(ies).

E.               If Tenant fails to take out or keep in force any insurance required to be carried by Tenant, or to provide evidence of the same, Landlord shall have the right, but shall not be obligated, to obtain such insurance at the sole cost and expense of Tenant, and Tenant shall reimburse Landlord for the cost thereof upon demand. If, due to the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a co-insurer by its insurance carrier, then any loss or damage Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor from Landlord and evidence of such loss. Landlord makes no representation that the minimum limits of liability specified to be carried by Tenant hereunder are adequate to protect Tenant.

F.               In the event of a breach of any insurance procurement obligation under this Lease by Tenant or any of its contractors/subcontractors, Tenant shall pay for the Landlord’s (or any other entity that is/should have been included as an additional insured) reasonable attorneys fees, expenses and liability as a result of any claim or lawsuit. Landlord’s commercial general liability and excess liability insurers are deemed to be third-party beneficiaries of the insurance procurement obligations herein and in the event of a breach hereof, such insurers will have the same rights as Landlord against Tenant and its contractors as provided in this Lease.

25.           Brokerage. CRG REAL ESTATE SERVICES, LLC HAS REPRESENTED LANDLORD IN THIS TRANSACTION AND STUDLEY, INC. HAS REPRESNTED TENANT IN THIS TRANSACTION (COLLECTIVELY “BROKER”). BROKER SHALL BE PAID A COMMISSION BY LANDLORD IN CONNECTION “WITH THIS LEASE, UNDER A SEPARATE AGREEMENT. Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease other than with the brokers specifically identified above, and Tenant agrees to indemnify Landlord against all costs, expenses, attorneys’ fees or other liability for commissions or other compensation or charges claimed by any broker or agent claiming the same by, through or under Tenant, other than with the brokers specifically identified above.

26.           Building Name. Without the prior written consent of Landlord, Tenant shall not use the words “60 Broad Street” or the name of the Building for any purposes other than as the address of the business to be conducted by Tenant in the Premises. Landlord reserves the right at any time to change the name, number or designation by which the Project is commonly known.

27.           Estoppel Certificates. Tenant shall furnish from time to time when requested by Landlord or the holder of any deed to secure debt or mortgage covering the Building, the Premises, or any interest of Landlord therein, a certificate (which certificate shall be provided by Landlord at Landlord’s expense) signed by Tenant confirming and containing such certifications and representations deemed appropriate by Landlord or the holder of any deed to secure debt or mortgage covering the Building, the Premises or any interest of Landlord therein, and Tenant shall, within ten (10) days following receipt of said certificate from Landlord, return a fully executed copy of said certificate to Landlord. Tenant may, however, deliver the certificate to Landlord with changes to the representations contained therein in the event Tenant reasonably believes said changes are true and correct. If Tenant fails to return a fully executed copy of such certificate to Landlord within said period, (i) Tenant shall have approved and confirmed all of the provisions contained in such certificate and (ii) such failure shall be an Event of Default; Landlord reserving the right to exercise any further rights or remedies available to it under the Lease, at law or equity by reason of Tenant’s Event of Default hereunder.

28.           Notices. Each provision of this Lease, or of any applicable laws, ordinances, regulations, and other requirements with reference to the sending, mailing or delivery of any notice, or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

28.1                             Except as may be set forth in Section 3.2 herein, all Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at Landlord’s Address set forth in Section 1.5, to the attention of Accounts Receivable Clerk, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

28.2                             Except as may be otherwise expressly provided in this Lease, notices by either party to the other shall be in writing and shall be sent by registered or certified mail, by overnight mail by a reputable overnight delivery service or by hand delivery, addressed to Landlord or Tenant at their respective addresses herein above set forth in Section 1.3 and Section 1.5 or to such other address as either party shall hereafter designate by notice as aforesaid. All notices properly addressed shall be deemed served upon receipt by the addressee or, in the case of notice by certified or registered mail, three (3) days after the date of mailing, except that notice of change of address shall not be deemed served until received by the addressee. A copy of any and all notices to Landlord shall also be sent to: Eric Samer, Esq., 1330 Avenue of the Americas, 23rd Floor, New York, New York 10019. A copy of any and all notices to Tenant shall also be sent to: Mark Skolnick, Esq., Platzer, Swergold, 1065 Avenue of the Americas, 18th Floor, New York, NY 10018

29.           Force Majeure. Any prevention, delay or stoppage of work or other obligation to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes thereof, acts of nature, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the control of either Landlord or Tenant, as the case may be, shall forgive the performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Article 29 shall excuse or delay Tenant’s obligation to pay Rent or other charges under this Lease, except as expressly provided for otherwise in this Lease.

30.           Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

31.           Amendments; Binding Effect. This Lease may not be altered, changed or amended, except by instrument in writing signed by both parties hereto. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord and addressed to Tenant, nor shall any custom or practice which may evolve between the parties in the administration of the terms hereof be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

32.           Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant’s paying Rent and observing and performing all of the terms, covenants and conditions on Tenant’s part to be performed, Tenant may peacefully and quietly enjoy the Premises hereby demised for the Lease Term, subject to the terms and conditions of this Lease.

33.           Gender. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

34.           Joint and Several Liability. If there is more than one party to this Lease as Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant’s obligations hereunder, the obligations hereunder imposed upon Tenant shall be joint and several obligations of Tenant and such guarantor and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever, including without limitation, in case of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder.

35.           Captions. The captions contained in this Lease are for convenience of reference only and in no way limit or enlarge the terms and conditions of this Lease.

36.           Exhibits and Attachments. All exhibits, attachments, riders and addenda referred to in this Lease are incorporated into this Lease and made a part hereof for all intents and purposes. The special provisions attached hereto as Exhibit D, if any, shall control if in conflict with any of the terms of this Lease.

37.           No Joint Venture. Landlord and Tenant are not and shall not be deemed to be partners or joint venturers with each other.

38.           Intentionally Deleted.

39.           Evidence of Authority. Tenant and Landlord each covenants, warrants and represents that (i) each individual executing, attesting and/or delivering this Lease on behalf of Tenant and Landlord is authorized to do so on behalf of Tenant and Landlord; (ii) this Lease is binding upon Tenant and Landlord; and (iii) Tenant and Landlord are duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located.

40.              Governing Law. This Lease shall be construed and interpreted in accordance with and governed by the laws of the state in which the Premises are located.

41.              Landlord’s Managing Agent. Tenant agrees that all of the representations, warranties, waivers and indemnities made in this Lease by Tenant for the benefit of Landlord shall also be deemed to inure and to be for the benefit of CRG Management, LLC, its officers, directors, employees and independent contractors, except that the foregoing shall not permit CRG Management, LLC, its officers, directors, employees and independent contractors to assert, in lieu of Landlord, any independent cause of action against Tenant based on representations, made in this Lease by Tenant for the benefit of Landlord. However, nothing in the foregoing shall be deemed to prevent CRG Management, LLC, its officers, directors, employees and independent contractors from asserting same in an action against Tenant.

42.              Exculpation. The term Landlord as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Landlord’s interest in the Project. Tenant acknowledges and agrees, for itself and its successors and assigns, that no trustee, director, officer, employee or agent of Landlord shall be personally liable for any of the terms, covenants or obligations of Landlord hereunder, and Tenant shall look solely to Landlord’s interest in the Project for the collection of any judgment (or enforcement or any other judicial process) requiring the payment of money by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any obligation due Tenant or its successors or assigns.

43.              Covenants are Independent. Each covenant of Landlord and Tenant under this Lease is independent of each other covenant under this Lease, and no default by either party in performance of any covenant shall excuse the other party from the performance of any other covenant.

44.              Building Directory. At the written request of Tenant, Landlord shall list on the Building’s directory the name of Tenant, any trade name under which Tenant has the right to operate, any other entity permitted to occupy any portion of the Premises pursuant to the terms of this Lease, and the officers and employees of each of the foregoing entities, provided the number of names so listed does not exceed the Tenant’s Percentage of the capacity of such directory. If requested by Tenant, Landlord may (but shall not be required to) list the name of Tenant’s subsidiaries and affiliates; however, the listing of any name other than that of Tenant shall neither grant such party or entity any right to interest in this Lease or in the Premises nor constitute Landlord’s consent to any assignment or sublease to, or occupancy of the Premises by such party or entity. Except for the name of Tenant, any such listing may be terminated by Landlord, at any time, without notice.

45.                                 Hazardous Materials.

45.1            Tenant shall not cause or permit any Hazardous Material (as defined in Subsection 45.2 below) to be brought, kept or used in or about the Project by Tenant, its agents, employees, contractors or invitees. Tenant hereby indemnifies Landlord from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord harmless from and against any and all loss, damage, cost and/or expenses (including, without limitation, diminution in value of the Project or any portion thereof, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Building, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys’ fees, consultant fees, and expert fees) which arise during or after the Lease Term as a result of such breach. This indemnification of Landlord by Tenant also includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Building which results from such a breach. Without limiting the foregoing, if the presence of any Hazardous Material caused or permitted by Tenant results in any contamination of the Project, Tenant shall promptly take all actions at its sole expense as are necessary to return the Project to the conditions existing prior to the introduction of such Hazardous Material; provided that the Landlord’s approval of such actions, and the contractors to be used by Tenant in connection therewith, shall first be obtained. Notwithstanding anything to the contrary contained in the foregoing, if there are presently any asbestos or lead-based paint in the Premises which is in violation of any applicable law, rule or regulation or if any work performed by Landlord, if any, causes or results in asbestos to become in violation of any applicable law, Landlord shall remove, at its sole cost and expense, said asbestos or lead-based paint or take such steps to make the asbestos comply with all applicable laws, rules or regulations and other requirements relating to any asbestos or lead-based paint, which are imposed by any governmental authority (“Requirements”) as of the Commencement Date. Tenant, however, shall be responsible, at Tenant’s own cost and expense, to comply with Requirements relating to Hazardous Materials that are hereafter imposed by any governmental authority, insofar as the same affect the Demised Premises, Tenant further agrees, however, that in the event any Tenant’s Work performed at anytime (including any initial installation set forth in Exhibit “E” herein) causes or results in said asbestos to be in violation of an applicable law, rule or regulation, Tenant shall immediately remove, at its sole cost and expense, said asbestos or take such steps to make the asbestos comply with the applicable Requirement.

45.2            As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material (including asbestos or asbestos containing material), or waste which is or becomes regulated by any local governmental authority or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as a “hazardous waste”, “extremely hazardous waste”, or “restricted hazardous waste” or similar term under the law of the jurisdiction where the property is located, or (ii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. ‘1317), (iii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 47 U.S.S. ‘6901 et seq. (42 U.S.C. ‘ 6903), or (iv) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ‘9600 et seq. (42 U.S.C. ‘9600).

45.3            As used herein, the term “Laws” means any applicable federal, state, or local laws, ordinances, or regulation relating to any Hazardous Material affecting the Project, including, without limitation, the laws, ordinances, and regulations referred to in Subsection 45.2 above.

45.4            Landlord and its employees, representatives and agents shall have access to the Premises during reasonable hours and upon reasonable notice to Tenant in order to conduct periodic environmental inspections and tests of Hazardous Material contamination of the Building.

45.5            Intentionally Deleted.

45.6            Tenant shall, at Tenant’s sole cost and expense, inspect the Premises for asbestos and asbestos containing material prior to possession of the Premises and comply with all rules, regulations and requirements of all governmental and quasi-governmental authorities having jurisdiction of the Building and/or the Land, with respect to asbestos or asbestos containing materials.

45.7            Tenant agrees to comply with the terms and conditions of Exhibit “H” attached to this Lease and such signed documents shall be incorporated by reference into this Lease.

46.              Effect of Conveyance. If Landlord shall sell or lease the Building, Landlord shall be entirely freed and relieved of all its covenants and obligations hereunder, and it shall be deemed and construed (without further agreement between the parties hereto or between the parties to such conveyance) that the purchaser or lessee of the Building has assumed and agreed to carry out all the obligations of Landlord hereunder, provided such purchaser or lessee of the Building assumes, in writing, the obligations of Landlord hereunder.

47.              Guaranty. The obligations of the Tenant under this Lease have been guaranteed by William J. Bonfanti, Michael N. Romano, William J. Bonfanti, Jr. and Craig A. Rothfeld in accordance with a separate agreement of guaranty, a copy of which is annexed hereto as Exhibit “F”. The terms and provisions of this Section and Exhibit F are expressly made to survive the end of the term of this Lease.

48.              Waiver of Right of Redemption. Tenant, for itself and all persons claiming through or under Tenant, hereby expressly waives any and all rights which are or may be conferred upon Tenant by any present or future law to redeem the Premises, or to any new trial in any action or ejectment under any provision of law, after re-entry thereupon by Landlord, or after any warrant to dispossess or judgment in ejectment. If Landlord shall acquire possession of the Premises by summary proceedings or in any other lawful manner without judicial proceedings, it shall be deemed a “re-entry” as that term is used herein.

49.              Waiver of Trial by Jury / Counterclaims. TO THE EXTENT PERMITTED BY LAW, LANDLORD AND TENANT MUTUALLY HEREBY AGREE TO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BETWEEN THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS ON ANY MATTERS ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT’S USE OR OCCUPANCY OF THE PREMISES. TENANT FURTHER AGREES THAT IT SHALL NOT INTERPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS (EXCEPT FOR COMPULSORY OR STATUTORY COUNTERCLAIMS) IN A SUMMARY PROCEEDING OR IN ANY ACTION BASED UPON NON-PAYMENT OF RENT OR ANY OTHER REASON WHATSOEVER. THIS WAIVER IS MADE FREELY AND VOLUNTARILY, WITHOUT DURESS, AND ONLY AFTER EACH OF THE PARTIES HERETO HAS HAD THE BENEFIT OF ADVICE FROM LEGAL COUNSEL.

50.              Interpretation. Should any provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Lease.

51.              No Recordation of Lease. Without the prior written consent of Landlord, neither this Lease nor any memorandum hereof shall be recorded or placed on public record.

52.             Electricity.

A.                                     Subject to the provisions of this Section 52, Landlord shall provide redistributed electricity to the Premises hereunder on a submetered basis, and Tenant agrees to pay Landlord for same as Additional Rent at charges for such computed in the manner hereinafter described, to wit, a sum equal to Landlord’s cost for such electricity (“Landlord’s Cost”) plus eight (8%) percent thereof. Landlord’s Cost for such redistributed electricity shall be equal to (a) Landlord’s cost for the relevant billing period as hereinafter defined (“Landlord’s Cost Rate”) multiplied by Tenant’s electricity consumption for the relevant billing period as hereinafter defined (“Tenant’s Electrical Consumption”) measured and calculated as hereinafter provided (but never less than Landlord’s actual cost for the electricity so redistributed), and (b) any and all taxes paid by Landlord (except and to the extent that an exemption from sales tax applies). In addition, Tenant shall reimburse Landlord hereunder for the actual out-of-pocket costs incurred by Landlord for measuring, calculating and reporting Tenant’s electricity charges, including the fees of an electrical consultant (“Consultant Costs”).

Landlord’s Cost Rate shall mean the average cost for the Building electrical usage calculated on a kilowatt hour (i.e., “KWH”) and kilowatts (i.e., “KW”) basis, and shall be determined as follows: (i) the total dollar amount billed to Landlord by the public utility and/or service providers for the building’s consumption for the relevant billing period for energy (i.e., “KWH”) shall be divided by the total kilowatt hours consumed by the building for that billing period, carried to six decimal places, and (ii) the total dollar amount billed to Landlord by the public utility and/or service providers for the relevant billing period for demand (i.e., “KW”) for the building’s demand for such billing period, shall be divided by the total demand (kilowatts) of the building for such billing period, carried to six decimal places. Tenant’s Electrical Consumption shall mean the total KWH and KW used by Tenant at the Premises measured by meters or submeters installed to measure same. Where more than one meter measures the service of Tenant in the Building, the service rendered through each meter may be computed and billed conjunctively in accordance with the rates herein specified.

Tenant shall use the existing quad logic submeters in the Premises to measure Tenant’s Electrical Consumption. Tenant shall be responsible, at its sole cost and expense, for the maintenance, repair and replacement of said submeters. Bills therefor shall be rendered at such times as Landlord may elect, and the amount shall be deemed to be, and shall be paid as Additional Rent as provided for in this Lease. If any tax is imposed upon Landlord’s receipt from the resale of electrical energy to Tenant by any Federal, State or Municipal authority, Tenant covenants and agrees that, where permitted by law, Tenant’s share of such taxes based upon its usage and demand shall be passed on to, and shall be included in the bill of, and shall be paid by Tenant to Landlord (provided, however, that sales tax shall not be so included and paid by Tenant in the event that Tenant files with Landlord an appropriate certificate of exemption from sales tax). Any dispute regarding any Additional Rent payable under the provisions of this Section 52 shall be resolved by arbitration in accordance with the provisions of the paragraph below.

In the event that all or part of the meters, or system by which Landlord measures Tenant’s consumption of electricity within any portion of the Premises hereunder (the “Submetering System”), shall fail to be operational, installed or otherwise malfunction, (a) Landlord, through an independent, electrical consultant selected by Landlord, at Landlord’s and Tenant’s cost and expense, shall estimate the readings that would have been yielded by said Submetering System as if the malfunction had not occurred, on the basis of Tenant’s prior usage and demand and the lighting and equipment installed within such space and (b) Tenant shall utilize such estimated readings and the bill rendered based thereon shall be binding and conclusive on Tenant unless, within ninety (90) days after receipt of such a bill, Tenant challenges, in writing to Landlord, the accuracy or method of computation thereof. If, within ninety (90) days of Landlord’s receipt of such a challenge, the parties are unable to agree on the amount of the contested bill, the controlling determination of same shall be made by an independent electrical consultant agreed upon by the parties using “baseball” arbitration. The determination of such electrical consultant shall be final and binding on both Landlord and Tenant. Pending such controlling determination, Tenant shall timely pay Additional Rent to Landlord in accordance with the contested bill. Tenant shall be entitled to a prompt refund from Landlord, or shall make prompt additional payment to Landlord, in the event that the electrical consultant determines that the amount of a contested bill should have been other than as reflected thereon.

If all or part of the submetering Additional Rent payable in accordance with this Article becomes uncollectible or reduced or refunded by virtue of any law, order or regulations, the parties agree that, at Landlord’s option, in lieu of submetering Additional Rent, and in consideration of Tenant’s use of the Building’s electrical distribution system and receipt of redistributed electricity and payment by Landlord of consultant’s fees and other redistribution costs, the Base Rent rate(s) to be paid under this Lease shall be increased by an “alternative charge” which shall be a sum equal to Landlord’s cost thereof, plus eight (8%) percent thereof [or the maximum such percentage then permitted by law but not more than eight (8%) percent].

B.               Tenant’s use of electric energy in the Demised Premises shall not at any time exceed that portion of the capacity allocable to Tenant of (i) the existing feeders to the Building or the electricity available to Tenant through then existing risers or wiring installations to the Premises or (ii) any of the electrical conductors, machinery and equipment in or otherwise serving the Demised Premises (in any event, giving due consideration to the needs of existing and potential tenants using the same risers, wiring installations or other equipment, as well as to Landlord’s electrical needs in connection with the operation of the Building and the provision of emergency services), and in any event no greater than 10.2 watts per rentable square foot (inclusive of HVAC). In order to ensure that such capacity is not exceeded, Tenant agrees not to connect any additional electrical equipment, fixtures, machinery or appliances of any type to the Building electric distribution system, other than lamps, small photocopiers, telecopiers, personal computers, printers, typewriters and other small office machines which consume comparable amounts of electricity, without Landlord’s prior written consent. Any additional risers, feeders, or other equipment proper or necessary to supply Tenant’s electrical requirements, upon written request of Tenant, will be installed by Landlord (or, at Landlord’s option, by Tenant) at the sole cost and expense of Tenant, if, in Landlord’s sole judgment, the same will not interfere with Landlord’s present or anticipated future electrical needs with respect to the Building and/or existing or future tenants of the Building or cause permanent damage or injury to the Building or entail excessive or unreasonable alterations or interfere with or disturb other tenants. In the event that any additional risers, feeders, or other equipment are installed to supply Tenant’s electrical requirements, (i) any such installation shall be done in accordance with the provisions of this Lease with respect to Tenant’s Work (as provided for in Article 54) and (ii) Tenant shall, at it sole cost and expense, be responsible for connecting any such additional risers, feeders, or other equipment to the Submetering System and, if necessary, installing additional meters or submeters for same. As a condition to granting such consent, Landlord may require that Tenant agree to an increase in the Base Rent by an amount which will reflect the additional service to be furnished by Landlord, that is, the potential electric energy (connected load) to be made available to Tenant based upon the estimated additional capacity of such additional risers or other equipment. Such increase shall be determined on the basis of the value of furnishing and installing any additional equipment or electrical facilities.

C.               Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time upon not less than sixty (60) days’ written notice to Tenant, and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy. If Landlord exercises such right of termination, this Lease shall remain unaffected thereby and shall continue in full force and effect, and thereafter Tenant shall diligently arrange to obtain electric service directly from the public utility company servicing the Building, and may utilize the then existing electric feeders, risers and wiring serving the Demised Premises to the extent that they are available and safely capable of being used for such purpose and only to the extent of Tenant’s then authorized connected load. Landlord shall not be obligated to pay any part of the cost required for Tenant’s direct electric service. Notwithstanding anything to the contrary set forth above, in no event shall Landlord discontinue furnishing electric energy to Tenant until such time as Tenant has obtained electric service directly from the public utility company servicing the Building, unless Tenant has not acted diligently in its efforts to obtain such service.

D.               Landlord may, it Landlord’s option, furnish, install and replace all light bulbs, light fixtures, tubes, lamps, starters, and ballasts required in the Premises and Tenant shall pay to Landlord (or its designated contractor) upon demand the then established charges therefor as Additional Rent.

E.               If any tax is imposed upon Landlord with respect to electrical energy furnished as a service to Tenant by any Federal, State, or Municipal Authority, Tenant covenants and agrees that where permitted by law or applicable regulations, Tenant’s pro-rata share of such taxes shall be reimbursed by Tenant to Landlord.

F.               Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if: (i) the supply of electricity to the Demised Premises is interrupted; (ii) the quantity or character of electricity is changed or is no longer available or suitable for Tenant’s requirements; or (iii) Tenant objects to, is inconvenienced by or otherwise affected by any requirement of the public utility company serving the Building. Tenant will comply with the general rules, regulations, terms, conditions and requirements of the public utility supplying electricity to the Building that may now or hereafter be applicable thereto. Tenant shall enter into such modifications of this Lease as Landlord may from time to time request in connection with any requirement of any public utility or any requirement of law pertaining to electrical consumption or service, or charges therefor.

53.       Bankruptcy. Tenant covenants and agrees that without limiting any of the provisions of this Lease, if, pursuant to the United States Bankruptcy Code of 1978, as the same be amended, Tenant (or Tenant’s trustee or other representative) elects to assume or is permitted to assign this Lease, then adequate assurance of future performance by the Tenant or assignee, as required under such Code shall mean at least the deposit of additional cash lease security with Landlord in an amount equal to the sum of six month’s Base Rent then reserved hereunder (in addition to the Security Deposit then being held by Landlord), and all Additional Rent payable under this Lease for the calendar year preceding the year in which such assignment or assumption is intended to become effective, which deposit shall be held and applied by Landlord pursuant to the provisions of Section 3.4 hereof. If Tenant receives or is to receive any valuable consideration, after deducting therefrom (a) the brokerage commissions, if any, and other expenses reasonably incurred by Tenant for any such assignment and (b) any portion of such consideration reasonably designated by the assignee as paid for the purchase of Tenant’s property in the Premises, such consideration shall be paid over to Landlord directly by such assignee. The term “adequate assurance” as used in this Section 53 also shall mean that any such assignee of this Lease shall have a net worth, exclusive of good will, equal to at least fifteen (15) times the aggregate of one year’s Base Rent then reserved hereunder plus all Additional Rent for the preceding calendar year as aforesaid.

54.       Tenant’s Work.

A.               Prior to Tenant’s commencing any work in the Demised Premises or the Building (including, without limitation, any structural work or work relating to the Building’s systems in the Demised Premises), Tenant shall submit to Landlord for Landlord’s written approval, which approval shall not be unreasonably withheld or delayed, all architectural and engineering drawings, plans and specifications (herein collectively referred to as “Tenant’s Plan”) for or in connection with the improvements, installations, additions, alterations and decorations to be made by Tenant (herein collectively referred to as “Tenant’s Work”). Tenant shall also submit to Landlord for its written approval a list of contractors, subcontractors, architects, engineers and consultants (collectively, “Tenant’s Contractors”) and copies of contracts and subcontracts for Tenant’s Work (“Tenant’s Contracts”). Landlord’s approval of Tenant Contracts shall not be unreasonably withheld or delayed; provided, however, that Landlord may withhold its approval if labor is employed that is not harmonious or compatible with the labor employed by Landlord at the Building. Tenant’s Plan shall be fully detailed, shall show complete dimensions, shall not require any changes in the structure of the Building and shall not be in violation of any laws, orders, rules or regulations of any governmental department or bureau having jurisdiction of the Project. However, notwithstanding anything to the contrary contained in this Lease, Landlord’s approval of Tenant’s Plan shall not be construed to mean that Tenant’s Plan is, or that the alterations/improvements will be, in compliance with applicable law; that being Tenant’s sole responsibility. Tenant shall also be responsible to insure that all Tenant’s Contracts incorporate the necessary provisions of this Lease so that Tenant and Tenant’s Contractors are in full compliance with the terms herein. In no event shall Landlord’s review and approval of Tenant’s Contracts be deemed an approval of the terms contained (or not contained) therein. Any review or approval by Landlord of Tenant’s Plan is solely for Landlord’s benefit and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise. Notwithstanding anything to the contrary contained in the foregoing, Landlord’s consent shall not be required for decorative or non-structural work of Tenant (other than non-structural work which by applicable law requires a permit or which affects any Building system or structure for which said non-structural work shall requite Landlord’s consent) costing less than $75,000.00 in the aggregate, which does not affect any Building systems or structure of the Building and for which does not require governmental signoffs. However, Landlord must receive no less than ten (10) business days written notice of said decorative or non-structural work along with Tenant’s Plan, Tenant’s Contracts and proper certificates of insurance from the Tenant’s Contractor’s.

B.               Within ten (10) business days after submission to Landlord of Tenant’s Plan and Tenant’s Contracts, Landlord shall either approve same or shall set forth in writing the particulars in which Landlord does not approve same, in which latter case Tenant shall, within twenty (20) days after Landlord’s notification, return to Landlord appropriate corrections thereto. Such corrections shall, once again, be subject to Landlord’s review and approval. Tenant shall pay to Landlord or Landlord’s architect any reasonable charges or expenses Landlord may incur in reviewing Tenant’s Plan and Tenant’s Contracts and/or insuring compliance therewith.

C.               Tenant further agrees that Tenant shall not make any changes in Tenant’s Plan or Tenant’s Contracts subsequent to approval by Landlord unless Landlord consents to such changes, in writing; Landlord having the right to refuse to consent to any such changes if in the reasonable judgment of Landlord or Landlord’s architect, such changes materially deviate from Tenant’s Plan theretofore approved by Landlord or otherwise violate the terms of this Lease. Tenant shall pay to Landlord all costs and expenses Landlord may incur or sustain as a result of such changes. Any charges payable under this Section C or the preceding Section B shall be paid by Tenant from time to time upon demand as Additional Rent, whether or not the Commencement Date has occurred.

D.               Following compliance by Tenant with its obligations under the foregoing Sections and approval of Tenant’s Plan and Tenant’s Contracts by Landlord, Tenant shall commence Tenant’s Work and it shall proceed diligently with same, in order to complete same with reasonable promptness using new first class materials and in a good and workmanlike manner.

E.               Tenant agrees that in the performance of Tenant’s Work (a) neither Tenant, Tenant’s Contractors nor its respective agents or employees shall interfere with the work being done by Landlord and its contractors, agents and employees, (b) that Tenant shall comply with any reasonable work schedule, rules and regulations proposed by Landlord, its agents, contractors or employees, (c) that the labor employed by Tenant and Tenant’s Contractors shall be harmonious and compatible with the labor employed by Landlord in the Building, it being agreed that if in Landlord’s judgment the labor is incompatible Tenant shall forthwith upon Landlord’s demand withdraw such labor from the Building, (d) that prior to commencing Tenant’s Work, Tenant and Tenant’s Contractors shall procure and deliver to Landlord worker’s compensation, commercial general liability and such other insurance policies, in such amounts as shall be reasonably acceptable to Landlord in connection with Tenant’s Work, and shall cause Landlord, its managing agent, and any holder of a mortgage and lessor under a superior lease (e.g., ground lease) to be named as an insured thereunder, (e) that prior to commencing Tenant’s Work, Tenant shall obtain the necessary consents, permits, authorizations and licenses from municipal or any other government authorities having jurisdiction of the Building or Premises necessary for Tenant’s operations, improvements and alterations and that no work shall be started or equipment installed unless and until all necessary consents, permits, authorizations and licenses shall have been obtained by Tenant and/or Tenant’s Contractors, (f) that Tenant shall defend and hold Landlord harmless from and against any and all claims arising from or in connection with any act or omission of Tenant, Tenant’s Contractors or their respective agents, contractors and employees, in connection with Tenant’s Work (g) that Tenant’s Work shall be performed in accordance with the approved Tenant’s Plan and in compliance with the laws, orders, rules and regulations of any governmental department or bureau having jurisdiction of the Demised Premises, (h) that Tenant and/or Tenant’s Contractors obtain all required signoffs from the applicable governmental department or bureau and do all further work necessary to obtain same (e.g., air balancing of HVAC system) [the failure to obtain such signoffs under this section (h) being an Event of Default hereunder]; and (i) that Tenant promptly shall pay for Tenant’s Work in full, to the extent payable under any contract with respect to Tenant’s Work between Tenant and any third party hereunder (including Tenant’s Contracts), and to the extent that such payment is not the responsibility of Landlord, Tenant shall provide for the removal and/or bonding of any lien to attach to the Demised Premises or the Land and/or Building (such requirement being subject to all the terms set forth in Section 22 herein).

F.                                              In the event that the “hard” cost of any of Tenant’s Contracts shall exceed $50,000,00, in addition to complying with all other provisions hereof, Tenant shall ensure that such Tenant Contract is in assignable form, providing for the completion of all work, labor and materials necessary to complete Tenant’s Work in accordance with Tenant’s Plan; to be effective upon any termination of this Lease or upon Landlord’s re-entry upon the Premises following an Event of Default prior to the complete performance of such Tenant’s Contract.

G.                                            Tenant shall (or require Tenant’s Contractors to) submit a set of “as built” construction documents to Landlord within 120 days of completion of Tenant’s Work. Failure to deliver such documents shall be an Event of Default following ten (10) days written notice to Tenant and failure to submit such “as builts” within said period.

H.                                           Tenant’s Work will not be considered complete until all required governmental signoffs and permits (including, without limitation, Department of Buildings, fire alarm, plumbing, mechanical, electrical, sprinkler, signage, equipment use permits and public assembly permits) are filed with the Department of Buildings and all controlled inspection of air conditioning systems are made. Notwithstanding anything to the contrary contained in this Lease, in the event Landlord is holding funds pursuant to a Tenant Improvement Allowance (as may be hereinafter defined), Landlord shall retain ten percent (10%) of any distribution of the Improvement Allowance to Tenant (or Tenant’s Contractor, as the case may be) by retaining ten percent (10%) of each invoice presented to Landlord for work performed and/or costs expended and to be covered by such Improvement Allowance until all required signoffs and permits, as set forth herein, are obtained.

I.                                                In the event of any conflict between this Section 54 and Exhibit “E” attached hereto, if applicable, the terms of this Section 54 shall be superceded by the terms of Exhibit “E”.

J.                                                (1)      Tenant, at its sole cost and expense, immediately after the Commencement Date of this Lease, shall obtain all necessary permits and approvals to commence to do, and thereafter diligently and in good faith, complete, all work and make all installations and repairs, if any, necessary to enable it to conduct its business in the Demised Premises and shall equip the Demised Premises with all trade fixtures, personal property, facilities, conduit(s), furniture and equipment necessary to the regular and normal operation of its business. The foregoing work shall be performed in accordance with the terms and conditions of this Lease applicable to Tenant’s Work.

(2)     Subject to the conditions appearing at the conclusion of this Article 54J(2), Landlord agrees to provide Tenant an improvement allowance for the Premises of up to One Hundred Ninety-Four Thousand Nine Hundred Twenty-Five Dollars ($194,925.00) (“Improvement Allowance”) to be applied against any hard costs and expenses incurred or expended for construction of Tenant’s initial buildout of the Premises (“Tenant’s Initial Buildout”). Notwithstanding the foregoing, up to Sixty Thousand Dollars ($60,000,00) of the Improvement Allowance may be expended by Tenant on “soft costs” (e.g,, architectural, engineering, filing and permit fees) expended for construction of Tenant’s Initial Buildout. The Improvement Allowance shall be paid by Landlord to Tenant’s contractor, materialmen or supplier, as applicable, within thirty (30) days of presentation to Landlord of (i) invoices for the work performed; (ii) a letter signed by an authorized officer of the Tenant stating that the work has been performed correctly and that the amount billed is as provided for in the Tenant’s construction contract with the contractor submitting the bill; (iii) certification by Landlord’s or Tenant’s architect, at Landlord’s option, that said work has been completed in accordance with the plans approved by Landlord and all contracts between Tenant and the contractors, (iv) a General Release or Lien Waiver signed by the Contractor(s) and subcontractor(s) of Tenant who have performed the work for which they are being compensated and (v) copies of any contract between Tenant and their contractor or subcontractor for which a distribution is requested. Landlord does not act as the guarantor of any work performed by any contractor employed by Tenant nor shall Landlord be responsible, either directly or indirectly, for any work performed by said contractor or subcontractor. In order for any of the Improvement Allowance to be applied to any hard costs and expenses incurred or expended for the construction of Tenant’s Initial Bulldout as provided above, all such hard costs and expenses shall be expended, or a work order relating thereto shall have been finalized, on or before December 31, 2005 [which date may be extended for up to thirty (30) days due to force majeure].

55.           Cleaning/ Security Service.

A.               Tenant agrees that it will independently contract (with a contractor reasonably approved by Landlord) for the removal of all rubbish, refuse, garbage and waste from the Demised Premises other than ordinary quantities thereof. The removal of such rubbish, refuse, garbage and waste shall be subject to such rules and regulations as, in the reasonable judgment of Landlord, are necessary for the proper operation of the Building, provided the same are uniform, and nondiscriminatory. Tenant further agrees not to permit the accumulation (unless in concealed metal or plastic containers) of any rubbish or garbage in, on or about any part of the Demised Premises and not to permit any garbage or rubbish to be stored, collected or disposed of from the Demised Premises other than during the hours from 7:00 p.m. to 6:00 a.m. All of Tenant’s garbage and refuse shall be stored in a designated storage area within the Demised Premises, Tenant shall not encumber or obstruct, or permit to be encumbered or obstructed, the street and sidewalk adjacent to or abutting upon the Demised Premises. Tenant also agrees that no supplies or deliveries, nor any of Tenant’s refuse or rubbish, shall be kept or permitted to be kept in any area outside of the Demised Premises.

B.               Tenant covenants that Tenant shall, at its own cost and expense, keep the Demised Premises free and clear of any odor, rats, mice, insects and other vermin. If, in Landlord’s reasonable judgment, Tenant shall fail to prevent such odors and/or infestation, Landlord may, but shall not be obligated to, employ an exterminator or other service, and the cost and expense incurred by Landlord for such exterminator or other service shall be repaid to Landlord by Tenant, on demand, and such amounts so repayable shall be considered as Additional Rent.

C.               Landlord shall have a security guard and/or attendant in the Building at all times, At any time, Tenant shall comply with and Landlord shall have the right to implement (or change, as applicable) any procedure and/or to take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants.

56.       Incentive Programs.

56.1.          Tenant and Landlord hereby acknowledge that each party has entered into this Lease with the expectation that either party may qualify for and receive (as applicable and as the case may be) certain benefits in connection with the following programs (collectively, the “Incentive Programs”): (i) Title 4 of Article 4 of the New York Real Property Tax Law (herein called the “Commercial Reyitalization Program”); (ii) the Industrial and Commercial Incentive Program (the “ICIP”); (iii) the BIR; (iv) the LMEP; and (v) any other similar or dissimilar programs for which either Landlord or Tenant or all or any portion of the Project may quality at any time or times during the Lease Term. Landlord and Tenant hereby agree to (x) promptly execute and file any necessary applications, certifications or other documents (including, but not limited to, the preparation, on an annual basis, of a report to the City of New York verifying its compliance with the provisions the Commercial Revitalization Program); (y) follow all required procedures within any applicable time limitations and (z) provide each other with such further cooperation as may reasonably be requested by the other party (collectively, “Incentive Cooperation”) to assist said party in obtaining any incentives, abatements, exemptions, subsidies, energy discounts, refunds or payments that may be available to said party in connection with the Incentive Programs with respect to the Project or any portion thereof, including, without limitation, the Demised Premises (collectively, “Incentives” or “Incentive”). Tenant shall reimburse Landlord for any out-of-pocket cost Landlord incurs in cooperating with Tenant as provided for herein. Tenant shall promptly pay to Landlord, as Additional Rent hereunder, the amount of all or any portion of any Incentive Program benefits that either (x) are not received by Landlord or (y) are received by Landlord and are thereafter revoked, in either case as the result of (i) the occupancy of any portion of the Premises by an entity that is not eligible for Landlord’s Incentives or (ii) any act or omission of Tenant or its agents or employees or Tenant’s failure to comply with the provisions of this Lease (including, without limitation, Tenant’s failure to provide Tenant’s Incentive Cooperation), together with any interest and/or penalties imposed against Landlord in connection with any such revoked Incentive Program benefits.

56.2.         With respect to the ICIP program, it is understood and agreed that:

(a)    Landlord is seeking, or has obtained, benefits under the ICIP program.

(b)    Tenant agrees to report to Landlord the number of workers permanently engaged in employment in the space leased, the nature of each worker’s employment and the New York City residency of each worker.

(c)     Tenant agrees to provide access to the Demised Premises by employees and agents of the Department of Finance of the City of New York, the Office of Labor Services, or any such other agency at all reasonable times upon reasonable advance notice at the request of Landlord.

(d)    Tenant shall not be required to pay taxes or charges which become due because of the willful neglect or fraud by Landlord in connection with the ICIP program or otherwise relieve or indemnify Landlord from any personal liability arising under Administrative Code ‘11-265, except where imposition of such taxes, charges or liability is occasioned by actions of Tenant in violation of this Lease.

(e)     With respect to Tenant’s Work and any other work that Tenant performs on its behalf with the use of third parties, and in connection with Landlord’s ICIP application, Tenant, at its sole cost and expense, shall be obligated to timely and fully comply with the requirements of (i) Executive Order No. 50 of 1980 (ii) Executive Order No. 108 of 1986; (iii) Section 11-260 of the Administrative Code of the

City of New York; (iv) Article 22 of the ICIP Regulations; (v) the New York City Charter; and (vi) any other additional or successor executive orders, statutes, rules or regulations bearing on Landlord’s ICIP application. Such compliance shall include, but shall not be limited to, the filing with the Department of Labor Services (“DLS”) of Construction Employment Reports, Supply and Service Construction Employment Reports, Less Than $750,000 Subcontract Certificates, and certified payroll records. Tenant shall also be solely responsible for the compliance of any contractor, subcontractor, consultant, agent or party employed by Tenant in connection with Tenant’s Work and any other work that Tenant performs on its behalf with the use of third parties, Tenant further agrees that copies of all such filings shall be sent to Landlord. Tenant, as well as any contractor, subcontractor, construction manager, general contractor, consultant, agent or any party employed by Tenant in connection with Tenant’s Work and any other work that Tenant performs on its behalf with the use of third parties, shall cooperate with Landlord and will supply such information and comply with such reporting requirements as Landlord advises Tenant are reasonably necessary to comply with the ICIP, and Tenant will assist Landlord in connection with maintaining its eligibility under the ICIP, Tenant also agrees that at the commencement of the Tenant’s Work and any other work that Tenant performs on its behalf with the use of third parties, and as the Tenant’s Work and any other, work that Tenant performs on Its behalf with the use of third parties progresses, Tenant (or its agent) shall provide Landlord with the names of all contractors or subcontractors retained by Tenant with respect to the Tenant’s Work and any other work that Tenant performs on its behalf with the use of third parties progresses, as well as the dollar value of each contract or subcontract. Tenant agrees that the rider annexed hereto as Exhibit “I” shall be annexed to any agreement for the performance of any work performed within the Premises on behalf of Tenant.

56.3           With respect to the Commercial Revitalization Program, it is understood and agreed that: (i) unless otherwise defined in this Lease, all terms used herein shall have the meanings ascribed to them in Commercial Revitalization Program and (ii) Tenant’s Proportionate Share shall mean and be the same as Tenant’s Proportionate Share, subject to adjustment in accordance with the provisions of any relevant provision of this Lease.

(a)          For so long as Landlord continues to be eligible (or would continue to be eligible but for Tenant’s failure to comply with its obligations under this Lease including, without limitation, this Section, for any real estate tax abatement benefits under the Commercial Revitalization Program (herein called the “CRP Abatement Benefits”) or any other Incentive Program with respect to the Premises, Tenant agrees to promptly and fully comply with the provisions and requirements of the Commercial Revitalization Program and the rules promulgated thereunder as same relate to the Premises and to Tenant,

(b)          For purposes hereof, the term “Anticipated CRP Benefits” shall mean the full aggregate amount of the real estate tax abatement that would be available under the Commercial Revitalization Program during the entire “Benefit period” (as such term is defined in the Commercial Revitalization Program) if the entire Premises were leased by a “New tenant” (as such term is defined in the Commercial Revitalization Program) for an initial lease term of at least ten (10) years pursuant to a lease meeting all of the requirements of the Commercial Revitalization Program and a “certificate of abatement” (as such term is defined in the Commercial Revitalization Program) were issued in accordance with the terms thereof, and assuming no acts or omissions by Landlord or such New tenant with respect to such lease that would reduce the amount of such aggregate real estate tax abatement.

(i)          Tenant hereby acknowledges and agrees that notwithstanding anything to the contrary contained in this Lease, the Base Rent reserved under this Lease represents a rental that has been reduced by the Anticipated CRP Benefits, which reduced Base Rent Landlord is willing to accept in consideration of Tenant’s agreement:

i.         to comply with all of its obligations under this Lease (including, without limitation, this Section);

ii.        that, notwithstanding anything to the contrary contained herein or in the Commercial Revitalization Program, all or any portion of the Anticipated CRP Benefits actually received by Landlord in connection with this Lease shall be retained by Landlord; and

iii.       for purposes of the Commercial Revitalization Program, Landlord shall be deemed to have reduced the rent payable by Tenant under this Lease by the full amount of any Anticipated CRP Benefits actually received by Landlord in connection with this Lease.

(ii)          Tenant shall promptly pay to Landlord, as Additional Rent hereunder, the amount of all or any portion of the Anticipated CRP Benefits that either (x) are not received by Landlord or (y) are received by Landlord and are thereafter revoked, in either case, as the result of the act or omission of Tenant or its agents or employees or Tenant’s failure to comply with the provisions of this Lease (including, without limitation, the provisions of this Section), together with any interest and/or penalties imposed against Landlord in connection with any such revoked Anticipated CRP Benefits.

(c)         In accordance with the Commercial Revitalization Program, Landlord agrees and informs Tenant that:

(i)                an application for abatement of real property taxes pursuant to Title 4 of Article 4 of the New York Real Property Tax Law will be made for the Premises;

(ii)               the rent, including amounts payable by Tenant for real property taxes, will accurately reflect any abatement of real property taxes granted pursuant to Title 4 of Article 4 of the New York Property Tax Law for the Premises;

(iii)              at least thirty-five dollars per square foot must be spent on improvements to the Demised Premises and the common areas; and

(iv)              all abatements granted with respect to the Building pursuant to Title 4 of Article 4 of the New York Real Property Law will be revoked if, during the Benefit Period, real estate taxes or water or sewer charges or other lienable charges are unpaid for more than one year, unless such delinquent amounts are paid as provided in Title 4 of Article 4 of the New York Real Property Law.

(d)                                      (i)                Tenant, upon not less than ten (10) business days advance written notice from Landlord, agrees to cooperate with Landlord to execute, deliver and file, together with the Abatement Application (as hereinafter defined), the affidavit required by Section 499-C(7) of the Commercial Revitalization Program.

(ii)               Tenant, upon not less than ten (10) State business days advance written notice from Landlord, agrees to cooperate with Landlord to execute, deliver and file, within sixty (60) days after the Commencement Date, an application (the “Abatement Application”) for a certificate of abatement in accordance with the Commercial Revitalization Program. Tenant further agrees to provide all other information required by the Department of Finance pursuant to the Commercial Revitalization Program and to otherwise comply with the provisions of said Commercial Revitalization Program.

(iii)              For so long as Landlord continues to be eligible (or would continue to be eligible but for Tenant’s failure to comply with its obligations under this Lease including, without limitation, this Section 10.13) for the CRP Abatement Benefits with respect to the Premises, Tenant, upon not less than ten (10) State business days advance written notice from Landlord, agrees to cooperate with Landlord to annually execute, deliver and file a certificate of continuing eligibility in accordance with Commercial Revitalization Program.

56.4           Landlord hereby agrees to execute and file any necessary applications to enable Landlord to qualify for any Incentive Program applicable to the Premises. Notwithstanding anything to the contrary contained herein: (ii) Tenant acknowledges that Landlord has made no warranty or representation as to the extent, if any, that Landlord will qualify or benefit from any of the programs set forth in this Section and (ii) in the event that either: (x) Landlord fails to qualify (in whole or in part) for any of such programs, (y)

Landlord is subsequently disqualified in whole or in part) for any of such programs and/or (z) the amount of benefits available to Landlord under such programs becomes reduced, unfounded or otherwise unavailable to Landlord, then, in either case, Landlord shall have no liability to Tenant and Tenant’s obligations under this Lease shall not be reduced, excused or otherwise affected.

56.5. Notwithstanding anything herein to the contrary, it is understood and agreed that, although the Taxes for the Building may be subject to certain refunds, credits, abatements, deferrals or exemptions under any applicable Incentive Programs, Tenant shall pay throughout the Lease Term Tenant’s Percentage of any increase in Taxes over the Base Taxes, in accordance with Article 4 of this Lease, without taking any such refunds, credits, abatements, deferrals or exemptions for either the Base Tax Year or subsequent years into consideration (except with respect to a tax appeal by Landlord, as may be provided for in this Lease).

57.             Entire Agreement. This Lease constitutes the entire agreement between the parties and there is no other agreement between the parties relating in any manner to the Project.

58.             Right of First Offer. Notwithstanding anything contained herein to the contrary, and provide that (i) Tenant is in actual occupancy of the Premises [i.e., Tenant has not assigned this Lease (other than to an affiliate, subsidiary or parent of Tenant) or sublet any portion greater than fifty percent (50%) of the Premises other than to an affiliate, subsidiary or parent of Tenant], (ii) Tenant is not in default of any of the provisions or covenants of this Lease, and (iii) subject to the rights of any other tenants/occupants of the Building existing prior to the Commencement Date, Landlord agrees to give Tenant fifteen (15) days notice of the contiguous space on the thirty-fourth (34th) floor (“Additional Space”) that may become available in the Building. Tenant, within five (5) business days of said notice, shall notify the Landlord whether it wishes to accept the option and shall have the right to lease the Additional Space upon the following terms and conditions. The term for the Additional Space shall be for the greater of (i) three (3) years and eight (8) months or (ii) the remaining term of this Lease. The option shall be on the same covenants, agreements, terms and provisions as provided for in this Lease, except that (i) the annual rent for the Additional Space shall be the rent per square foot Landlord is then charging for similar space in the Building or would be offered to a third party tenant and (ii) Tenant shall receive (a) a new Base Tax Year, which shall be the fiscal tax year starting in the year the right is exercised; and (b) a new Base Operating Year, which shall be the calendar year in which the Term shall commence. Tenant agrees that it shall take such Additional Space in “as is” condition.

59.             Letter of Credit. This Article 59 amends and/or supplements the provisions of Articles 1.9, 3.1, 3.4 and 19.6 of the Lease.

Upon the execution of this Lease, Tenant shall either (i) deposit in cash a security deposit of $218,316.00 or (ii) deliver to Landlord and shall, except as otherwise provided herein, maintain in effect at all times during the Lease Term hereof, an irrevocable, self-renewing letter of credit, in the form attached to this Lease as Exhibit “J”, in the amount of $218,316.00 (such letter of credit is hereinafter referred to as the “Letter of Credit”). The Letter of Credit shall be issued by a banking corporation reasonably satisfactory to Landlord and having its principal place of business or its duly licensed branch or agency in the City and State of New York. The Letter of Credit shall: (i) be clean, irrevocable, unconditional and non-negotiable, except by Landlord; (ii) be for an initial term of not less than one (1) year; (iii) provide that Landlord shall be entitled to draw upon the Letter of Credit upon presentation of a sight draft; and (iv) provide that the Letter of Credit shall be deemed automatically renewed, without amendment, for consecutive periods of one (1) year, each year during the term of this Lease, and for a ninety (90) day period thereafter unless the bank shall notify Landlord and Landlord’s attorneys by registered mail, return receipt requested, not less than thirty (30) days preceding the then expiration date of the Letter of Credit, that the bank elects not to renew such Letter of Credit, in which event Landlord shall have the right, by sight draft presented to the bank, to receive the monies represented by the then existing Letter of Credit and to hold and apply such proceeds in accordance with the provisions hereof. In the event that Landlord uses, applies or retains any portion of the proceeds of the Letter of Credit, Tenant shall forthwith restore the amount so applied or retained in cash or by good certified check so that, at all times, subject to the provisions herein set forth, the amount of the Letter of Credit or cash security, as the case may be, shall be at least $218,316.00.

In the event Tenant defaults in the respect of any of the terms, provisions, covenants and conditions of this Lease beyond applicable notice and cure periods, including but not limited to, the payment of annual Base Rent, Additional Rent and any additional charges due hereunder, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Base Rent, Additional Rent or other charges or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s Event of Default in respect of any of the terms, provisions, covenants, and conditions of this Lease, including, but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. To insure that Landlord may utilize the security represented by the Letter of Credit in the manner, for the purposes and to the extent provided herein, each Letter of Credit shall provide that the full amount thereof may be drawn down by Landlord upon the presentation to the issuing bank of Landlord’s draft drawn on the issuing bank accompanied by the signed memorandum of Landlord indicating in substance the basis for Landlord’s charge against the Letter of Credit. A copy of such memorandum shall be simultaneously furnished to Tenant; provided, however, that such memorandum as so presented shall be absolutely binding and unconditional on said issuing bank. Landlord’s right to draw down under said Letter of Credit shall, upon such presentation, also be absolute as against Tenant.

In the event that Tenant defaults, after notice and the opportunity to cure as provided for in the Lease, with respect of any of the terms, provisions, covenants and conditions of this Lease and Landlord utilizes all or any part of the security represented by the cash security deposit or the Letter of Credit but does not terminate this Lease as provided herein, Landlord may in addition to exercising its rights as provided herein, retain the un-applied and unused balance of the principal amount of the cash security deposit or the Letter of Credit as security for the faithful performance and observance by Tenant thereafter of the terms, provisions and conditions of this Lease and may use, apply or retain the whole or any part of said balance to the extent required for payment of Base Rent, Additional Rent or other Tenant charges, or any other sum as to which Tenant is in default or for any sum which Landlord may expend or be required to expend by reason of Tenant’s default in respect to any of the terms, covenants, and conditions of this Lease. In the event Landlord applies or retains any portion or all of the security delivered hereunder, Tenant shall not only forthwith restore the amount so applied or retained so that at all times the amount deposited shall not be less than the security required by the first paragraph hereof or such adjusted amount as may be set forth hereinafter, but shall also immediately deposit with Landlord one (1) additional month of security based upon the monthly installment of Base Rent then payable to Landlord.

Except as otherwise provided for herein, in the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be promptly returned to Tenant after the Expiration Date and upon delivery of entire possession of the Premises to Landlord as required under this Lease. In the event of an assignment of this Lease or other transfer by Landlord, Landlord shall have the right to transfer any interest it may have in the security to the assignee and Landlord shall thereupon be released by Tenant from all liability for the return of such security, provided such assignee assumes any responsibilities of Landlord with respect to such security, and Tenant agrees to look solely to the new Landlord for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord.

If at any time the issuer bank shall fail to honor the sight draft of Landlord (or its successor-in-interest) on demand, or the issuer fails to remain a member of the New York Clearing House Association or its assets shall become less that $500 million, Landlord may demand of Tenant that Tenant replace such Letter of Credit with its cash equivalent or with a Letter of Credit from a commercial bank reasonably acceptable to Landlord, at Landlord’s option, and Tenant shall replace same within ten (10) business days thereafter.

Time is of the essence with respect to all the dates and time period herein within which Tenant and any issuer of a Letter of Credit may pay and/or perform. In the event Landlord improperly draws on the Letter of Credit, then upon it being determined that such draw down was improper, Landlord shall immediately pay Tenant the amount improperly drawn.

Notwithstanding anything to the contrary contained in this Lease, and provided that (a) this Lease is in full force and effect and Tenant shall not have been in an Event of Default of this Lease and (b) Tenant shall have made all payments of Base Rent and Additional Rent payable under this Lease in a timely manner, then Tenant may provide to Landlord (and Landlord shall promptly thereafter execute and deliver to Tenant, if necessary) such instruments and authorizations, as may be reasonably required by the issuer of the Letter of Credit to reduce the face amount thereof by $54,579.00 to $163,737.00 as of the thirty-seventh (37th) month of the Lease Term.

Notwithstanding anything to the contrary contained in this Lease, and provided that (a) this Lease is in full force and effect and Tenant shall not have been in an Event of Default of this Lease, (b) Tenant shall have made all payments of Base Rent and Additional Rent payable under this Lease in a timely manner and (c) the amount of the Letter of Credit has been reduced pursuant to the preceding paragraph, then Tenant may provide to Landlord (and Landlord shall promptly thereafter execute and deliver to Tenant, if necessary) such instruments and authorizations, as may be reasonably required by the issuer of the Letter of Credit to reduce the face amount thereof by an additional $54,579.00 to $109,158.00 as of the sixty-first (61st) month of the Lease Term.

For purposes of this Article 59, payments of Base Rent and Additional Rent shall not be deemed to have been made in a timely manner if such payments are made more than five (5) days after such payments become due and payable more than once in any twelve (12) month period.

60.              Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

SIGNATURE PAGE FOLLOWS

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

TENANT:

W. J. BONFANTI, INC.

By:	/s/ Craig A. Rothfeld

Print name:	Craig A. Rothfeld
Title:	CFO

Date Executed:	6-22-05

By the execution and delivery of this Lease, Tenant has made and shall be deemed to have made a continuous and irrevocable offer to lease the Premises, on the terms contained in this Lease, subject only to acceptance by Landlord (as evidenced by Landlord’s signature hereon), which Landlord may accept in its sole and absolute discretion.

LANDLORD:

WELLS 60 BROAD STREET LLG

By:	/s/ Douglas P. Williams

Print name:	Douglas P. Williams
Title:	Vice President

Date Executed:	6/27/05

EXHIBIT “A”

FLOOR PLAN

NEW STREET
BEAVER STREET
BROAD STREET

NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IS MADE AS TO THE ACCURACY OF THE INFORMATION CONTAINED HEREIN AND THE SAME IS SUBMITTED SUBJECT TO ERRORS, OMISSIONS, CHANGES OR OTHER CONDITIONS.

MONTROY ANDERSEN

CRG REAL ESTATE SERVICES, LLC

An Affiliate of Capwell Realty Group, LLC

60 BROAD STREET
NEW YORK, NY
PART 34th FLOOR

N

EXHIBIT “B”

MEMORANDUM CONFIRMING TERM

THIS MEMORANDUM (“Memorandum”) is made as of June 15, 2005, between WELLS 60 BROAD STREET LLC (“Landlord”) and W. J. BONFANTI, INC. (“Tenant”), pursuant to that certain Lease Agreement between Landlord and Tenant dated as of June 15, 2005 (the “Lease”) for the Premises located at 60 Broad Street, New York, New York (the “Premises”), and more particularly described in the Lease. All capitalized terms used herein shall have the meanings ascribed to them in the Lease.

1. Landlord and Tenant hereby confirm that:

(a)              The Commencement Date of the Lease Term is July 1, 2005;

(b)              The Expiration Date of the Lease Term is June 30, 2015; and

(c)              The Rent Commencement Date is as of January 16, 2006.

2.                                       Tenant certifies that:

(a)         Tenant has fully inspected the Premises and found the same to be as required by the Lease, and all conditions under the Lease to be performed by Landlord have been satisfied. Any Tenant Improvements required to be performed by Landlord have been Substantially Completed in accordance with the provisions of the Lease.

(b)        Tenant has accepted and is in full and complete possession of the Premises.

(c)         The Lease is in full force and effect and constitutes the entire agreement with respect to Tenant’s occupancy of the Premises.

(d)        There are no defaults by Landlord under the terms of the Lease and no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default by Landlord under the Lease.

3. This Memorandum shall be binding upon and inure to the benefit of the parries and their permitted successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Memorandum as of the date first set forth above.

LANDLORD:	TENANT:

WELLS 60 BROAD STREET LLC	W.J. BONFANTI, INC.

By:	By:

Print name:	Print name:

Title:	Title:

EXHIBIT “C”

RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Building, Land, Premises and Common Facilities (collectively, the Project). All terms not otherwise defined hereinafter shall have the meaning ascribed to them in the Lease.

1.                No sign, door plaque, directory strip, advertisement or notice shall be displayed, painted or affixed in or on any part of the outside or inside of the Project, without the prior written consent of Landlord and then only of such color, size, character, style and material, and in such places as shall be approved and designated by Landlord. Signs on entrance doors to the Premises and directories shall be placed thereon by a contractor designated by Landlord and shall be paid for by Tenant.

2.                No additional locks or bolts of any kind shall be placed on any door and no changes shall be made to the existing locks or bolts, without the prior written consent of Landlord. Tenant shall provide Landlord with duplicate set of all keys (or other methodology) for such additional door locks permitted by Landlord.

3.                No blocking or obstruction any of the entries, passages, doors, elevators, elevator doors, corridors, hallways or stairways shall be permitted. Such areas shall be used strictly for ingress or egress purposes.

4.                The placement or installation of solar reflective film, drapes, curtains, blinds, shades, screens, furniture, fixtures, shelving, display cases, tables, lights, signs or advertising devices in front of, or in the proximity of any interior or exterior window, glass panel or glass door that provides a view into the interior of the Building and/or Premises shall be strictly prohibited, unless same shall have first been approved in writing by Landlord.

5.                Movement in or out of the Building of furniture or office equipment or dispatch or receipt of any bulky material, merchandise or materials that requires the use of elevators or stairways, or movement through the Building entrances or lobby, shall be restricted to such hours as Landlord shall designate, All such movement of materials shall be under the supervision of Landlord and in the manner agreed upon and prearranged between Tenant and Landlord. Tenant shall assume all risks as to the damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant from the time of entering the Project to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from, and act in connection with such service performed for Tenant.

6.                Tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building, and performed under the supervision of Landlord. Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment or items, which shall in all cases, to distribute weight, stand on supporting devices approved by Landlord.

7.                The use of any hand trucks (except with rubber tires and side guards) in the delivery or receipt of merchandise, by either by Tenant or by jobbers or others, is prohibited.

8.                All contractors and/or technicians performing work for Tenant, shall be referred to Landlord for approval before performing such work. This shall apply to all work (not just Tenant’s Work), including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings or equipment. Should Tenant require telegraphic, telephone, annunciator or other communication service, Landlord will direct the electrician where, when and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall direct.

9.                All doors leading to the Premises from any corridors, passage or hallway shall be kept closed at all times, except for normal ingress and egress purposes.

10.              Before leaving the Premises unattended, all doors shall be closed and all utilities shut off.

11.              Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

12.              Tenant shall not permit any equipment or device within the Premises which will impair radio or television broadcasting or reception from or in the Project.

13.              No fish, fowl, reptile, insect, dogs (except for seeing-eye dogs for an individual’s use) or animal of any kind whatsoever shall be permitted into the Building, without the prior written consent of Landlord.

14.              Tenant shall not bring onto the Project any inflammable, combustible or explosive fluid, chemical, material or substance or Hazardous Material, without the prior written consent of Landlord.

15.              No portion of the Project shall be used for manufacturing, public sales, or for the storage of merchandise, or for the sale of merchandise, goods or property of any kind, or auction, without the prior written consent of Landlord.

16.              Tenant shall keep the Premises neat and clean. Tenant shall not employ any person for the purposes of such cleaning other than the cleaning and maintenance personnel approved by Landlord.

17.              In the event Tenant must dispose of crates, boxes, etc., which will not fit into office wastepaper baskets, it will be the responsibility of Tenant to request special services from Landlord, at Tenant’s expense. In no event shall Tenant set such items in the public hallways or other areas of Project for disposal.

18.              Tenant will be responsible for any damage to the Premises, including carpeting and flooring, as a result of rust or corrosion of file cabinets, roller chairs, metal objects, or spills of any type of liquid.

19.              Canvassing, soliciting and peddling in the Building or any portion of the Project is strictly prohibited and Tenant shall cooperate to prevent the same; Tenant promptly reporting such activities to Landlord.

20.              Solicitation of business and/or distribution of handbills, flyers or other advertising matter inside or outside the Project shall be prohibited.

21.              Landlord will not be responsible for lost or stolen personal property, equipment, money or any article taken from the Premises or any portion of the Project, regardless of how or when such loss occurs.

22.              No vending machine of any description shall be installed, maintained or operated upon the Premises, without the prior written consent of Landlord.

23.              Tenant shall not be permitted to go upon the roof of the Building, without the written consent of the Landlord.

24.              Tenant shall not install any antenna or aerial wires, radio or television equipment or any other type of equipment, inside or outside of the Building, without Landlord’s prior written consent, and upon such terms and conditions as may be specified by Landlord in each and every instance.

25.              Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto, use the name of the Building or Project for any purpose other than that of the business address of Tenant, or use any picture or likeness of the Building or Project, or use the Building or Project name in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material, without prior express written consent of Landlord in each and every instance.

26.              Landlord reserves the right to close the Building to the public at 6:00 p.m., Monday through Friday, and at 1:00 p.m. on Saturday (or at any other time in the event of emergencies), subject however, to Tenant’s rights to admittance under regulations prescribed by Landlord, and to reasonably require that persons entering the Building identify themselves and establish their right to enter or to leave the Building. Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person whom Landlord has the right to exclude hereunder. Tenant’s officers, agents, servants and employees shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and Tenant with respect thereto. Tenant shall be responsible for all persons for whom Tenant requests such permission, and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building, at any time, shall in the judgment of the Landlord be prejudicial to the safety, character, reputation and interest of the Project or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Project during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants of the Project and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object from the Premises to exhibit a pass from Tenant, but the establishment and enforcement of such requirements shall not impose any responsibility on Landlord for the protection of Tenant against the removal of property from the Premises. Landlord shall in no way be liable to Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises or the Project under the provisions hereof.

27.              Smoking is prohibited in all areas of the Building except where expressly permitted by Landlord in writing or permitted by local law (if any). Landlord reserves the right to relocate or eliminate any such areas where smoking is permitted, at any time.

28.              Any additional services not required under the Lease to be performed by Landlord, which Tenant requests Landlord to perform and which are performed by Landlord, shall be billed to Tenant at Landlord’s cost plus Landlord’s markup.

29.     Tenant shall not clean nor require, permit, suffer or allow any window in the Premises to be cleaned from the outside in violation of any applicable law.

30.     Freight elevator use during Regular Business Hours shall be restricted to three (3) trips between applicable floors and shall only be with Landlord’s prior approval. However, all move-ins and move-outs shall be performed after Regular Business Hours and weekends only, with Tenant being responsible for the Building’s customary freight elevator usage fees (on a per hour basis). A four (4) hour minimum shall be assessed on weekends and holidays. Furniture placed on top on the elevator car shall be strictly prohibited.

31.     Any installments of two-way communication devices (e.g., door buzzers) in public corridors shall be approved by Landlord, in writing.

EXHIBIT “D”

SPECIAL PROVISIONS

None

EXHIBIT “E”

INTENTIONALLY DELETED

EXHIBIT “F”

GUARANTY OF LEASE OBLIGATIONS

FOR VALUE RECEIVED and in consideration for the leasing of the premises located at 60 Broad Street, New York, New York (the “Premises”) by WELLS 60 BROAD STREET LLC (“Landlord”) to W.J. BONFANTI, INC. (“Tenant”), as said Premises are more accurately described in the lease therefor of even date herewith (the “Lease”) and as an inducement to Landlord to enter into the Lease with Tenant, the undersigned (hereinafter “Guarantor”) does hereby unconditionally and irrevocably guaranty to Landlord, its successors and assigns (i) the full payment of all Base Rent and Additional Rent due under the Lease and (ii) performance of all other obligations of Tenant as provided for in the Lease on Tenant’s part to be performed.

The obligations of Guarantor under this Guaranty are absolute and unconditional and is a guarantee of payment and performance, not of collection. The obligations of Guarantor hereunder shall remain in full force and effect without regard to any circumstance or condition, including, without limitation, (i) any renewal, modification or extension of the Lease; (ii) any assertion, exercise or non-exercise by Landlord of any right or remedy available to Landlord under the Lease, at law or in equity; (iii) any transfer by Landlord or Tenant in respect of the Lease of any interest in the Premises (e.g., assignment, sublease, sale); and (iv) any bankruptcy, insolvency, receivership, reorganization, dissolution, liquidation or other like proceeding involving or affecting Landlord or Tenant or their obligations or any action taken by any trustee or receiver of Landlord or Tenant or by any court in any proceeding. Neither Guarantor’s obligations under this Guaranty or any remedy for enforcement thereof, shall be impaired, modified or limited in any manner whatsoever by any impairment, modification, waiver or discharge resulting from the operation of any present or future operation of any present or future provision under the National Bankruptcy Act or any other statute or decision of any court.

Guarantor hereby waives presentment and demand for payment, notice of non-payment or non-performance and any other notice or demand to which Guarantor may otherwise be entitled. Guarantor hereby covenants and agrees that Guarantor may be joined in any action against Tenant, in connection with the Lease, and that recovery may be had against Guarantor in such action without Landlord first pursuing or exhausting any other security or remedy against Tenant, its successors or assignees, Guarantor also agrees that, if permitted by law, it will be conclusively bound by a judgment in any action by Landlord against Tenant (wherever brought) as if Guarantor were a party to such action even though the Guarantor is not joined as a party in such action. Guarantor further agrees that its liability under this Guaranty shall be primary and that in any right of action which may accrue to Landlord under the Lease, Landlord may, at its option, proceed against Guarantor without having commenced any action against or having obtained any judgment against Tenant.

Guarantor hereby waives all right to trial by jury in any action or proceeding hereinafter instituted by Landlord to which the Guarantor may be a party. This Guaranty shall be governed by and construed under the laws of the State of New York. Guarantor shall pay all attorney’s fees, court costs and other expenses incurred by Landlord in enforcing or attempting to enforce this Guaranty.

All terms contained herein that are defined in the Lease shall retain their definition as provided for in said Lease. This Guaranty shall inure to the benefit of and may be enforced by Landlord, and its successors and assigns, and will be binding upon and enforceable against Guarantor and its successors, assigns, heirs and personal representatives, as the case may be. If there is more than one Guarantor hereunder, the Guarantors’ obligations hereunder shall be joint and several.

Notwithstanding the foregoing, the obligations of Guarantor may be terminated unilaterally by Guarantor at any time during the term of the Lease or thereafter; provided (a) Tenant surrenders the Premises to Landlord vacant, broom clean and in the manner and condition as set forth in the Lease; (b) all Base Rent and Additional Rent due and owing through and including the date of surrender is paid in full; and (c) Tenant tenders the keys to the Premises to Landlord or its authorized agent. Upon satisfaction of the foregoing conditions, the Guarantor shall be released from all obligations under this Guaranty.

Notwithstanding anything to the contrary contained in this Lease, as of the forty-third (43rd) month of the Lease Term or any time six (6) months thereafter, after Tenant’s written request to Landlord, Landlord shall agree to terminate the obligations of the Guarantor pursuant to this Guaranty (and provide such instruments as may be reasonably required to effectuate such termination), provided that (a) this Lease is in full force and effect, (b) Tenant is not in an Event of Default of this Lease at the time of such request and (c) at the time of Tenant’s request for termination of this Guaranty pursuant to this paragraph, Tenant shall have a net worth, determined in accordance with generally accepted accounting principles, consistently applied, equal to or greater than $1,000,000.00.

IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty this 22nd day of June, 2005.

PRINT NAME:	William J. Bonfanti

SIGNATURE:	/s/ William J. Bonfanti

GREGORY MALESKI
Notary Public State of New York
No. 01MA6102178
Qualified in Suffolk County
Commission Expires December 08, 2007

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 22nd day of June, 2005, before me, the undersigned, personally appeared William J. Bonfanti to me personally known or proved to me on the basis of satisfactory evidence to be the individual(s) described in and who executed the within instrument; and thereupon acknowledged to me that he/she/they executed the same.

[ILLEGIBLE]
Notary Public

PRINT NAME:	Michael N. Romano

SIGNATURE:	/s/ Michael N. Romano

GREGORY MALESKI
Notary Public. State of New York
No. 01MA6102178
STATE OF NEW YORK	)	Qualified in Suffolk County
	) ss.:	Commission Expires December 08, 2007
COUNTY OF NEW YORK	)

On the 22nd day of June, 2005, before me, the undersigned, personally appeared Michael N. Romano to me personally known or proved to me on the basis of satisfactory evidence to be the individual(s) described in and who executed the within instrument; and thereupon acknowledged to me that he/she/they executed the same.

/s/ Gregory Maleski
Notary Public

PRINT NAME:	William J. Bonfanti, Jr.

SIGNATURE:	/s/ William J. Bonfanti, Jr.
GREGORY MALESKI
Notary Public. State of New York
No. 01MA6102178
STATE OF NEW YORK)		Qualified in Suffolk County
	) ss.:	Commission Expires December 08, 2007
COUNTY OF NEW YORK)

On the 22nd day of June, 2005, before me, the undersigned, personally appeared William J. Bonfanti, Jr. to me personally known or proved to me on the basis of satisfactory evidence to be the individual(s) described in and who executed the within instrument; and thereupon acknowledged to me that he/she/they executed the same.

/s/ Gregory Maleski
Notary Public

PRINT NAME:	Craig A. Rothfeld

SIGNATURE:	/s/ Craig A. Rothfeld

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 22nd day of June, 2005, before me, the undersigned, personally appeared Craig A. Rothfeld to me personally known or proved to me on the basis of satisfactory evidence to be the individual(s) described in and who executed the within instrument; and thereupon acknowledged to me that he/she/they executed the same.

/s/ Gregory Maleski	GREGORY MALESKI
Notary Public	Notary Public. State of New York
No. 01MA6102178
Qualified in Suffolk County
Commission Expires December 08, 2007

EXHIBIT “G”

CLEANING SPECIFICATIONS

GENERAL CLEANING OFFICE AREAS - NIGHTLY - MONDAY THROUGH FRIDAY (LEGAL AND BUILDING SERVICE EMPLOYEES INTERNATIONAL UNION HOLIDAYS EXCLUDED)

Dust sweep composition flooring with specially treated cloths.

Carpet sweep carpeted areas four (4) nights each week, spot clean carpets once each week and vacuum once each week, moving light furniture other than desks, file, cabinets, etc.

Remove waste paper and waste materials to designated area in the Premises during evening hours using special junior carriages, Waste or rubbish bag shall be supplied to us by the Landlord.

Dust and wipe clean furniture, fixtures, desk equipment, telephones and windows sills with specially treated cloth, if accessible.

Dust baseboards, chair rails, trim, louvers, pictures, charts etc, within reach.

LAVATORIES — NIGHTLY

Sweep and wash flooring with approved germicidal detergent solution.

Wash and polish mirrors, powder shelves, bright work, etc., including flushometers, piping and toilet seat hinges.

Wash both sides of toilet seats, wash basin, bowls and urinals with approved germicidal detergent solution.

Dust partitions, tile walls, dispensers and receptacles.

Remove waste paper and refuse to a designated area in the Premises, during evening hours, using special janitor carriages.

Fill toilet tissue dispensers.

Fill towel and soap dispensers in public and ADA bathrooms with supplies furnished by Landlord.

PUBLIC AREAS - PERIODIC CLEANING

Elevator, stairway, office and utility doors on each floor will be checked for general cleanliness, removing finger marks as necessary.

Remove finger marks from metal partitions and other similar surfaces as necessary.

HIGH DUSTING

Do high dusting every three (3) months which includes the following:

Dust pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

Dust exterior of light fixtures.

Dust overhead pipes, sprinklers, etc.

Dust window frames.

LAVATORIES - PERIODIC CLEAN1NG

Machine scrub flooring with approved germicidal detergent solution as necessary.

Wash partitions, tile walls and enamel surfaces with approved germicidal detergent solution once a month.

Dust exterior of lighting fixtures every three (3) months.

High dust once per month.

WINDOW CLEANING

Clean all perimeter office windows, both exterior and interior, two times a year weather permitting.

All window cleaning will be performed during the regular working hours of 7:00 a.m. to 3:30 p.m. Monday through Friday, excluding Saturdays and Sundays, and union holidays.

No exterior window washing will be done on days of rain, sleet, or snow but will be performed as soon as possible thereafter.

SCHEDULE OF CLEANING

Night cleaning service shall be rendered five nights each week; Monday through Friday, except on Union and Legal Holidays.

EXTERMINATING SERVICE

Base Building exterminating services will be provided once a month for mice and roaches. Special services such as fogging etc., will be furnished upon request for an additional charge at prices to be mutually agreed upon in advance.

EXHIBIT “H”

MOISTURE AND MOLD MEMORANDUM

This Memorandum is entered into this 15th day of June, 2005 by W. J. BONFANTI, INC. (“Tenant”).

TENANT AGREES AS FOLLOWS:

1.          Pursuant to that certain Lease Agreement dated as of June 15, 2005 (the “Lease’) by and between WELLS 60 BROAD STREET LLC (“Landlord”) and Tenant, Tenant is leasing from Landlord the following premises: A portion of the thirty-fourth (34th) floor in the building located at 60 Broad Street, New York, New York (the “Premises”), as more particularly described in the Lease.

2.          It is generally understood that mold spores are present essentially everywhere and that mold can grow in any moist location. Emphasis is properly placed on prevention of moisture and on good housekeeping and ventilation practices. Tenant acknowledges the necessity of housekeeping, ventilation, and moisture control (especially in kitchens, janitor’s closets, bathrooms, break rooms and around outside walls) for mold prevention. In signing this Memorandum, Tenant has first inspected the aforementioned Premises and certifies that Tenant has not observed mold, mildew or moisture within the Premises. Tenant agrees to immediately notify Landlord if Tenant observes mold/mildew and/or moisture conditions (from any source, including leaks), and Tenant agrees to allow management to evaluate and make recommendations and/or take appropriate corrective action. Tenant releases Landlord, its agents, representatives, members and employees from any liability for any personal injury or damages to property caused by or associated with moisture or the growth of or occurrence of mold or mildew in or around the Premises. In addition, execution of this Memorandum constitutes acknowledgement by Tenant that control of moisture and mold prevention are integral to its obligations under the Lease.

3.          This Exhibit shall be and is incorporated into the Lease between the Landlord and Tenant.

4.          Tenant acknowledges receipt of the Moisture and Mold Control Instructions, a copy of which is attached hereto, and which instructions are subject to modification, from time to time.

TENANT:

W.J. BONFANTI, INC.

By:	/s/ Craig A. Rothfeld
	Name:	Craig A. Rothfeld
	Title:	Chief Operating Officer
Chief Financial Officer

MOISTURE AND MOLD CONTROL INSTRUCTIONS

It is important for you to know that exercising proper ventilation and moisture control precautions will help maintain your comfort and prevent mold growth in the Premises. Tenant should adopt and implement the following guidelines, to avoid developing excessive moisture or mold growth.

1.          Report any maintenance problems involving water, moist conditions, or mold to the Property Manager promptly and conduct its required activities in a manner which prevents unusual moisture conditions or mold growth.

2.          Do not block or inhibit the flow of return or make-up air into the HVAC system. Maintain the suite at consistent temperature and humidity level in accordance with the Property Manager’s instructions.

3.          Regularly conduct janitorial activities, especially in bathrooms, kitchens, and janitorial spaces to remove mildew and prevent or correct moist conditions.

4.          Maintain water in all drain traps at all times.

EXHIBIT “I”

ICIP RIDER TO CONTRACT

(to be annexed to all contracts for work to be performed by Tenant)

Contractor acknowledges that it has been advised by Tenant that the landlord of the Building has or will be applying for real estate tax exemption benefits for the commercial space in the Building pursuant to the New York City Industrial and Commercial Incentive Program (“ICIP”). Contractor agrees that it will comply with the rules and regulation of the New York City Department of Business Services (“DBS”) as may be in effect from time to time in regard to the ICIP, More specifically, Contractor agrees that it:

1.                               will not discriminate against any employee or applicant for employment because of race, creed, color, national origin, sex, age, disability, marital status, sexual orientation or citizenship status with respect to all employment decisions including but not limited to recruitment, hiring, upgrading, demotion, downgrading, transfer, training, rates of pay or other forms of compensation, layoff, termination, and all other terms and conditions of employment;

2.                               will not discriminate in the selection of contractors and subcontractors on the basis of the owner’s, partners’ or shareholders’ race, creed, color, national origin, sex, age, disability, marital status, sexual orientation or citizenship status;

3.                               will state in all solicitations or advertisements for employees placed by it or on behalf of the contractor in connection with any work related to the initial Alteration that all qualified applicants will receive consideration for employment without regard to race, creed, color, national origin, sex, age, disability, marital status, sexual orientation or citizenship status;

4.                               will send to each labor organization or representative of workers with which it has a collective bargaining agreement or other contract or memorandum of understanding, written notification of their equal employment opportunity commitments in connection with any work related to the initial Alteration;

5.                               will not award contracts or commence construction until the submission of a completed employment report to DBS and until DBS approves or fails to respond within 15 business days of receipt of completed employment report;

6.                               will permit DBS access to the project site and to all books, records and will file certified payroll records, and if applicable, computer tapes, as required by DBS;

7.                               acknowledges that DBS has the right to suspend work on the initial Alterations for a contractors’ failure to allow DBS access to their workforce;

8.                               will not engage in moving employees from one job site to another in order to create the appearance of compliance with the regulation or executive order designed to ensure equal employment opportunity;

9.                               will submit to the jurisdiction of DBS for the purpose of determining compliance with these representations and will cooperate with DBS in attempting to cure any instances of noncompliance with the equal employment opportunity requirements of Executive Order No. 50 which DBS may find in connection with any work on the project;

10.                            will terminate, suspend, cause to be terminated or suspended, or not award any subcontract entered into in connection with the initial Alteration with any subcontractor found by DBS Or the DOF to be in violation of any provision of these representations;

11.                            (a)                                       will include or cause to be included in all contracts or subcontracts for amounts of $750,000 or more, entered into in connection with this project the following provisions;

In consideration for and as a condition of this contract the contractor or subcontractor agrees that during its performance it:

(i)                                will employ trainees for training level jobs and participates in on-the-job training programs which have been approved by DBS, in the event that the construction work which it undertakes in connection with this project should employ four or more journey-level employees in a particular trade for at least four consecutive weeks, as such terms are defined by the prevailing practice in the industry. The contractor shall be considered to employ four journey-level employees in a particular trade when it employs any number of journey-level employees in that trade whose aggregate works hours equal the number of hours that four full-time journey-level employees would have worked in a work week, as such terms are defined by the prevailing practice in the industry for the particular trade;

(ii)                             will make a good faith effort to achieve a ratio of at least one trainee to four journey level employees for each trade on the project. “Good faith efforts” shall mean:

a.                                       documented efforts to secure trainees from training programs approved by DBS;

b.                                      documented efforts through the New York State Department of Employment, Training Assistance Plan Centers and community and oivil rights groups to identify candidates for training positions and to sponsor these persons for entrance into approved training programs; and

c.                                       written notification to DBS in the event of an inability to secure trainees pursuant to clauses(a) and (b) of this subparagraph, and requesting DBS’ assistance in securing trainees. Neither the provisions of any collective bargaining agreement nor the refusal by a union with whom the contractor has a collective bargaining agreement to recognize the validity of the training program shall excuse the contractor’s obligation to provide training pursuant to these regulations

(iii)               will attempt to provide continuous employment for trainees after completion of the construction being undertaken in order to enable them to complete their course of training;

(iv)              will refer, recommend and sponsor, if union affiliated, any of its trainees for union membership who can perform the duties of a qualified journey-level employee or who have satisfactorily completed the training program; and assure that such former trainees will receive journey-level wage and fringe benefits, whether or not union membership is granted after such referral, recommendation or sponsorship and that their employment shall be continued if possible;

(v)                 will supply DBS with such additional information and reports as it may require; permit DBS access to the project site and to its books, records and accounts and otherwise cooperated with and submit to the jurisdiction of DBS for the purpose of ensuring compliance with these provisions which DBS may find;

(b)                         will require or cause all covered prime contractors and subcontractors to include in ail contracts of $750,000 or more or subcontracts of $750,000 or more on the project, in addition to the representations and agreements contained in paragraphs 12 (a) through (v) the representations contained in paragraphs 2,4,5,7,8,9,10,12 (c) and 12 (d) and in paragraph 14;

(c)                          will require any subcontractor who, due to change orders, reach $750,000 to submit an employment report to DBS;

(d)                         will pay to the DOF, in the event of its own or its contractor’s failure to provide training, where applicable, pursuant to the regulations, to the required number of trainees for the required number of weeks, an amount equal to the wages and fringe benefits which would have been paid to first term trainees under the prevailing wage schedule in effect at the time the trainees would have been employed had the number and duration of the positions been as required, unless the contractor or applicants or their successors, where applicable, can demonstrate through the submission of written documentation as described in the regulations within thirty (30) days of DBS’ notification of a training deficit that it made a good faith effort to provide training and was unsuccessful;

12.                            will complete any hearings commenced by the Director of DBS and comply with any direction of the DOF, whether benefits have been granted or not; and

13.                            will comply with any direction of the DOF made pursuant to the regulations, including a direction:

(i)                              to terminate, suspend, cause to be terminated or suspended, or not award any contract for an amount in excess of $50,000 between between contractor and subcontractors upon a finding that the subcontractor has failed to comply with the terms of this application or has failed to conciliate with DBS;

(ii)                           to pay to DOF, applicant or contractor, an amount equal to 3% of the highest estimate of construction costs or actual construction costs of the noncomplying contractor or subcontractor, upon a finding that the contractor or subcontractor has failed to comply or to make a good faith effort to comply with the requirements of this rider or with any direction of DOF or DBS provided that such payment shall be credited against any payment directed under subparagraph (iii) of this paragraph;

(iii)                        to pay to DOF, applicant or contractor, an amount equal to 5% of the highest estimate of construction costs of the noncomplying contractor or subcontractor upon a finding that the contractor or subcontractor has wilfully disregarded and/or willfully failed to comply with the requirements of this rider or with any direction of DBS or DOF;

(iv)                       to pay to DOF an amount equal to 5% of the highest estimate of construction costs as set forth in the application, or 5% of actual construction costs, if known, upon a finding that the Contractor has failed to comply or to make a good faith effort to comply with the requirements of this rider or with any direction of DBS or DOF;

(v)                          not to file for a period of five years any application and to forego any benefits under the instant application, upon a finding that the Contractor has willfully disregarded and/or willfully failed to comply with the requirements of this section or with any direction of DOF or DBS; and

(vi)                       to implement an employment program of corrective actions imposed by the Director of DBS.

14.                            understands, and will cause its contractors and subcontractors to understand, that in the event of their noncompliance with the nondiscrimination clauses of the ICIP application or the contract or with Executive Order No. 50 or the rules, regulations or orders promulgated thereunder, such noncompliance shall constitute a material breach of the contract or application and noncompliance with such rule, regulation or order and with Executive Order No. 50.

15.                            will cooperate in all respects with Tenant, the landlord and their attorneys in connection with the application for ICIP benefits, including without limitation, retaining at Contractor’s expense a consultant designated by the landlord 9or Tenant, as the case may be) to assist Contractor in its performance of its obligations hereunder, supplying copies of all contracts, plans and other construction documents as may be requested by the landlord (or Tenant, as the case may be) or its attorneys. Subsequent to the completion of the initial Alteration, Contractor shall promptly provide Tenant with a certification of its construction costs, prepared by a certified public accountant.

ICIP RIDER TO LEASE

Tenant acknowledges that it has been advised by Landlord that Landlord has or will be applying for real estate tax exemption benefits for the commercial space in the Building pursuant to the New York City Industrial and Commercial Incentive Program (“ICIP”). Tenant agrees in general, that with respect to any initial Alterations that Tenant performs in the Premises, Tenant will comply with the rules and regulation of the New York City Department of Business Services (“DBS”) as may be in effect from time to time in regard to the ICIP. More specifically, Tenant agrees that it:

1.                                  will notify Landlord, the Department of Finance (the “DOF”) and DBS in writing 15 business days before commencing any demolition or construction work at the project work site. Such notification to Landlord shall include;

(a)                                  a narrative description of the initial Alteration, prepared by a licensed architect.

(b)                                 a projection as to the itemized trade costs to be incurred in connection with the initial Alteration.

(c)                                  copies of all construction contracts to be entered into between Tenant and contractors.

2.                                  will not discriminate against any employee or applicant for employment because of race, creed, color, national origin, sex, age, disability, marital status, sexual orientation or citizenship status with respect to all employment decisions including but not limited to recruitment, hiring, upgrading, demotion, downgrading, transfer, training, rates of pay or other forms of compensation, layoff, termination, and all other terms and conditions of employment;

3.                                  will not discriminate in the selection of contractors and subcontractors on the basis of the owner’s, partners’ or shareholders’ race, creed, color, national origin, sex, age, disability, marital status, sexual orientation or citizenship status;

4.                                  will state in all solicitations or advertisements for employees placed by it or on behalf of the contractor in connection with any work related to the initial Alteration that all qualified applicants will receive consideration for employment without regard to race, creed, color, national origin, sex, age, disability, marital status, sexual orientation or citizenship status;

5.                                  will send to each labor organization or representative of workers with which it has a collective bargaining agreement or other contract or memorandum of understanding, written notification of their equal employment opportunity commitments in connection with any work related to the initial Alteration;

6.                                  will not award contracts or commence construction until the submission of a completed employment report to DBS and until DBS approves or fails to respond within 15 business days of receipt of completed employment report;

7.                                  will permit DBS access to the project site and to all books, records and will file certified payroll records, and if applicable, computer tapes, as required by DBS;

8.                                  in acknowledges that DBS has the right to suspend work on the initial Alterations for a contractors’ failure to allow DBS access to their workforce;

9.                                  will not engage in moving employees from one job site to another in order to create the appearance of compliance with the regulation or executive order designed to ensure equal employment opportunity;

10.                            will submit to the jurisdiction of DBS for the purpose of determining compliance with these representations and will cooperate with DBS in attempting to cure any instances of noncompliance with the equal employment opportunity requirements of Executive Order No. 50 which DBS may find in connection with any work on the project;

11.                            will terminate, suspend, cause to be terminated or suspended, or not award any subcontract entered into in connection with the initial Alteration with any subcontractor found by DBS or the DOF to be in violation of any provision of these representations;

12.                            (a)                             will include or cause to be included in all contracts or subcontracts for amounts of $750,000 or more, entered into in connection with this project the following provisions:

In consideration for and as a condition of this contract the contractor or subcontractor agrees that during its performance it:

(i)                             will employ trainees for training level jobs and participates in on-the-job training programs which have been approved by DBS, in the event that the construction work which it undertakes in connection with this project should employ four or more journey-level employees in a particular trade for at least four consecutive weeks, as such terms are defined by the prevailing practice in the industry. The contractor shall be considered to employ four journey-level employees in a particular trade when it employs any number of journey-level employees in that trade whose aggregate works hours equal the number of hours that four full-time journey-level employees would have worked in a work week, as such terms are defined by the prevailing practice in the industry for the particular trade;

(ii)                          will make a good faith effort to achieve a ratio of at least one trainee to four journey level employees for each trade on the project, “Good faith efforts” shall mean:

a.                             documented efforts to secure trainees from training programs approved by DBS;

b.                            documented efforts through the New York State Department of Employment, Training Assistance Plan Centers and community and civil rights groups to identify candidates for training positions and to sponsor these persons for entrance into approved training programs; and

c.                             written notification to DBS in the event of an inability to secure trainees pursuant to clauses(a) and (b) of this subparagraph, and requesting DBS’ assistance in securing trainees. Neither the provisions of any collective bargaining agreement nor the refusal by a union with whom the contractor has a collective bargaining agreement to recognize the validity of the training program shall excuse the contractor’s obligation to provide training pursuant to these regulations

(iii)                       will attempt to provide continuous employment for trainees after completion of the construction being undertaken in order to enable them to complete their course of training;

(iv)                      will refer, recommend and sponsor, if union affiliated, any of its trainees for union membership who can perform the duties of a qualified journey-level employee or who have satisfactorily completed the training program; and assure that such former trainees will receive journey-level wage and fringe benefits, whether or not union membership is granted after such referral, recommendation or sponsorship and that their employment shall be continued if possible;

(v)                         will supply DBS with such additional information and reports as it may require; permit DBS access to the project site and to its books, records and accounts and otherwise cooperated with and submit to the jurisdiction of DBS for the purpose of ensuring compliance with these provisions which DBS may find;

(b)                         will require or cause all covered prime contractors and subcontractors to include in all contracts of $750,000 or more or subcontracts of $750,000 or more on the project, in addition to the representations and agreements contained in paragraphs 12 (a) through (v) the representations contained in paragraphs 2,4,5,7,8,9,10,12 (c) and 12 (d) and in paragraph 14;

(c)                          will require any subcontractor who, due to change orders, reach $750,000 to submit an employment report to DBS;

(d)                         will pay to the DOF, in the event of its own or its contractor’s failure to provide training, where applicable, pursuant to the regulations, to the required number of trainees for the required number of weeks, an amount equal to the wages and fringe benefits which would have been paid to first term trainees under the prevailing wage schedule in effect at the time the trainees would have been employed had the number and duration of the positions been as required, unless the contractor or applicants or their successors, where applicable, can demonstrate through the submission of written documentation as described in the regulations within thirty (30) days of DBS’ notification of a training deficit that it made a good faith effort to provide training and was unsuccessful;

13.                            will complete any hearings commenced by the Director of DBS and comply with any direction of the DOF, whether benefits have been granted or not; and

14.                            will comply with any direction of the DOF made pursuant to the regulations, including a direction:

(i)                             to terminate, suspend, cause to be terminated or suspended, or not award any contract for an amount in excess of $50,000 between the Tenant and a contractor or between contractors and subcontractors upon a finding that the contractor has failed to comply with the terms of this application or has failed to conciliate with DBS;

(ii)                           to pay to DOF, applicant or contractor, an amount equal to 3% of the highest estimate of construction costs or actual construction costs of the noncomplying contractor or subcontractor, upon a finding that the contractor or subcontractor has failed to comply or to make a good faith effort to comply with the requirements of this rider or with any direction of DOF or DBS provided that such payment shall be credited against any payment directed under subparagraph (iii) of this paragraph;

(iii)                        to pay to DOF, applicant or contractor, an amount equal to 5% of the highest estimate of construction costs of the noncomplying contractor or subcontractor upon a finding that the contractor or subcontractor has willfully disregarded and/or willfully failed to comply with the requirements of this rider or with any direction of DBS or DOF;

(iv)                       to pay to DOF an amount equal to 5% of the highest estimate of construction costs as set forth in the application, or 5% of actual construction costs, if known, upon a finding that the Tenant has failed to comply or to make a good faith effort to comply with the requirements of this rider or with any direction of DBS or DOF;

(v)                          not to file for a period of five years any application and to forego any benefits under the instant application, upon a finding that the Tenant has willfully disregarded and/or willfully failed to comply with the requirements of this section or with any direction of DOF or DBS; and

(vi)                       to implement an employment program of corrective actions imposed by the Director of DBS.

15.                        understands, and will cause its contractors and subcontractors to understand, that in the event of their noncompliance with the nondiscrimination clauses of the ICIP application or the contract or with Executive Order No. 50 or the rules, regulations or orders promulgated thereunder, such noncompliance shall constitute a material breach of the contract or application and noncompliance with such rule, regulation or order and with Executive Order No. 50.

16.                         will cooperate in all respects with Landlord and its attorneys in connection with Landlord’s application for ICIP benefits, including without limitation, retaining at Tenant’s expense a consultant designated by Landlord to assist Tenant in its performance of its obligations hereunder, supplying copies of all contracts, plans and other construction documents as may be requested by Landlord or its attorneys. Subsequent to the completion of the initial Alteration, Tenant shall promptly provide Landlord with a certification of its construction costs, prepared by a certified public accountant.

EXHIBIT “J”

FORM OF LETTER OF CREDIT

BASIC FORM OF LETTER OF CREDIT REQUIRED

(Plus applicable language from Article 59)

No. Date Irrevocable Letter of Credit

Beneficiary:	Applicant:

WELLS 60 BROAD STREET LLC	W.J. BONFANTI, INC.
c/o CRG Management, LLC
1330 Avenue of the Americas, 23rd Floor
New York, NY 10019

Dear Sir(s)/Madam(s):

We hereby authorize you to value on 60 Broad Street, New York, New York.

For account of up to the aggregate amount of $218,316.00 Available by your drafts at sight.

This Letter of Credit may be transferred to any transferee of the interest of the Landlord under the lease dated as of June 15, 2005 (the “Lease”) between WELLS 60 BROAD STREET LLC, as Landlord and W.J. BONFANTI, INC., as Tenant.

It is a condition of this Letter of Credit that it shall be deemed to be automatically extended for consecutive periods of one (1) year each from the present and any future expiration date and for any partial year ending December 31, unless we shall notify you and Eric J. Samer, Esq., 1330 Avenue of the Americas, 23rd Floor, New York, NY 10019, by written notice given by registered mail at least thirty (30) days prior to such expiration date that we elect not to renew it for any such additional period, in which case you shall have the right to draw on us the full amount of this Letter of Credit by your sight draft, accompanied by your signed written statement that you are drawing under Letter of Credit #                   .

THE OUTSTANDING AMOUNT DUE AND OWING TO THE HOLDER OF THIS LETTER OF CREDIT, THROUGH THE DATE OF ANY UNCURED DEFAULT, MAY BE DRAWN BY HOLDER UPON THE PRESENTATION TO               BANK OF THIS DRAFT ACCOMPANIED BY A SIGNED MEMORANDUM OF HOLDER INDICATING THAT AN UNCURED MONETARY OR NON-MONETARY DEFAULT HAS OCCURRED UNDER THE LEASE, A COPY OF SUCH MEMORANDUM SHALL BE SIMULTANEOUSLY FURNISHED TO THE APPLICANT; PROVIDED, HOWEVER, THAT SUCH MEMORANDUM AS SO PRESENTED SHALL BE ABSOLUTELY BINDING AND UNCONDITIONAL ON SAID ISSUING BANK.

AMENDMENT OF LEASE

This Amendment of Lease (hereinafter, “Agreement”) dated as of the 7th day of September, 2005, by and between WELLS 60 BROAD STREET LLC (hereinafter, the “Landlord”), c/o CRG Management, LLC, having a place of business at 1330 Avenue of the Americas, 23rd Floor, New York, New York 10019 and W.J. BONFANTI, INC. (hereinafter, the “Tenant”), a New York corporation, with offices at 44 Wall Street, 12th Floor, New York, NY 10005.

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a lease dated as of June 15, 2005 (hereinafter, the “Lease”), covering a portion of the thirty-fourth (34th) floor (hereinafter, the “Premises”) in the office building located at 60 Broad Street, New York, New York (hereinafter, the “Building”); Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Lease.

WHEREAS, Tenant has requested the right to install a satellite dish on the roof of the Building and Landlord agrees to grant its permission for same, subject to the terms and conditions of this Agreement.

WHEREAS, Landlord and Tenant wish to amend the Lease, as provided for hereinafter.

NOW, THEREFORE, for and in consideration of the sum of $10.00, receipt of which is hereby acknowledged by Landlord, and other good and valuable consideration, it is mutually covenanted and agreed as follows:

1.                                      Memorandum Confirming Term.

A.                                    In accordance with Exhibit “B” attached to the Lease, Landlord and Tenant hereby confirm that:

(1)                                 The Commencement Date of the Lease Term is July 1, 2005;

(2)                                 The Expiration Date of the Lease Term is June 30, 2015; and

(3)                                 The Rent Commencement Date is January 16, 2006.

B.                                    Tenant certifies that:

(1)                                 Tenant has fully inspected the Premises and found the same to be as required by the Lease, and all conditions under the Lease to be performed by Landlord have been satisfied. Any Tenant Improvements required to be performed by Landlord have been Substantially Completed in accordance with the provisions of the Lease.

(2)                                 Tenant has accepted and is in full and complete possession of the Premises.

(3)                                 The Lease is in full force and effect and constitutes the entire agreement with respect to Tenant’s occupancy of the Premises.

(4)                                 There are no defaults by Landlord under the terms of the Lease and no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default by Landlord under the Lease.

2.                                      Satellite.

A.                                       Subject to the terms and conditions contained in this Agreement, Tenant shall have the non-exclusive right, at its sole cost and expense, to install, use, service, maintain and replace one (1) direct TV satellite dish with an aggregate diameter not exceeding eighteen inches (18”) (the “Satellite”) for Tenant’s use and not for use by any other party for satellite reception/transmission to/from the Premises (and for no other purpose) during the Term. This Agreement does not constitute approval by Landlord as to the specific model or type of Satellite and, further, Landlord makes no representation or warranty whatsoever to Tenant with respect to the functioning, adequacy or efficiency of the Satellite. Notwithstanding anything to the contrary contained in this Agreement, Tenant shall not install any equipment other than the Satellite approved by Landlord without the prior written consent of Landlord. In the event that Tenant installs any additional equipment in the Premises, the Base Rent shall increase in an amount to be determined by Landlord at Landlord’s reasonable discretion.

B.                                       It is expressly understood and acknowledged that the installation and placement of the Satellite from both an aesthetic and an engineering standpoint, is of substantial importance to Landlord and the same shall be subject to Landlord’s consent. Tenant may, upon reasonable notice to Landlord and at Tenant’s own cost, repair, replace, reorient or remove the Satellite or any portion thereof, or replace it with generally similar equipment, provided that (1) any new equipment does not weigh substantially more than the Satellite and can be properly accommodated on the roof of the Building without placing materially greater demands upon the electrical, mechanical, structural, life safety and other building systems of the Building; (2) Tenant at its cost, shall restore roof to the condition in which it was prior to such repair, reorientation, removal or replacement, and all of such repair, reorientation, removal or replacement shall be performed in accordance with good engineering practice and by contractors or other persons approved by Landlord; (3) the aggregate diameter of the Satellite shall not exceed eighteen inches (18”); and (4) any replacement, reorientation or removal of the Satellite is subject to Landlord’s prior written approval. Accordingly, prior to any repair, reorientation, removal, replacement or installation of the Satellite, Tenant shall deliver to Landlord for Landlord’s review and approval, which approval shall not be unreasonably withheld or delayed, a set of scaled and dimensioned plans and specifications for the Satellite, which shall include, without limitation, the location of the Satellite on the roof, the floor and power load requirements of the Satellite, the location and kind of electrical or other services to and from the Satellite and detailed specifications of the means of attaching the Satellite to the roof and the means of its installation. Tenant shall complete the installation of the Satellite in accordance with the plans and specifications therefor approved by Landlord. No variation from the plans submitted to Landlord by Tenant for the installation of the Satellite will be permitted without the prior written consent of Landlord. Notwithstanding anything to the contrary contained herein, in installing the Satellite, Tenant shall not be permitted to penetrate the roof, but shall be permitted to anchor the Satellite to the roof using concrete blocks or other weights, subject to the load requirements. Any wiring for the Satellite shall be through existing sleeve installed in the Building by Landlord (if any). In the event there are no sleeves, Tenant shall install same, at its own cost and expense. Tenant shall install all screening required by Landlord such that the Satellite shall not be visible from any portion of the ground constituting the common areas.

C.                                       Tenant agrees that the Satellite shall not be suffered or permitted to interfere with the use and operation of other facilities or equipment now or hereafter located on or in the Building and Landlord shall not be liable for interference with the use and operation of the Satellite by reason of the existence and operation of other satellite antennae or antennae or related equipment on or in the Building. Tenant shall immediately notify Landlord of any such interference. Tenant shall promptly notify Landlord of any injury or other statement made to it by the Federal Communications Commission related to this Agreement. Furthermore, the Satellite shall in all cases be installed, used, operated, maintained and removed in compliance with the following requirements: (1) the Satellite shall not interfere in any way with the Building’s existing engineering, window washing or other maintenance functions; (2) the Satellite must be properly secured and installed so as not to be affected by high winds or other elements; (3) the Satellite must be properly grounded; (4) the weight of the Satellite shall not exceed the load limits of the Building; and (5) in no event shall the Satellite or any appurtenant wiring or cable interfere with or otherwise affect the electrical, mechanical, structural, life safety or other building systems of the Building. Tenant shall maintain the Satellite in good order and repair. Tenant shall be responsible for the cost of the installation, service, repair, replacement and maintenance of the Satellite and related equipment and cabling and for any repair or damage caused by the Satellite or by Tenant or any of its employees, agents, contractors or invitees, and the Satellite shall be treated as if the Satellite were part of Tenant’s personal property located within the Premises.

Tenant will indemnify, defend and hold harmless Landlord from and against any and all claims for damages due to its Satellite or the transmissions therefrom which cause any such interference. Tenant also agrees that it will appropriately filter and trap any and all byproducts or interference through existing broadcast installations and their signals or through other appropriate means.

D.                                       Provided that Tenant is not in default under this Agreement, Tenant, its employees, agents and contractors shall have access to the Premises for the purposes of installation, maintenance and repair of the Satellite at reasonable times, which times (except in the case of emergency) shall be arranged in advance with Landlord. Tenant shall coordinate the installation activities with Landlord and shall neither bring the Satellite or any associated equipment to the roof, nor commence its installation on the roof, without first giving Landlord reasonable notice of the date and time of the planned installation. Landlord or its representatives may accompany Tenant whenever Tenant, its employees, agents or contractors enter the Building.

E.                                        Provided that Tenant is not in default under the terms and conditions of this Agreement, upon termination of this Agreement, Tenant may (i) leave the Satellite on the roof (provided that Tenant obtains Landlord’s prior written consent to do so) or (ii), at Tenant’s sole cost and expense, remove the Communications Equipment and any related equipment and cabling and repair all damage caused by the installation and removal thereof. Notwithstanding the foregoing, Landlord may require Tenant to remove the Satellite and any related equipment and cabling and repair all damage caused by the installation and removal thereof. If, however, Tenant is in default under the terms and conditions of this Agreement, then, upon termination of this Agreement, at Landlord’s sole option, Landlord may require Tenant to either leave the Satellite on the roof or, at Tenant’s sole cost and expense, remove the Satellite and any related equipment and cabling and repair all damage caused by the installation and removal thereof.

F.                                         Notwithstanding anything to the contrary herein, Tenant’s right to install, operate and maintain the Satellite shall be subject to (and Tenant will, at all times, comply with) all applicable federal, state and local laws, statutes, codes, rules, ordinances and regulations and as well as the laws, statutes, codes, rules, ordinances and regulations of any governmental or quasi-governmental agency or authority, including, without limitation, applicable building and fire codes, as well as all requirements of the Federal Aviation Administration and the Federal Communications Commission in respect thereof. In connection with the foregoing, Tenant, at Tenant’s own cost, shall be obligated to secure and obtain (and keep in force and renew, as applicable) all required permits, approvals and licenses for or with respect to the installation and operation of the Satellite prior to the commencement of any installation activities hereunder. At Landlord’s option, Landlord may obtain the services of a structural engineer acceptable to Landlord and Tenant to design any additional roof supports required to support the Satellite and to monitor the installation thereof and Tenant shall reimburse Landlord, on demand, for the reasonable cost of such services and such roof supports.

G.                                       Landlord, without liability to Tenant therefor, may on twenty (20) days prior written notice to Tenant, shall have the right to (or to require Tenant to) relocate the Satellite to another location on the Building (which location shall be determined by Landlord, but shall be subject to Tenant’s reasonable approval) and Tenant shall do so at Tenant’s sole cost and expense. In addition, Landlord, without liability to Tenant therefor and at Tenant’s sole cost and expense, shall have the right to (or to require Tenant to) move the Satellite to another location designated by Landlord (which location shall be subject to the Tenant’s reasonable approval) or to cease the operation of the Satellite and to remove same, if (i) the Satellite shall be in violation of applicable law and/or shall interfere with the use and operation of other facilities or equipment now or hereafter located at or within the Building or (ii) work is to be performed to the roof or setback (i.e., repairs, re-roofing, etc.) or (iii) Landlord, at Landlord’s sole discretion, desires to use the space in which the Satellite is located for any other purpose (including, without limitation, for another tenant/user), in which case, Tenant (or Landlord, as the case may be) shall promptly remove the Satellite and/or relocate the Satellite to a location designated by Landlord.

H.                                      Notwithstanding the above, Tenant shall, within thirty (30) days after receipt of written request from Landlord, remove the Satellite and commence using a comparable communication system provided by Landlord or its designee and approved to by Tenant (which approval shall not be unreasonably withheld, delayed or conditioned). Tenant shall pay to Landlord the fee charged by Landlord or its designee for such services, so long as such fee is fairly competitive with the fees generally charged for such services in the market area.

I.                                           In the event of the relocation, replacement, alteration or removal of the Satellite, Tenant shall pay Landlord or any entity designated by Landlord, on demand, the cost Landlord typically charges for (a) determining the location of the Satellite, (b) the cost of reviewing Tenant’s plans for any installation by Landlord or Landlord’s consultant and monitoring such installation, (c) the cost of coordinating and obtaining any certification as to the condition of the roof (d) and any other cost incurred by Landlord resulting from Tenant’s installation, use or removal of the Satellite.

5.                                      This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective parties.

6.                                      In all other respects, except as herein modified, the terms and provisions of the Lease shall remain in full force and effect, this modification shall have the same force and effect as if incorporated in the Lease, and shall take precedence thereover. Tenant hereby confirms that Landlord is not in default under any provisions of the Lease, that there are presently no existing claims, counterclaims or defenses with respect to the Lease and, to the extent any such claims, counterclaims and/or defenses may exist or may have existed, Tenant hereby agrees to waive the same.

7.                                      Tenant hereby represents and warrants to the Landlord that the person executing this Agreement on behalf of Tenant has the power and authority to execute this Agreement on behalf of Tenant and to bind Tenant to the provisions hereof. This Agreement constitutes the entire understanding between the parties hereto and the same may not be amended or modified orally. If there shall be any conflict between the terms of the Lease and this Agreement, this Agreement shall prevail. All understandings and agreements heretofore had between the parties are merged in this Agreement, which along with the Lease, fully and completely express their understanding.

SIGNATURES BEGIN ON THE NEXT PAGE.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

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Please acknowledge our agreement as set forth hereinabove by signing a copy hereof and returning it to us.

LANDLORD:

SEE FOLLOWING PAGE FOR LANDLORD SIGNATURE

TENANT:

W.J. BONFANTI, INC.

By:	/s/ Craig A. Rothfeld
Print name:	Craig A. Rothfeld
Title:	Chief Operating Officer
Chief Financial Officer

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LANDLORD:

Wells 60 Broad Street, LLC,
a Delaware limited liability company

By:	Wells Operating Partnership, L.P.,
a Delaware limited partnership, its sole member

By:	Wells Real Estate Investment Trust, Inc.,
a Maryland corporation, its sole general partner

	By:	/s/ Douglas R. Williams
	Name:	Douglas R Williams
	Title:	Executive Vice President

SECOND AMENDMENT OF LEASE

This Second Amendment of Lease (hereinafter, “Agreement”) dated as of the 12th day of March, 2007, by and between WELLS 60 BROAD STREET LLC (hereinafter, the “Landlord”), c/o CRG Management, LLC, having a place of business at 1330 Avenue of the Americas, 23rd Floor, New York, New York 10019 and W.J. BONFANTI, INC., (hereinafter, the “Tenant”), a New York corporation, with offices at 44 Wall Street, 12th Floor, New York, NY 10005.

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a lease dated as of June 15, 2005, as amended by the Amendment of Lease dated as of September 7, 2005, (hereinafter, the “Lease”), covering a portion of the thirty-fourth (34th) floor (hereinafter, the “Premises”) in the office building located at 60 Broad Street, New York, New York (hereinafter, the “Building”); Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Lease.

WHEREAS, the obligations of the Tenant under the Lease have been guaranteed by William J. Bonfanti, Michael N. Romano, William J. Bonfanti Jr. and Craig A. Rothfeld (collectively, the “Guarantors”) in accordance with a separate agreement of guaranty, a copy of which is annexed to the Lease as Exhibit “F” (the “Guaranty”).

WHEREAS, Landlord and AVALON PARTNERS, INC. (hereinafter, “Avalon”), as tenant, entered into a lease dated October 1, 2001 (hereinafter, the “Avalon Lease”), covering a portion of the thirty-fourth (34th) floor in the Building (as shown on the floor plan attached hereto as Exhibit “A” and referred to hereinafter as the “Additional Premises”).

WHEREAS, the term of the Avalon Lease is set to expire on October 30, 2011.

WHEREAS, pursuant to a Sublease dated as of February 12, 2007, Tenant, as subtenant, has sublet the “Additional Premises” from AVALON, as sublandlord; the foregoing act of subletting being referred to hereinafter as the “Sublease”.

WHEREAS, in connection with the Sublease, Landlord, Tenant and Avalon entered into the Consent to Sublease executed as of March 22, 2007.

WHEREAS, Tenant has notified Landlord of its desire to lease the Additional Premises directly from Landlord upon the expiration of the term of the Avalon Lease.

WHEREAS, Landlord and Tenant wish to amend the Lease, as provided for hereinafter.

NOW, THEREFORE, for and in consideration of the sum of $10.00, receipt of which is hereby acknowledged by Landlord, and other good and valuable consideration, it is mutually covenanted and agreed as follows:

1.                                      Subject to the terms and conditions contained in this Agreement, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Additional Premises. The term of the Lease for the Additional Premises shall commence on November 1, 2011 (“Additional Premises Commencement Date”) and expire co-terminously with the term for the Premises on June 30, 2015 (“Expiration Date”). Except as otherwise provided in this Agreement, as of the Additional Premises Commencement Date, the Additional Space shall be deemed part of the Premises for all purposes of the Lease.

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2.                                              In addition to the Base Rent due for the Premises as provided for in the Lease, Tenant agrees to pay Base Rent for the Additional Premises, in accordance with the terms of the Lease, as follows:

Additional Premises Commencement Date	$194,445.00 per annum
through June 30, 2015	$ 16,203.75 per month

3.                                              The following changes to the terms and conditions of Article 4 of the Lease shall be applicable to the Additional Premises only as of the Additional Premises Commencement Date:

A.                                    The “Tenant’s Percentage” (as defined in Section 1.10 of the Lease) shall be .45% (.0045).

B.                                    The “Base Tax Year” (as defined in Section 4A(iii) of the Lease) shall mean the average of (i) the fiscal year commencing July 1, 2006 and ending June 30, 2007 and (ii) the fiscal year commencing July 1, 2007 and ending June 30, 2007.

C.                                    The “Base Operating Year” (as defined in Section 4A(vii) of the Lease) shall mean the calendar year commencing January 1, 2007 and ending December 31, 2007.

D.                                    Tenant shall compensate Landlord for supplying Tenant with electrical current in the Additional Premises as of the Additional Premises Commencement Date in accordance with the terms of the Lease, and, shall pay any and all other fees defined as Additional Rent in the Lease in accordance with the terms and conditions of the Lease.

4.                                      Amending Article 59 of the Lease, (i) the phrase, “the thirty-seventh (37th) month of the Lease Term” in the seventh (7th) paragraph of such Article shall be replaced with “November 1, 2011”, and (ii) the phrase, “the sixty-first (6lst) month of the Lease Term” in the eighth (8th) paragraph of such Article shall be replaced with “November 1, 2013”.

5.                                      Tenant agrees and acknowledges that it shall accept the Additional Premises in its “as is” condition as of the Additional Premises Commencement Date. Tenant acknowledges that it has inspected and examined the Additional Premises and is thoroughly familiar and satisfied with the condition and value thereof; that no representations or warranties have been made to Tenant and that Landlord is unwilling to make any representations and has held out no inducements to Tenant, except as specifically set forth herein. Tenant acknowledges further that Landlord shall not be required to perform any work at the Building or the Additional. Premises in order to effectuate delivery of possession of the Additional Premises to Tenant.

6.                                      CRG REAL ESTATE SERVICES, LLC HAS REPRESENTED LANDLORD IN THIS TRANSACTION AND STUDLEY, INC. HAS REPRESNTED TENANT IN THIS TRANSACTION (COLLECTIVELY “BROKER”). BROKER SHALL BE PAID A COMMISSION BY LANDLORD IN CONNECTION WITH THIS SECOND AMENDMENT OF LEASE, UNDER A SEPARATE AGREEMENT. Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Agreement other than with the brokers specifically identified above, and Tenant agrees to indemnify Landlord against all costs, expenses, attorneys’ fees or other liability for commissions or other compensation or charges claimed by any broker or agent claiming the same by, through or under Tenant, other than with the brokers specifically identified above.

7.                                      Tenant and the Guarantors hereby reaffirm that the obligations of the Tenant under the Lease and this Agreement have been guaranteed by the Guarantors in accordance with the Guaranty. The terms and provisions of this Section 7 are expressly made to survive the end of the term of the Lease.

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8.                                      Landlord makes no representations whatsoever that there will be any governmental incentive plans (federal, state or local) available for the Additional Premises (including, without limitation, the Lower Manhattan Plan, Industrial and Commercial Incentive Program, BIR, LMEP and/or any other similar or dissimilar programs for which either Landlord of Tenant or all or any portion of the Building may qualify for as of the date hereof).

9.                                      Sections 54J(2) and 58 of the Lease are no longer applicable and, as such, are hereby stricken in their entirety from the Lease.

10.                               This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective parties.

11.                               In all other respects, except as herein modified, the terms and provisions of the Lease shall remain in full force and effect, this modification shall have the same force and effect as if incorporated in the Lease, and shall take precedence thereover. Tenant hereby confirms that Landlord is not in default under any provisions of the Lease, that there are presently no existing claims, counterclaims or defenses with respect to the Lease and, to the extent any such claims, counterclaims and/or defenses may exist or may have existed, Tenant hereby agrees to waive the same.

12.                               Tenant hereby represents and warrants to the Landlord that the person executing this Agreement on behalf of Tenant has the power and authority to execute this Agreement on behalf of Tenant and to bind Tenant to the provisions hereof. This Agreement constitutes the entire understanding between the parties hereto and the same may not be amended or modified orally. If there shall be any conflict between the terms of the Lease and this Agreement, this Agreement shall prevail. All understandings and agreements heretofore had between the parties are merged in this Agreement, which along with the Lease, fully and completely express their understanding.

SIGNATURES BEGIN ON THE NEXT PAGE.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

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Please acknowledge our agreement as set forth hereinabove by signing a copy hereof and returning it to us.

LANDLORD:

WELLS 60 BROAD STREET LLC,
a Delaware limited liability company

By:	/s/ RANDY FRETZ
Print name:	RANDY FRFTZ
Title:	PRESIDENT

TENANT:

W.J. BONFANTI, INC.

By:	/s/ Craig A. Rothfeld
Print name:	Craig A. Rothfeld
Title:	Executive Director

GUARANTORS:

PRINT NAME:	William J. Bonfanti

SIGNATURE:	/s/ William J. Bonfanti

SSN:

STATE OF NEW	).	[ILLEGIBLE]
) ss.:

COUNTY OF	)

On the 15th day of March, 2007, before me, the undersigned, personally appeared William J. Bonfanti to me personally known or proved to me on the basis of satisfactory evidence to be the individual described in and who executed the within instrument; and thereupon acknowledged to me that he executed the same.

/s/ [ILLEGIBLE]
Notary Public

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PRINT NAME:	Michael N. Romano

SIGNATURE:	/s/ Michael N. Romano

SSN:

STATE OF NEW )
) ss.:
COUNTY OF )

On the 15th day of March, 2007, before me, the undersigned, personally appeared Michael N. Romano to me personally known or proved to me on the basis of satisfactory evidence to be the individual described in and who executed the within instrument; and thereupon acknowledged to me that he executed the same.

/s/ Gregory Maleski
Notary Public

PRINT NAME:	William J. Bonfanti, Jr.

SIGNATURE:	/s/ William J. Bonfanti, Jr.	[ILLEGIBLE]

SSN:

STATE OF NEW )
) ss.:
COUNTY OF )

On the 15th day of March, 2007, before me, the undersigned, personally appeared William J. Bonfanti, Jr. to me personally known or proved to me on the basis of satisfactory evidence to be the individual described in and who executed the within instrument; and thereupon acknowledged to me that he executed the same.

/s/ Gregory Maleski
Notary Public

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PRINT NAME:	Craig A. Rothfeld

SIGNATURE:	/s/ Craig A. Rothfeld

SSN:

STATE OF NEW	)	[ILLEGIBLE]
) ss.:
COUNTY OF	)

On the 15th day of March, 2007, before me, the undersigned, personally appeared Craig A. Rothfeld to me personally known or proved to me on the basis of satisfactory evidence to be the individual described in and who executed the within instrument; and thereupon acknowledged to me that he executed the same.

/s/ Gregory Maleski
Notary Public

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Exhibit “A”

7

34th Floor

60 Broad Street

  Additional Premises

EXHIBIT “B-2”

AVALON SUBLEASE

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SUBLEASE

Sublease (the “Sublease”) dated as of February 12, 2007, between AVALON PARTNERS, INC., a New York corporation having an office at 60 Broad Street, 33rd Floor, New York, New York 10004 (“Sublessor”) and W.J. BONFANTI, INC., a New York corporation having an office at 60 Broad Street, 34th Floor, New York, New York 10004 (“Subtenant”).

1.                                      Demise and Term.

a.                                      Sublessor hereby subleases to Subtenant, and Subtenant hereby hires from Sublessor, approximately 4,321 rentable square feet of commercial office space constituting a portion of the thirty-fourth (34th) floor in the building located at 60 Broad Street, New York, New York (the “Building”), as shown on the cross-hatch of the floor plan on Exhibit “A” annexed hereto and made a part hereof (the “Subleased Premises”). The Subleased Premises is the entire premises (the “Premises”) that has been leased to Sublessor under a lease dated October 1, 2001 between 60 Broad Street LLC, as landlord (the “Landlord”) and Sublessor, as tenant (the “Prime Lease”). A redacted copy of the Prime Lease is annexed to this Sublease as Exhibit “B” and made a part hereof.

b.                                      The term (the “Term”) of this Sublease shall commence ten (10) days following the date that Landlord may give its Consent (hereinafter defined) to this Sublease in the manner required by this Sublease and the Prime Lease (the “Commencement Date”) and expire at 11:59 P.M. on October 30, 2011 (the “Expiration Date”) unless sooner canceled or otherwise terminated as provided in this Sublease. Notwithstanding the foregoing, Sublessor shall not be subject to any liability for its failure to deliver the Subleased Premises to Subtenant by any particular date and the validity of this Sublease shall not be impaired thereby nor the Expiration Date extended thereby.

c.                                       Sublessor represents and warrants to Subtenant that (i) the copy of the Prime Lease attached hereto as Exhibit “B” is a true and accurate copy of the Prime Lease and the Prime Lease has not been amended or modified except as expressly set forth in Exhibit B attached hereto, (ii) Sublessor is not now, and as of the Commencement Date will not be, in default or breach of any of the provisions of the Prime Lease, (iii) Sublessor has no knowledge of any claim by Landlord that Sublessor is in default or breach of any of the provisions of the Prime Lease, (iv) Sublessor has no knowledge of any default or breach by Landlord of any of the provisions of the Prime Lease, and (v) no other agreements exist by and between Landlord and Sublessor affecting the Subleased Premises except for those set forth in Exhibit “B” attached hereto.

2.                                      Rent.

a.                                      During each Lease Year (as hereinafter defined) of the Term, Subtenant shall pay to Sublessor Fixed Rent as set forth below, which shall be payable in advance on the first (1st) day of each calendar month during the Term of this Sublease and shall be delivered to Sublessor at Sublessor’s address set forth above, except that one full monthly installment of Fixed Rent due under this Sublease shall be paid concurrently with the execution and delivery of this Sublease by Subtenant, which payment shall be applied toward Fixed Rent first accruing under this Sublease. If the Commencement Date shall be other than the first (1st) day of a calendar month

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and/or the Expiration Date does not fall on the last day of a calendar month, then in each case the Fixed Rent for the calendar month in which the Commencement Date or the Expiration Date (as the case may be) falls shall be prorated in the proportion that the number of days in that month falling within the term of this Sublease bears to the total number of days in that calendar month. A “Lease Year” shall mean a period of twelve (12) consecutive calendar months. The first Lease Year shall commence on the Commencement Date, and shall end with the expiration of the next succeeding twelve (12) months, plus the number of days, if any, required to have the period end at the expiration of the calendar month, and each Lease Year shall run consecutively thereafter.

Lease Year	Annual Fixed Rent	Monthly Fixed Rent

1	$172,840.00	$14,403.33

2	$178,025.20	$14,835.43

3	$183,365.96	$15,280.50

4	$188,866.94	$15,738.92

5 (partial)	n/a	$16,211.08

b.                                      In addition to Fixed Rent payable during the Term, Subtenant shall pay to Sublessor $12,963.00 per annum payable in equal monthly installments of $1,080.25, which represents electric charges of $3.00 per rentable square foot allocated to the approximate rentable square footage of the Subleased Premises.

c.                                       In addition to Fixed Rent, Subtenant shall be responsible to pay to Sublessor Tenant’s Share (0.45%) of Taxes, as defined in and in accordance with Article 4 of the Prime Lease, which are in excess of Taxes for the 2006/2007 Tax Year. Sublessor represents to Subtenant that Tenant’s Share pursuant to this subparagraph (c) is the same percentage set forth in the Prime Lease.

d.                                      Subtenant shall pay to Sublessor on demand any and all amounts payable by Sublessor to the Landlord pursuant to the provisions of the Prime Lease, except rent and additional rent, in respect of Subtenant’s use of the Subleased Premises only, for all periods occurring within the term of this Sublease. Subtenant shall pay all charges specifically attributable to the Subleased Premises and Subtenant’s use and occupancy thereof and shall not be obligated to pay any amount in respect of charges attributable to any space other than the Subleased Premises. Such charges may be billed to Subtenant either by Sublessor or directly by Landlord, and shall include, for example and without limitation, charges for extra services furnished (such as air conditioning) and building directory listings.

e.                                       Subtenant shall not be entitled to any abatement or other adjustment of the rent payable under this Sublease as the result of the failure, interruption, diminution, or other impairment of any services except as specifically provided herein or in the Prime Lease.

f.                                        All amounts required to be paid under this Sublease by Subtenant to Sublessor shall be deemed “rent”. No payment by Subtenant or receipt by Sublessor of an amount less than

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the amount required to be paid hereunder shall be deemed other than on account of the earliest unpaid rent; nor shall any endorsement or statement on any check, letter, or other document be deemed an accord and satisfaction, and Sublessor may accept any check or payment without prejudice to Sublessor’s right to recover the balance due or to pursue any other right or remedy available to Sublessor.

g.                                       If Subtenant fails to pay in a timely manner any rent or additional rent under this Sublease and said rent shall not be paid by the fifth (5th) day after said amount is due, interest shall accrue on the amount overdue, from the date on which that amount became due and payable until paid, at the maximum rate permitted by law. All such interest for a month shall be due and payable on the first day of the following month. Nothing contained in this subsection, and no acceptance of interest or late charges by Sublessor, shall be construed to extend or change the time for payment of rent or to impair, limit, or otherwise affect any other rights or remedies Sublessor may have as the result of Subtenant’s failure to timely pay rent.

h.                                      Notwithstanding anything to the contrary set forth in this Paragraph 2, Subtenant’s obligation to pay Fixed Rent to Sublessor hereunder shall commence thirty (30) days following the Commencement Date.

3.                                      Subject To Prime Lease.

This Sublease is and shall be subject and subordinate to the Prime Lease and to all matters to which the Prime Lease is and shall be subject and subordinate. Notwithstanding anything to the contrary contained in this Sublease, Subtenant does not have any rights in respect of the Subleased Premises greater than Sublessor’s rights under the Prime Lease. The provisions, terms, conditions and covenants of the Prime Lease, except as to the amount of the rent, are incorporated by reference into this Sublease such that, except to the extent that they are inapplicable or specifically modified by the provisions of this Sublease for the purposes of incorporation by reference, each and every provision, term, condition and covenant of the Prime Lease binding upon or inuring to the benefit of Landlord thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublessor, and each provision of the Prime Lease binding upon or inuring to the benefit of the tenant or lessee thereunder shall, in respect of this Sublease, bind or inure to the benefit of Subtenant, with the same force and effect as though those provisions were completely set forth in this document. To the extent possible, the provisions of the Prime Lease incorporated by reference into this Sublease shall be construed as consistent with and complementary to the other provisions of this Sublease, but in the event of any inconsistency, those provisions of this Sublease not incorporated by reference from the Prime Lease shall control.

4.                                      Services.

a.                                      All systems serving and services furnished to the Subleased Premises and all maintenance, repairs, replacements, restorations, alterations, and other work pertaining to the Subleased Premises, if any, are not to be furnished or made by or otherwise be the obligation of Sublessor. Without limiting the generality of the foregoing, (1) Sublessor shall not be responsible for any failure or interruption, for any reason whatsoever, of any of the services supplied at the Subleased Premises or the property of which the Subleased Premises is a part, including heat, ventilation, air-conditioning, electricity, water, elevator, and cleaning, if any, and (2) no failure to furnish, or interruption of, any of such services shall give rise to any (a)

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abatement, diminution, or reduction of Subtenant’s obligations under this Sublease, except to the extent provided above in this Sublease with respect to instances in which Sublessor shall be entitled to an abatement of rent payable under the Prime Lease, (b) constructive eviction, in whole or in part, or (c) liability on the part of Sublessor. Notwithstanding the foregoing, the parties contemplate that Landlord shall, in fact, perform its obligations under the Prime Lease and in the event of any default or failure of such performance by Landlord, Sublessor agrees that it will, upon notice from Subtenant, make demand upon Landlord to perform its obligations under the Prime Lease and, provided that Subtenant specifically agrees to pay all costs and expenses of Sublessor and provides Sublessor with security reasonably satisfactory to Sublessor to pay such costs and expenses, Sublessor will take appropriate legal action to enforce the Prime Lease.

b.                                      Any obligation of Sublessor contained in this Sublease by the incorporation by reference of provisions of the Prime Lease may be fully observed or performed by Sublessor’s using reasonable efforts, upon request of Subtenant, to cause Landlord to observe and/or perform that obligation, and Sublessor shall not otherwise be required to make any payment (other than to pay the rent due under the Prime Lease if Subtenant shall have timely paid all the rent then due under this Sublease) or to take any action (other than to perform any of its other obligations under the Prime Lease that are not also obligations of Subtenant under this Sublease), and shall not otherwise have any liability to Subtenant with respect to such obligations; without limiting the generality of the foregoing, the obligation of Sublessor to use reasonable efforts to cause observance or performance by Landlord of Landlord’s obligations under the Prime Lease shall not be construed as requiring Sublessor to pay any money or incur any cost or liability beyond that for which it is obligated under the Prime Lease or to institute or prosecute any legal action or proceeding. All costs reasonably incurred by Sublessor at the direction or with the knowledge of Subtenant in seeking to cause Landlord to perform its obligations under the Prime Lease with respect to the Subleased Premises shall be promptly paid directly by Subtenant or reimbursed by Subtenant to Sublessor, as Sublessor may direct. To the extent that any proposed action by the Subtenant may require the consent of the Landlord, Sublessor agrees to use its reasonable best efforts to assist Subtenant in making such request on behalf of the Subtenant, provided that such assistance shall be at Subtenant’s sole cost and expense.

5.                                      Use.

Subtenant shall use and occupy the Subleased Premises only for executive, general and administrative offices for a securities brokerage firm and in no other manner and for no other purpose. Subtenant shall maintain and repair the Subleased Premises in the condition required by the Prime Lease and otherwise perform all other obligations of the tenant or lessee under the Prime Lease insofar as they relate to the Subleased Premises. Subtenant shall not do, or permit to be done with respect to the Subleased Premises, anything that would constitute a breach or violation of any term, covenant, or condition of the Prime Lease or other default under Prime Lease on the part of the tenant or lessee thereunder, whether or not it would be otherwise permitted under this Sublease. During the Term, Subtenant shall have access to the Subleased Premises twenty-four (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days a year.

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6.                                      Condition Of Subleased Premises.

a.                                      Subtenant is leasing and accepts the Subleased Premises “AS IS”, reasonable wear and tear, natural deterioration, and casualty damage excepted. Without limiting the generality of the foregoing, Sublessor shall have no obligation to make, supply, or perform any alterations, services, material, fixtures, equipment, or decorations to the Subleased Premises, In entering into this Sublease, Subtenant has relied solely on such investigations, examinations, and inspections as Subtenant has chosen to make; Subtenant acknowledges that Sublessor has afforded Subtenant the opportunity for full and complete investigations, examinations, and inspections.

b.                                      Notwithstanding the foregoing, during the term of this Sublease, Subtenant shall have the right to use the existing furniture, personal property and equipment located in and servicing the Subleased Premises (collectively the “Furniture”) as set forth on the inventory list on Exhibit “C” annexed hereto and made a part hereof. The Furniture shall be delivered to Subtenant in its “AS IS” condition and state of repair on the Commencement Date and without representation or warranty by Sublessor. Subtenant, at its sole cost and expense, shall maintain and repair the Furniture during the Term and Sublessor shall have no obligation to maintain, repair or replace any of the Furniture. Except as provided below, Sublessor shall retain all right, title and interest in and with respect to the Furniture. On or prior to the Expiration Date, Sublessor shall deliver to Subtenant a bill of sale transferring to Subtenant, for the sum of $1.00, all of Sublessor’s right, title and interest in and with respect to the Furniture in its then “AS IS” condition and without representation or warranty, except the bill of sale transferring the Furniture to Subtenant shall contain Sublessor’s representation that Sublessor is then the owner of the Furniture, free of all liens and encumbrances. If ownership of the Furniture shall be transferred to Subtenant as aforesaid, then Subtenant shall remove the Furniture from the Subleased Premises on or prior to the Expiration Date and repair any and all damage to the Subleased Premises, the Premises or the Building caused by such removal.

7.                                      Indemnity.

a.                                      Subtenant shall indemnify and hold harmless Sublessor from and against all losses, costs, damages, and liabilities, including reasonable attorneys’ fees, that Sublessor may incur by reason of claims based upon any (1) accidents, damages, or injuries to persons or property occurring in, on, or about the Sublcased Premises during the Term of tin’s Sublease (unless caused by negligence on the part of Sublessor), (2) work done in or to the Subleased Premises (except for any work done in the Subleased Premises by Sublessor), (3) act, omission, or negligence on the part of Subtenant and/or its officers, employees, agents, customers, or invitees, and/or any other person claiming through or under Subtenant, or (4) breach or default on the part of Subtenant under this Sublease.

b.                                      Sublessor shall indemnify and hold harmless Subtenant from and against all losses, costs, damages, and liabilities, including reasonable attorneys’ fees, that Subtenant may incur by reason of claims based upon any (1) accidents, damages, or injuries to persons or property occurring in, on, or about the Subleased Premises caused by negligence on the part of Sublessor, (2) work done in or to the Subleased Premises by Sublessor, (3) act, omission, or negligence on the part of Sublessor and/or its officers, employees, agents, customers, or invitees,

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and/or any other person claiming through or under Sublessor, or (4) breach or default on the part of Sublessor under the Prime Lease or this Sublease.

8.                                      Insurance/Releases.

a.                                       Subtenant shall maintain in effect for and throughout the term of this Sublease, and for and throughout any other period of occupancy of the Subleased Premises by Subtenant, all insurance coverage that is required to be maintained by Sublessor pursuant to Article 24 of the Prime Lease in respect of the Subleased Premises. Subtenant shall deliver to Sublessor a fully paid-for policy or certificate prior to the Commencement Date which policy or certificate shall name Sublessor and Landlord as additional insured parties thereunder. Subtenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Subtenant shall deliver to Sublessor such renewal policy or certificate at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in the State of New York and approved by Sublessor, and all such policies shall contain a provision whereby the same cannot be canceled or modified unless Sublessor is given at least ten (10) days’ prior written notice of such cancellation or modification. Subtenant shall cause Sublessor to be named as an additional insured under all applicable insurance policies.

b.                                      Prior to the Commencement Date, and upon request of Sublessor from time to time, Subtenant shall furnish to Sublessor reasonably satisfactory evidence of the effectiveness of the insurance coverage required to be maintained under this Sublease.

c.                                       All insurance policies maintained by Subtenant shall provide that they cannot be canceled, materially amended, or not renewed as to Sublessor except upon not fewer than thirty (30) days’ prior written notice by the insurer to Sublessor.

d.                                      If for any reason Subtenant shall not be able to obtain or maintain in effect any of the insurance required under the Prime Lease and Sublessor shall maintain such insurance, then Subtenant shall pay directly or reimburse Sublessor for Subtenant’s share of all costs incurred in maintaining such insurance, as directed by Sublessor, provided that Subtenant shall have been named as an additional insured under the applicable insurance policies.

e.                                       Subtenant hereby releases Landlord and anyone claiming through or under Landlord by way of subrogation or otherwise to the extent that Sublessor has released Landlord and/or Landlord has been relieved of liability or responsibility pursuant to the provisions of the Prime Lease; and in that regard, Subtenant shall cause its insurance policies to include any clauses or endorsements in favor of Landlord that Sublessor is required to provide pursuant to the provisions of the Prime Lease.

9.                                      Consents.

a.                                       In each instance that Sublessor’s consent or approval shall be required under this Sublease, whether or not to grant or withhold that consent or approval shall be within Sublessor’s sole discretion unless otherwise specifically provided.

b.                                      Sublessor’s refusal to consent to or approve any matter shall be deemed reasonable, without limitation, if consent or approval with regard to that matter shall not have

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been obtained from Landlord but is required under the Prime Lease, provided that Sublessor shall have requested the required consent or approval from Landlord within ten (10) business days after the consent or approval shall have been requested by Subtenant.

c.                                       If Subtenant shall seek the approval by or consent of Sublessor and Sublessor shall fail or refuse to give such consent or approval, Subtenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Sublessor; Subtenant’s sole remedy for that failure or refusal shall be an action for injunction or specific performance, and those remedies shall be available only in those instances with respect to which Sublessor shall have expressly agreed in writing not to unreasonably withhold or delay its consent.

10.                               Assignment and Subletting.

a.                                       Subtenant shall not, by operation of law or otherwise, assign, sell, mortgage, pledge or in any manner transfer this Sublease or any interest therein, or grant any sublet, concession or license or otherwise permit occupancy of all or any part of the Subleased Premises by any person, without the prior written consent of Sublessor, which consent shall not be unreasonably withheld or delayed.

b.                                      If Sublessor shall give its consent to any sublease or if Subtenant shall enter into any other sublease permitted hereunder, Subtenant shall in consideration therefor, pay to Sublessor, as additional rent, an amount equal to fifty (50%) percent of any rents, additional charges or other consideration payable under the sublease on a per square foot basis to Subtenant by the subtenant which is in excess of the Fixed Rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Subtenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Subtenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Subtenant’s federal income tax returns), less all expenses reasonably and actually incurred by Subtenant on account of brokerage commissions, advertising costs, the direct cost of negotiating and preparing the sublease and the cost of making improvements to the premises so sublet in connection with such sublease, provided that Subtenant shall submit to Sublessor a receipt evidencing the payment of such expenses (or other proof of payment as Sublessor shall require). The sums payable under this subsection (b) shall be paid to Sublessor as and when payable by the subtenant to Subtenant.

11.                               Security.

a.                                       Simultaneously with the execution of this Sublease, Subtenant shall also deposit with Sublessor a security deposit (the “Security Deposit”) in the amount of $72,016.65 for the faithful performance and observance by Subtenant of the terms and conditions of this Sublease in the form of a clean, automatically self renewing, non-expiring, and irrevocable letter of credit (the “Letter of Credit”) issued to Sublessor by a federally-insured lending institution reasonably acceptable to Sublessor, which is a member of the New York Clearinghouse. The Letter of Credit shall unequivocally state on its face that it shall be effective and in place for a term of no less than one (1) year and shall automatically self-renew through and including thirty (30) days following the expiration of the Term. In the event that for any reason whatsoever the Letter of Credit shall expire or shall fail to be renewed or replaced within ninety (90) days prior to its then expiration or renewal date, then Sublessor shall have the unconditional right to draw upon the

7

existing Letter of Credit and to hold such sums as security for Subtenant’s performance under this Sublease. The Letter of Credit must state on its face that it is freely transferrable without payment by Sublessor of any fee or consideration therefor.

b.                                      Upon the expiration of the Term, and provided Subtenant is not in default hereunder, Sublessor shall return the Security Deposit to Subtenant, less such portion thereof as Sublessor shall have appropriated to satisfy any default by Subtenant hereunder. In the event of any default by Subtenant hereunder during the Term, Sublessor shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the Security Deposit for (i) the payment of any Fixed Rent or Additional Rent or any other sum as to which Subtenant is in default, or (ii) the payment of any amount which Sublessor may spend or become obligated to spend to repair physical damage to the Premises pursuant to the Lease, or (iii) the payment of any amount Sublessor may spend or become obligated to spend, or for the compensation of Sublessor for any losses incurred, by reason of Subtenant’s default. If any portion of the Security Deposit is so used or applied, within five (5) business days after written notice to Subtenant of such use or application, Subtenant shall deliver a replacement Letter of Credit in the face amount of the amount drawn down upon so that the Security Deposit is restored to its original amount, and Subtenant’s failure to do so shall constitute an event of default under this Sublease.

12.                               Default by Subtenant.

In the event Subtenant defaults under any of the terms and conditions contained in this Sublease, Sublessor shall be entitled to exercise all of its rights and remedies against Subtenant pursuant to Articles 19 and 20 of the Prime Lease.

13.                               No Waiver.

The failure of Sublessor to insist upon the strict performance or observance of any obligation of Subtenant under this Sublease or to exercise any right or other remedy under or with, respect to this Sublease shall not be construed as a waiver or relinquishment for the future of that obligation, right or other remedy of Sublessor. Sublessor’s receipt and acceptance of any rent, or acceptance of performance by Subtenant of any other obligation, with knowledge of Subtenant’s breach or default under this Sublease, shall not be construed as a waiver of that breach or default. No waiver by Sublessor of any provision of this Sublease shall be deemed to have been made unless specifically expressed in a writing signed by Sublessor.

14.                               Brokerage.

Sublessor and Subtenant each represent to the other that each has not dealt with any broker in connection with this Sublease other than Newmark Knight Frank and Studley, Inc. (collectively the “Broker”) nor has it any knowledge of any broker other than the Broker who has been or has claimed to have been involved or instrumental in any way in bringing about this Sublease. Sublessor agrees that it shall he responsible for the payment of any fees or commissions due to the Broker pursuant to the terms of a separate agreement. Sublessor and Subtenant shall each indemnify, defend, and hold harmless the other from and against all losses, damages, costs, and liabilities (including, without limitation, reasonable attorneys’ fees) arising in connection with such claims made by any broker, other than the Broker, or other person for a brokerage commission, finder’s fee, or similar compensation, by reason of or in connection with

8

this Sublease, or out of any breach of the foregoing representation and warranty by the respective indemnitor.

15.                               Notices.

All notices, requests, approvals, waivers, consents, deliveries, or other communications (“Notices”) that either party is required or desires to send to the other in connection with this Sublease shall be in writing, duly executed by the party sending the Notice, and sent by registered, or certified mail, return receipt requested, with postage prepaid, or by nationally recognized overnight carrier, addressed as follows: (a) if to Subtenant, (1) prior to the Commencement Date, to Subtenant’s address set forth at the beginning of this Sublease or to such other address as Subtenant shall then have designated for that purpose by notice to Sublessor and a copy shall be sent in the same manner to Platzer, Swergold, Karlin, Levine, Goldberg & Jaslow, LLP, 1065 Avenue of the Americas, New York, New York 10018, Attention: Mark Skolnick, Esq. and (2) after the Commencement Date, to its address at the Subleased Premises and (b) if to Sublessor, to Sublessor’s address set forth at the beginning of this Sublease or to such other address as Sublessor shall then have designated for that purpose by notice to Subtenant, and a copy shall be sent in the same manner to Platte, Klarsfeld, Levine & Lachtman, LLP, 10 East 40th Street, New York, New York 10016, Attention: David R. Lachtman, Esq. Except in any instance where it may be otherwise specifically provided in this Sublease, Notices shall be deemed given or served on the date delivery of the Notice is tendered by the postal service or overnight carrier.

16.                               Complete Agreement.

There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Sublease which are not fully expressed in this Sublease.

17.                               End of Term.

Upon the Expiration Date, Subtenant shall vacate the Subleased Premises and remove all of its property and the Furniture therefrom. If Subtenant shall fail to surrender possession of the Subleased Premises as aforesaid, then the Monthly Fixed Rent during any such holdover period shall be 200% of the rent payable by Subtenant during the final month of the term of this Sublease. For purposes of this clause, Monthly Fixed Rent shall include all Additional Rent, including, without limitation, any amounts payable under applicable escalation clauses.

18.                               No Personal Liability.

Sublessor, its partners and principals, disclosed or undisclosed, shall have no personal liability under this Sublease.

19.                               Miscellaneous.

a.                                       Governing Law. This Sublease shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to conflict of laws principles.

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b.                                      Successors and Assigns. Subject to the restrictions on assignment and subletting in this Sublease and in the Lease, this Sublease and the covenants and agreements herein contained and incorporated herein by reference shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.

c.                                       Captions. The captions contained in this Sublease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Sublease nor the intent of any provision hereof.

d.                                      Counterparts. This Sublease may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute but one and the same instrument.

20.                               Limited Guaranty.

In order to induce Sublessor to enter into this Sublease with Subtenant, Michael N. Romano, Craig A. Rothfeld, and William J. Bonfanti, Jr., principals of Subtenant, agree to guarantee the obligations of Subtenant pursuant to the terms of that certain limited guaranty annexed hereto as Exhibit “D” and made a part hereof.

21.                               Landlord’s Consent.

Notwithstanding anything contained in this Sublease to the contrary, the term of this Sublease shall not commence unless and until Landlord shall have given its written consent (the “Consent”) to this Sublease in accordance with the provisions of the Prime Lease. In the event Landlord’s Consent is not received by March 12, 2007, then either party shall have the right to terminate this Sublease upon written notice to the other party, whereupon the parties hereto shall have no further obligations or liabilities to one another hereunder.

IN WITNESS WHEREOF, Sublessor and Subtenant have executed and delivered this Sublease as of the date first above written.

Sublessor:

AVALON PARTNERS, INC.

By:	/s/ Vincent Au
	Name:	Vincent Au
	Title:	CEO

Subtenant:

W.J. BONFANTI, INC.

By:	/s/ Craig A. Rothfeld
	Name:	Craig A. Rothfeld
	Title:	Executive Director

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EXHIBIT “A”

DESCRIPTION OF SUBLEASED PREMISES

34th Floor

60 Broad Street

=	Premises

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EXHIBIT “B”

PRIME LEASE

12

EXHIBIT “C”

FURNITURE INVENTORY

Description

13 hardwood desks

13 divider cabinets

17 hardwood tables

8 chairs

20-30 phones

20 phone racks

1 large fridge

1 small fridge

3 computer monitors w/ keyboard

4 rolling cabinets

2 Large mailroom cabinets

1 Metal Gong

3 server room cabinets

3 TV wall stands

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EXHIBIT “D”

LIMITED PERSONAL GUARANTY

1.                                       As an inducement to AVALON PARTNERS, INC. (the “Sublessor”) to accept a sublease dated the    day of February 2007 (the “Sublease”) between Sublessor and W. J. BONFANTI, INC., as sublessee respecting a portion of the premises located on the thirty-fourth (34th) floor in the building known as 60 Broad Street, New York, New York (the “Subleased Premises”), the undersigned (the “Guarantor”) hereby personally guarantees to Sublessor the payment of all rent and additional rent payable by the “Subtenant” (as defined below) under the Sublease up through the “Surrender Date” (defined below). As used herein, the “Subtenant” means W. J. BONFANTI, INC. and includes, and any and all of its permitted successors or assigns, if there are any, and any party claiming rights in or to the Subleased Premises to the Sublease under or through Subtenant, or any of its successors or assigns at any time during or after the term of the Sublease. Nothing contained herein shall alter the assignment and subletting provisions of the Sublease or modify the Sublease in any other manner.

2.                                       The purpose of this Limited Guaranty is to assure Sublessor (and Sublessor’s successors and assigns) that the payment of all rent and additional rent (including, but not limited to, Fixed Rent and Additional Rent for any and all damages, costs, fees and expenses) accruing under the Sublease through the Surrender Date shall be made by the Guarantor if the same is not paid by Subtenant. The “Surrender Date” means the date on which Subtenant has given Sublessor possession of the Subleased Premises, broom clean, free of all liens, claims, damages, occupants and personal property and otherwise in the condition required under the Sublease upon expiration of the term of the Sublease and Subtenant has paid all Fixed Rent and Additional Rent for any and all other charges then accrued under the Sublease and an effective instrument of surrender in form satisfactory to Sublessor has been signed and delivered by Subtenant to Sublessor without prejudice to Sublessor’s rights to recover Fixed Rent and any and all additional rents for the unexpired balance of the term of the Sublease as provided in the Sublease. Nothing contained herein or in any such instrument shall relieve Subtenant of liability to Sublessor at any time (whether before or after the Surrender Date), and any liability of the Guarantor for any claims of Sublessor against arising under the Sublease on or before the Surrender Date shall survive the Surrender Date.

3.                                       Any security deposit under the Sublease shall not be credited against amounts payable by Subtenant, or by Guarantor, under the terms of this Guaranty. The acceptance by Sublessor of payments under this Guaranty or the acceptance of a surrender of the Subleased Premises shall not be deemed a release or waiver by Sublessor of any obligation of the Subtenant under the Sublease or the Guarantor under this Guaranty.

4.                                       This Guaranty is absolute and unconditional and is a guaranty of payment and performance, not of collection, and Guarantor’s liability hereunder shall be primary. If there is more than one individual signing this Guaranty as the Guarantor, the liability of each of them shall be joint, several and personal. This Guaranty may be enforced without the necessity of resorting to or exhausting any other security or remedy, without the necessity at any time of having recourse to Subtenant and without having commenced any action against Subtenant or having obtained any judgment against Subtenant. The validity of this Guaranty shall not be affected or impaired by reason of the assertion by Sublessor against Subtenant of any of the rights or remedies reserved to Sublessor under the Sublease. Guarantor agrees that this Guaranty

14

shall remain in force and effect as to any assignment, transfer, renewal, modification or extension of the Sublease and for any holdover period after expiration or termination of the Sublease. No action or inaction of Sublessor or Subtenant shall affect the obligations of Guarantor hereunder. The Guarantor waives notice of any and all defaults by Subtenant in the payment of annual base rent, additional rent, or any other charges, and waives notice of any and all defaults by Subtenant in the performance of any of the terms of the Sublease on Subtenant’s part to be performed. The Sublease may be modified without Guarantor’s consent and any such modification signed by Sublessor and Subtenant shall not release the Guarantor.

5.                                       Until all terms, covenants and conditions in the Sublease on the Subtenant’s part to be paid, kept, performed and observed are fully paid, kept, performed and observed, the Guarantor: (a) shall have no right of subrogation against the Subtenant by reason of any payments or acts of performance by the Guarantor, in compliance with the obligations of the Guarantor hereunder; (b) waives any right to enforce any remedy which the Guarantor now or hereafter shall have against the Subtenant by reason of any one or more payments or acts of performance in compliance with the Subtenant by reason of any one or more payments or acts of performance in compliance with the obligations of the Guarantor hereunder; and (c) subordinates any liability or indebtedness of the Subtenant now or hereafter held by the Guarantor to the obligations of the Subtenant to Sublessor under the Sublease.

6.                                       If Subtenant becomes insolvent or shall be adjudicated a bankrupt or shall file for reorganization or similar relief or if such petition is filed by creditors of Subtenant, under any present or future Federal or State law or if the Sublease is terminated or Subtenant’s obligations otherwise discharged in any bankruptcy proceeding, Guarantor’s obligations hereunder may nevertheless be enforced against the Guarantor.

7.                                       The Guarantor covenants, warrants and represents that: it has the power and authority to enter into this agreement and that its obligations as the Guarantor will be enforceable under the laws of the State of New York; it is entering into this agreement for a business purpose of, and benefit to the Guarantor; it has a legitimate purpose in issuing this Guaranty as Subtenant is owned and/or controlled by the Guarantor; and financial or other information furnished to Sublessor about Guarantor and/or Subtenant is full, complete and correct in all respects; and Subtenant is a validly formed corporation under the laws of the State of New York having full power and authority to enter into and perform the Sublease and it has fully executed and delivered the Sublease; neither Subtenant nor Guarantor is insolvent or the debtor, defendant or respondent in any pending bankruptcy, receivership, insolvency or other creditor’s action or proceeding.

8.                                       This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. Guarantor hereby waives any right to trial by jury in any action or proceeding arising out of this Guaranty and will pay attorneys’ fees, court costs and other expenses incurred by Sublessor in enforcing this Guaranty. The Guarantor hereby agrees to be subject to in personam jurisdiction in any court of appropriate subject matter jurisdiction located in the City, County and State of New York for any action brought by Sublessor against the Guarantor arising out of, or relating to this Guaranty, provided that copies of the summons and complaint are sent by certified mail, return receipt requested, to the Guarantor at the address of the Guarantor herein set forth, or at such other address as the Guarantor may designate as its address for notices on ten (10) days prior notice in writing sent by certified mail, return receipt requested, to Sublessor.

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9.             All terms and provisions herein shall inure to the benefit of the assigns and successors of Sublessor and shall be binding upon the heirs, successor and assigns of Guarantor.

IN WITNESS WHEREOF, the undersigned Guarantor has signed this Guaranty on the 12th day of February 2007.

GUARANTOR:

/s/ Michael N. Romano
Michael N. Romano

SSN:
Address:

/s/ Craig A. Rothfeld
Craig A. Rothfeld

SSN:
Address:

/s/ William J. Bonfanti, Jr.
William J. Bonfanti, Jr.

SSN:
Address:

16

ACKNOWLEDGMENT

State of New York	)
) ss.:
County of New York	)

On the 12th day of February in the year 2007, before me, the undersigned, personally appeared Michael N. Romano personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Gregory Maleski
Notary Public

State of New York	)
) ss.:
County of New York	)

On the 12th day of February in the year 2007, before me, the undersigned, personally appeared Craig A. Rothfeld personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Gregory Maleski
Notary Public

State of New York	)
) ss.:
County of New York	)

On the 12th day of February in the year 2007, before me, the undersigned, personally appeared William J. Bonfanti, Jr. personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted executed instrument.

/s/ Gregory Maleski
Notary Public

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EXHIBIT “C”

FURNITURE INVENTORY

16

INVENTORY FOR 60 BROAD

ITEMS STAYING AT 60 BROAD

Room #	Quantity	Item

3418 (data)	7	4 post racks
	2	2 post racks
	19	UPS’s and batteries

3405 (craig)	1	4 1/2 ft round table
	7	wood framed chairs
	1	7ft leather sofa
	1	desk chair
	1	U shape desk
	1	8 1/2 ft bookshelf/credenza
	2	small round glass end tables

3406 (greg )	1	desk chair
	2	wood framed chairs
	2	3 ft wood filing cabinents
	1	U shape desk

3404 (pantry)	1	microwave
	1	refrigerator
	1	dishwasher

3403 (storage)	1	3 ft shelf

3407 (Taras)	2	desk chairs
	1	3 ft wood filing cabinent
	2	desk

3408 (Manila)	1	desk chair
	1	desk
	1	3 ft wood filing cabinent

3408.5 (calabrese)	1	desk chair
	3	wood framed chairs
	1	u shape desk

3409	1	wrap desk
	1	wood desk
	3	desk chairs

3410	1	wrap desk
	2	desk chairs

Bullpen	4	desk chairs

	4	desk chairs
	1	refrigerator

3411 conference	1	large conference table
	1	5 ft wood crendenza
	1	12 ft bookshelf credenza
	1	small refrigerator
	2	wood framed chairs
	17	leather conference chairs

3412	2	wood framed chairs
	1	u shape wood desk
	2	3 ft wood filing cabinents
	1	desk chair

Reception	1	reception desk
	1	6 ft credenza
	1	desk chair
	2	suede chairs
	1	small end table

3414 sm conf	1	small conference table
	1	wood framed chair
	2	leather conference chairs
	2	15 inch metal cabinents
	1	2 ft wood cabinent
	1	4 ft white board

3415 (vic)	1	desk chair
	2	wood framed chairs
	1	u shape desk
	1	white board
	1	cork board

3419	4	desk
	4	desk chairs

3416	27	trading desk
	27	desk chairs

3428-29	41	trading desk
	41	desk chairs
	1	42 inch round table

pantry	1	microwave
	1	dishwasher
	1	refrigerator

ACKNOWLEDGMENT

State of New York	)
) ss.:
County of New York	)

On the 17th day of November in the year 2010, before me, the undersigned, personally appeared Thilo Semmelbauer, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ MICHAEL C. LESSER
Notary Public
MICHAEL C. LESSER
NOTARY PUBLIC-STATE OF NEW YORK
No. 02LE6206147
Qualified in New York County
My Commission Expires May 18, 2013

State of New York	)
) ss.:
County of New York	)

On the 18th day of November in the year 2010, before me, the undersigned, personally appeared Craig A Rothfeld personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ SANDRA C SARMIENTO
Notary Public
SANDRA C SARMIENTO
Notary Public, State of New York
No. 01SA6193479
Qualified in Richmond County
Commission Expires September 14, 2012

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